As filed with the U.S. Securities and Exchange Commission on February 16, 2024

Registration No. 333-273329

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

AMENDMENT NO. 6
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

Creative Global Technology Holdings Limited
(Exact name of Registrant as specified in its charter)

____________________

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	5045	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

Unit 03, 22/F, Westin Centre,
26 Hung To Road, Kwun Tong,
Kowloon, Hong Kong
Tel: +852 2690 9121
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

____________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10016
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Lan Lou, Esq. Jun He Law Offices LLC Suite 1919, 630 Fifth Avenue New York, NY 10111 (917) 661-8175	Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002-2925 Telephone: (713) 651-2600

____________________

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus.    A prospectus to be used for the public offering by the Registrant of 2,000,000 Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus.    A prospectus to be used for the resale by a selling shareholder of 2,000,000 Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers;

•        the Offering section in the Prospectus Summary section on page 14 of the Public Offering Prospectus is removed and replaced with the Offering section on page Alt-1 of the Resale Prospectus;

•        the Use of Proceeds section on page 55 of the Public Offering Prospectus is removed and replaced with the Use of Proceeds section on page Alt-2 of the Resale Prospectus;

•        the Capitalization and Dilution sections on page 57, page 58 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;

•        a Selling Shareholder section is included in the Resale Prospectus beginning on page Alt-3 of the Resale Prospectus;

•        references in the Public Offering Prospectus to the Resale Prospectus are deleted from the Resale Prospectus;

•        the Underwriting section on page 126 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page Alt-4 of the Resale Prospectus;

•        the Legal Matters section on page 137 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page Alt-6 of in the Resale Prospectus; and

•        the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholder.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2024

2,000,000 Ordinary Shares

Creative Global Technology Holdings Limited

This is the initial public offering (the “Offering”) of the ordinary shares (the “Ordinary Shares”) of Creative Global Technology Holdings Limited, a Cayman Islands company (the “CGT Holdings” or the “Company”). CGT Holdings is offering 2,000,000 Ordinary Shares, with a par value of US$0.001 per share. CGT Holdings expects the initial public offering price of the Ordinary Shares to be between US$4.00 and US$5.00 per share. CHSZ Holdings Limited, a shareholder of CGT Holdings (the “Selling Shareholder”), is offering an additional 2,000,000 Ordinary Shares of CGT Holdings pursuant to the Resale Prospectus (the “Resale Offering”). Following the Offering and the Resale Offering, 18.18% of the Ordinary Shares will be held by public shareholders, assuming the underwriters do not exercise the over-allotment option. We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholder. We will pay all expenses (other than discounts, concessions, commissions, and similar selling expenses, if any) relating to the registration of the Selling Shareholder’s shares with the Securities and Exchange Commission.

Currently, no public market exists for CGT Holdings’ Ordinary Shares. CGT Holdings has reserved the symbol “CGTL” for purposes of listing the Ordinary Shares on the Cboe BZX Exchange and has applied to list its Ordinary Shares on Cboe BZX Exchange. At this time, Cboe BZX Exchange has not yet approved CGT Holdings’ application to list its Ordinary Shares. The closing of this offering is conditioned upon Cboe BZX Exchange’s final approval of CGT Holdings’ listing application. We cannot assure you that CGT Holdings’ application will be approved, and if it is not approved by Cboe BZX Exchange, we will not proceed with this offering.

Each of CGT Holdings’ Ordinary Shares is entitled to one vote per share. See “Description of Share Capital” commencing on page 110. CGT Holdings will register its Ordinary Shares under the Securities Exchange Act of 1934, as amended.

CGT Holdings is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements.

After the completion of the Offering and Resale Offering, Mr. Shangzhao (“Cizar”) Hong, CGT Holdings’ Chief Executive Officer, will continue to hold up to 81.82% of CGT Holdings’ Ordinary Shares and 81.82% of CGT Holdings’ voting power. Mr. Hong will have the ability to determine all matters requiring approval by shareholders. CGT Holdings expects to be a “Controlled Company” within the meaning of the corporate governance standards of Cboe BZX Exchange, because, and as long as, Mr. Shangzhao (“Cizar”) Hong holds more than 50% of CGT Holdings’ voting power and has the ability to determine all matters requiring approval by shareholders. For so long as CGT Holdings remains a Controlled Company under that definition, CGT Holdings is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules of Cboe BZX Exchange, including:

•        an exemption from the rule that a majority of CGT Holdings’ board of directors must be independent directors;

•        an exemption from the rule that the compensation of CGT Holdings’ chief executive officer must be determined or recommended solely by independent directors;

•        an exemption from the rule that CGT Holdings’ director nominees must be selected or recommended solely by independent directors.

Investing in CGT Holdings’ Ordinary Shares is highly speculative and involves a significant degree of risk. See “Risk Factors” commencing on page 16 of the Public Offering Prospectus for a discussion of information that should be considered before making a decision to purchase CGT Holdings’ Ordinary Shares.

CGT Holdings is not an operating company but is a Cayman Islands holding company with operations conducted by its wholly owned subsidiary, Creative Global Technology Limited, a Hong Kong company (“CGTHK”), and this structure involves unique risks to investors. Investors in CGT Holdings’ Ordinary Shares are not purchasing equity interests in CGT Holdings’ Hong Kong operating entity but instead are purchasing equity interests in a Cayman Islands holding company. See “Risks Related to Doing Business in Hong Kong — The Hong Kong legal system embodies uncertainties which could negatively affect our listing on Cboe BZX Exchange and limit the legal protections available to you and us.” Commencing on page 38.

CGT Holdings conducts substantially all of its operations in Hong Kong through CGTHK. CGT Holdings currently does not have or intend to set up any other subsidiaries or enter into any contractual arrangements to establish a variable interest entity (“VIE”) with any entity in the mainland of China. Hong Kong is a special administrative region of the People’s Republic of China (“PRC”) and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (the “Basic Law”), namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe the laws and regulations of the PRC do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is significant change to current political arrangements between PRC and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the mainland of China, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee, and rules and regulations in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves. If the PRC government intervenes or influences our current and future operations in Hong Kong, the Chinese regulatory authorities could disallow the holding company structure of us, which would likely result in a material change in our operations and a material change in the value of the ordinary shares we are registering for sale, including that it could cause the value of such ordinary shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong” commencing on page 38.

According to the legal opinion of Lawrence Chan & Co., our counsel to Hong Kong law, there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets between CGT Holdings and CGTHK. While there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets between CGT Holdings and CGTHK, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to us, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity (such as our operating subsidiary, CGTHK), such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on CGT Holdings or CGTHK to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of CGTHK to pay dividends or make other distributions to its holding company could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, if CGTHK incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — CGT Holdings is an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, CGT Holdings’ operations are conducted in Hong Kong by one of CGT Holdings’ subsidiaries” commencing on page 38.

We are aware that the PRC government recently initiated a series of statements and regulatory developments to regulate business operations in the mainland of China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Because we conduct substantially all of our businesses in Hong Kong and have no operations in the mainland of China, we do not believe these statements and regulatory developments would apply to us. However, should these statements or regulatory actions apply to us, including our Hong Kong operations, in the future, or if we expand our business operations into the mainland of China in some ways such that we become subject to them to a greater extent, our ability to conduct our business, invest into the mainland of China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted. The failure to comply with these PRC regulations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. In addition, the PRC government has significant authority to intervene or influence the mainland of China or Hong Kong operations of an offshore holding company, such as ours, at any time. These risks, together with uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer CGT Holdings’ Ordinary Shares, result in a material adverse change to our business operations, and damage our reputation, which could cause CGT Holdings’ Ordinary Shares to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in China, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” commencing on page 38.

Lawrence Chan & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, an action can be brought upon a foreign judgment in Hong Kong courts. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In an action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in an action in Hong Kong brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition laws in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to the presence of a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, laying down three forms of behaviors and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an undertaking that directly or indirectly holders a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger, and is therefore not applicable to our business.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by the infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification order, or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations” commencing on page 45.

Operating our business in Hong Kong, we are subject to the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) which sets out the principles that a person who, either alone or jointly with other persons, controls the collection, holding, processing or use of personal data (“Data User”) must follow in any acts concerning information, existing in a form which access to or processing of is practicable, which relates to the Personal Data that can be used to identify a living individual. Alleged failure to comply with applicable laws and regulations regarding data security or failure to protect user privacy, regardless of their validity, may result in negative news or media coverage of our business which may in turn damage our reputation, erosion of customer faith in us and material negative impact on our business, results of operations, and financial condition. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. The PDPO does not prescribe any express remedies regarding an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the PDPO. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations — Personal Data and Privacy Law in Hong Kong” commencing on page 24.

Furthermore, as more stringent criteria have been imposed by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, CGT Holdings’ Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determinations that it was unable to inspect or investigate completely registered public accounting firms headquartered in the mainland of China and Hong Kong, respectively, and identified the registered public accounting firms in the mainland of China and Hong Kong that were subject to such determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in the mainland of China and Hong Kong. According to the PCAOB, its December 2021 determinations under the Holding Foreign Companies Accountable Act (“HFCAA”) remain in effect. The PCAOB was required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. On December 15, 2022, the PCAOB issued a Determination Report determining that the PCAOB secured complete access to inspect and investigate registered public accounting firms headquartered in the mainland of China and Hong Kong and vacating the 2021 Determinations the contrary. But the PCAOB further noted that it would act immediately to consider the need to issue a new determination if the PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access. On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which, among other things, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the Securities and Exchange Commission (“SEC”) must impose an initial trading prohibition on the issuer’s securities from three years to two years. Therefore, once an issuer is identified as a Commission-Identified Issuer for two consecutive years, the SEC is required under the HCFAA to prohibit the trading of the issuer’s securities on a national securities exchange and in the over-the-counter market. As of the date of the prospectus, Wei, Wei & Co., LLP, our auditor, is not identified in the 2021 PCAOB Report as a firm subject to the PCAOB’s determination. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause CGT Holdings’ Ordinary Shares to be delisted from the Cboe BZX Exchange. See “Risk Factors — Risks Related to CGT Holdings’ Ordinary Shares and This Offering — CGT Holdings’ Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting and the cessation of trading of CGT Holdings’ Ordinary Shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment” commencing on page 46.

“We,” “us,” and “the Group” refer to CGT Holdings and its subsidiaries. We currently conduct our business through CGTHK, the Hong Kong subsidiary 100% owned by CGT Holdings.

We mainly conduct our marketing and sales activities through our wholly owned subsidiary in Hong Kong, CGTHK. As a result, almost all of our sales revenues are received by CGTHK. Under the current laws of Hong Kong, except for the requirement of maintaining sufficient fund for CGTHK to remain solvent as a going concern and meet its contractual obligations owed to third parties prohibiting or restricting dividend distributions, CGTHK is not subject to restrictions of distributing funds out of distributable profits to its holding company. Transfers of funds from CGTHK to CGT Holdings are free of restrictions. As of the date of this prospectus, none of CGT Holdings’ subsidiaries has made any dividend payment or distribution to CGT Holdings and CGT Holdings has not made any dividends or distributions to its shareholders. The cash transfer among CGT Holdings and its subsidiaries is typically transferred through inter-company loans. As of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. Other than discussed above, we don’t have any cash management policies that dictate the amount of such funding among our subsidiaries.

	Per Share	Assuming that the Representative does not exercise any portion of the over-allotment option	Assuming that the Representative exercises the over-allotment option in full
	US$	US$	US$
Public offering price(1)	$4.50	$9,000,000	$10,350,000
Underwriting discount(1)	$0.36	$720,000	$828,000
Proceeds to us, before expenses(2)	$4.14	$8,280,000	$9,522,000

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(1)      Assumes the initial public offering price of US$4.50 per share (the midpoint of the price range set forth on the cover page of this prospectus).

(2)      Represents underwriting discounts and commissions equal to 8% per ordinary share, which is the underwriting discount we have agreed to pay on all investors in this offering. Does not include, a 1% non-accountable expense allowance, payable to the Representative, and the reimbursement of certain expenses of the underwriters. The Representative (as defined below) will receive compensation in addition to such discount and commissions as set forth under “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. CGT Holdings has granted the Representative an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of the Ordinary Shares to be offered by us pursuant to this offering (excluding the Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts.

The Representative expects to deliver the Ordinary Shares against payment as set forth under “Underwriting”, on or about [            ], 2024.

Until             , 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade the Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

PRIME NUMBER CAPITAL LLC

The date of this prospectus is            , 2024

You should rely only on the information contained in this prospectus or in any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

We have not taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

i

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors” commencing on page 16. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

All references to the “Company,” “Registrant” or similar terms used in this prospectus refer to Creative Global Technology Holdings Limited, a company incorporated under the laws of the Cayman Islands (“CGT Holdings”). “We,” “us,” “the Group” refer to CGT Holdings and its consolidated subsidiaries, unless the context otherwise indicates. We currently conduct our business through Creative Global Technology Limited, a company incorporated under the laws of Hong Kong (“CGTHK” or “Hong Kong Subsidiary”).

Unless otherwise indicated, all numbers and financial information are presented in U.S. Dollars.

•        “Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•        “Hong Kong” or “HK” refers to the Hong Kong Special Administrative Region of the People’s Republic of China.

•        “HKD,” “HK$” or “H.K. Dollars” refers to the official legal currency of Hong Kong.

•        “PRC” or “China” refers to the People’s Republic of China, including Hong Kong Special Administrative Region (“Hong Kong”), Macau Special Administrative Region (“Macau”) and Taiwan, for purposes of this prospectus only; and in the future filings of the Company’s registration statements under the Securities Act of 1933, as amended, or its periodic reports under the Securities Exchange Act of 1934, as amended, the definition of China or PRC will include Hong Kong, Macau or Taiwan. And only in the context of describing PRC laws, the PRC laws do not include any law, regulation, statute, rule, order, decree, notice, and supreme court’s judicial interpretation or other legislation of the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan.

•        “Securities Act” refers to the Securities Act of 1933, as amended.

•        Selling Shareholder” refers to CHSZ Holdings Limited, a British Virgin Islands company.

•        “$,” “USD,” “US$” or “U.S. Dollars” refers to the official legal currency of the United States.

Mission

Consumer electronic devices have a limited life, but some rest idle with meaningful useful life left. We help make every minute of recycled consumer electronic devices’ lives count with our expertise in quickly connecting their demands and supplies, thereby facilitating the circular economy in the consumer electronic devices business and reducing waste.

Corporate History and Structure

Creative Global Technology Holdings Limited is a Cayman exempted company formed on January 11, 2023. In March 2023, CGT Holdings completed a reorganization of its corporate structure. CGT Holdings owns 100% equity interest in Creative Global Technology (BVI) Limited (“CGT BVI”), a BVI holding company formed on January 12, 2023. On March 9, 2023, CGT BVI became the 100% owner of CGTHK.

CGTHK, the operating entity conducting substantially all of our business operations, was founded under the laws of Hong Kong in 2016. Since its formation, CGTHK has been engaged in the business of sourcing pre-owned consumer electronic devices (mainly smartphones, tablets, and laptops) from suppliers in the U.S., Japan, and some other developed countries, pursuant to the orders placed by wholesalers that will sell these goods in Southeast Asia and other areas. Although CGTHK has been expanding into the retail and leasing of consumer electronic devices business since 2021, the traditional wholesale of pre-owned electronic devices business still accounted for over 90% of CGTHK’s revenue in 2023.

CGT Holdings is not an operating company but is a Cayman Islands holding company with operations conducted by its wholly owned subsidiary, CGTHK, and this structure involves unique risks to investors. Investors in CGT Holdings’ Ordinary Shares are not purchasing equity interests in CGT Holdings’ Hong Kong operating entity but instead are purchasing equity interests in a Cayman Islands holding company.

The following diagram illustrates our corporate structure, including our subsidiaries. Unless otherwise indicated, equity interests depicted in this diagram are held 100%.

Business

We conduct our business through CGTHK, a Hong Kong-based company sourcing and reselling recycled consumer electronic devices, currently mostly smartphones, tablets, and laptops. We embody the circular economy in our entire business process.

Wholesale of Pre-Owned Consumer Electronic Devices Business

Consumer electronic devices have a limited life, which can be further shortened by affluent consumers who retire devices still in working condition when new models come out. Developed economies such as the U.S. and Japan, where more affluent consumers can afford the latest models, have a large number of such retired consumer electronic devices collected through trade-in plans offered by network carriers or stores. Without an efficient channel to put these retired consumer electronic devices back into use, they will rest idle, and their remaining useful life wasted. In contrast, consumers in developing countries are less affluent but still desire for consumer electronic devices and the lifestyle offered thereby. Pre-owned devices offered at a reasonable price pose a solution. CGTHK helps expedite the trip of the retired consumer electronic devices from idleness back into use.

CGTHK operates under a model providing capital liquidity and efficient inventory management. Wholesalers of consumer electronic devices in Southeast Asia and other areas first send their inquiries containing the number and specifications of the consumer electronic devices needed. Then CGTHK gets in touch with suppliers in the U.S., Japan, and some other developed countries. CGTHK will not enter into agreements with the clients or place orders with the suppliers unless it has secured sufficient goods meeting the requirements. As a result, CGTHK has been operating with a lean inventory.

CGTHK’s logistics arrangements and grading system facilitate the process. CGTHK uses air freight to ship most of its ordered pre-owned consumer electronic devices for time efficiency. The courier firms will ship the goods to CGTHK’s storage space in Hong Kong and clear customs. The ordered consumer electronic devices usually arrive within three to seven business days after the placement of an order, depending on the origination place, number, and types of the goods ordered. CGTHK inspects the consumer electronic devices upon their arrival and sorts them into five grades, each priced differently. After completion of the inspection and grading process, and the removal of any user data remaining on the devices, CGTHK’s clients will be informed to pick up the goods and arrange the shipment from CGTHK’s storage space by themselves. It usually takes one to three weeks, but not more than one (1) month, between CGTHK’s receipt of a client’s inquiry and the ordered goods are ready for pick-up.

CGTHK has curated a solid client base and supplier network over the years. The suppliers are willing to prioritize orders placed by CGTHK because it offers competitive payment terms and rarely cancels orders. The stable supply of pre-owned consumer electronic devices helps CGTHK build a good reputation with its clients, which in turn helps CGTHK’s relationships with the suppliers. The synergy connecting upper and lower business streams is what distinguishes CGTHK from its competitors.

By efficiently bridging the demands and supplies of recycled consumer electronic devices, CGTHK maintains a high turnover rate of its inventory, which meaningfully reduces the idle time of the recycled consumer electronic devices, promote the circular economy in the consumer electronic devices business, and helps with CGTHK’s liquidity position.

Selling pre-owned consumer electronic devices to wholesalers is the primary business of CGTHK. CGTHK fulfilled approximately 200 and 120 orders in the years ended September 30, 2023 and 2022, respectively, generating revenue of approximately US$50.2 million (approximately 99.8% of total revenue) and net income of approximately US$3.17 million in year ended September 30, 2022, and revenue of approximately US$27.65 million (99.2% of total revenue) and net income of approximately US$3.35 million in year ended September 30, 2022. Built on the success, CGTHK has been exploring new business opportunities, including the retail business of recycled consumer electronic devices and the lease of consumer electronic devices.

Retail Sales of Pre-Owned Consumer Electronic Devices

For the year ended September 30, 2021, CGTHK launched its retail business, offering consumers in Hong Kong an access to recycled consumer electronic devices. CGTHK orders from suppliers pre-owned electronics that it believes most popular based on its own database. CGTHK displays the available products on its website. Local consumers in Hong Kong will inquire and place orders online, and come to CGTHK’s storage space to inspect, pick up, and complete payment for the selected devices.

CGTHK’s retail business is still in the early stages. For the year ended September 30, 2023, CGTHK purchased approximately 133 pre-owned iPhones for the retail business. As of September 30, of 2023, over 80% of these iPhones had been sold, generating a revenue of US$73,452. For the year ended September 30, 2022, CGTHK purchased approximately 700 pre-owned iPhones for the retail business. As of September 30, of 2022, over 90% of these iPhones had been sold, generating a revenue of US$212,555. CGTHK plans to increase the number and expand types of devices offered in the upcoming years.

Consumer Electronic Device Rental Business

The COVID-19 pandemic and governmental measures taken in response to it caused a surge in the demand for short-term consumer electronic devices rental. When the COVID-19 pandemic broke out, many employees started working remotely. Because they had little or no access to the devices located in offices, and the demands were temporary thus did not warrant purchases, leased consumer electronic devices became a solution. With the advantages in cost management empowered by pre-owned device souring capability, CGTHK started its local consumer electronic device rental business in 2022.

Information about the consumer electronic devices available for rent is posted on CGTHK’s website. A rental client will contact CGTHK for the availability, specifications, and prices of the devices. If the client intends to proceed, it will come to CGTHK’s office and storage space to inspect, make payment and deposit for, and pick up the devices. Upon completion of the lease, the client is responsible for returning the leased devices. The deposit will be refunded upon CGTHK’s receipt and confirmation of the returned devices.

CGTHK’s consumer electronic device rental business is currently focused on the lease of laptop computers. Because of CGTHK’s relationship with suppliers of pre-owned consumer electronic devices and its inspection capabilities, CGTHK is able to obtain computers in good conditions at low prices, generating a profit margin. CGTHK’s electronic device rental business is still in the experimental stage, and CGTHK seeks to expand the rental business by providing rental of other devices.

Products — pre-owned consumer electronic devices

The recycled consumer electronic devices offered by CGTHK include smartphones (iPhone, Samsung), tablets (iPad, Samsung Tablet), laptops (MacBook), and other accessories (smartwatches, headphones, etc.). For the years ended September 30, 2023 and 2022, revenues generated from Apple products (iPhones, iPads, MacBooks, Apple Watches, etc.) accounted for over 99.5% and 99.9% of our revenue, respectively. Below is a chart listing the products CGTHK sold and the respective percentage of sales by value for each category of products for the fiscal years ended September 30, 2023 and 2022, respectively.

	For The Year Ended September 30,
	2023	2022
Smartphones	81.8%	45.5%
Tablets	7.3%	36.6%
Laptops and Others	10.9%	17.9%

Business Process

The core business process of CGTHK includes inspection and testing, grading, and pricing. See “Our Business — Business Process” commencing on page 87 for more detailed disclosures on CGTHK’s business process.

Competitive Strengths

We believe the following competitive strengths contribute to our success and set us apart from our competitors:

•        Proven sourcing and supply network: CGTHK has been curating its supplier network for several years. The network has grown to cover diverse suppliers in major economies including the United States and Japan, enabling CGTHK to source sufficient recycled devices to meet the demands while not relying on a concentrated base of suppliers.

•        One-stop wholesale solution: CGTHK can locate pre-owned electronic devices of various makes, models, and conditions and deliver them in one batch, reducing the downstream re-seller’s time and effort and thereby attracting more clients.

•        Fast response: CGTHK’s streamlined process and supply chain management enable it to quickly respond to the client’s needs.

•        Established customer base: CGTHK has been delivering quality products and services to its clients for several years. As a result, the client base has been solid and growing.

•        Pricing algorithm and database: CGTHK has developed a database and algorithm for pricing strategy.

•        Testing process and grading system: CGTHK has a well-accepted and unique testing process and grading system to solve the “market for lemons” problem.

•        Experienced and dedicated management team. CGTHK has an experienced and dedicated management team.

•        Economy of scale: CGTHK benefits from its operation scale from preferable prices and payment terms with customers and suppliers, the operation of scale also affords it to invest in business infrastructures and spread the overhead costs.

•        Strategic location: CGTHK, our operating entity, is located in Hong Kong. Hong Kong is one of the busiest ports and enjoys the advantage of duty-free status, making it a major hub for the global recycled electronic devices industry.

See “Our Business — Competitive Strengths” commencing on page 90 for more detailed disclosures on CGTHK’s competitive strengths.

Business Plan

CGTHK is in the early stages of development and keeps exploring new business opportunities. CGTHK seeks to fully utilize its management team’s extensive experience in the industry, successful wholesale business operations, and its mission of promoting the circular economy in the consumer electronic devices business and sustainable development for future growths. See “Our Business — Business Plan” commencing on page 91 for more detailed disclosures on CGTHK’s business plans.

•        Organically expand the wholesale business and develop a wholesale auction market;

•        Expand the retail business through marketing efforts and a trade-in or disposal plan;

•        Develop the consumer electronic device rental business;

•        Diversify the product portfolio;

•        Expand into strategic overseas markets;

•        Build a repair and refurbishment factory;

•        Enhance the business infrastructures;

•        Recruit additional employees.

ESG and Compliance

We are committed to the pursuit of sustainable business development. To achieve the goal, CGTHK implemented ESG policies and procedures. In addition, CGTHK follows and has been certified by the R2, ISO 14001, and ISO 45001 standards to conduct its business operations in order to run an environmentally friendly and safe business.

Summary of Risks Associated with Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in CGT Holdings’ Ordinary Shares, including risks and uncertainties, among others, the following:

Risks Related to Our Business

•        Our industry is rapidly evolving, and our business model may not continue to be successful or achieve wide acceptance as we anticipated. See “Risk Factors — Our industry is rapidly evolving, and our business model may not continue to be successful or achieve wide acceptance as we anticipated” on page 16.

•        If we fail to attract and engage consumers, find suitable suppliers or involve other participants in the pre-owned consumer electronic devices value chain, our business and reputation may be materially and adversely affected. See “Risk Factors — If we fail to attract and engage consumers, find suitable suppliers or involve other participants in the pre-owned consumer electronic devices value chain, our business and reputation may be materially and adversely affected” on page 16.

•        If we are unable to maintain our existing customer base and attract new customers, our business, financial condition and results of operations may be materially and adversely affected. See “Risk Factors — If we are unable to maintain our existing customer base and attract new customers, our business, financial condition and results of operations may be materially and adversely affected” on page 17.

•        If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected. See “Risk Factors — If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected” on page 17.

•        The growth and profitability of our business depend on the level of consumer demand and discretionary spending. A severe or prolonged economic downturn in Southeast Asia and around the world could materially and adversely affect consumer discretionary spending and therefore adversely affect our business, financial condition and results of operations. See “Risk Factors — The growth and profitability of our business depend on the level of consumer demand and discretionary spending. A severe or prolonged economic downturn in Southeast Asia and around the world could materially and adversely affect consumer discretionary spending and therefore adversely affect our business, financial condition and results of operations” on page 17.

•        We may not be able to effectively and accurately inspect, grade and price pre-owned goods, in particular, consumer electronic devices. See “Risk Factors — We may not be able to effectively and accurately inspect, grade and price pre-owned goods, in particular, consumer electronic devices” on page 18.

•        The price margin between our collection and resale of pre-owned consumer electronic devices may fluctuate or decline in the future. Any material decrease in such price margin would harm our business, financial condition and results of operations. See “Risk Factors — The price margin between our collection and resale of pre-owned consumer electronic devices may fluctuate or decline in the future. Any material decrease in such price margin would harm our business, financial condition and results of operations” on page 19.

Risks Related to Doing Business in Hong Kong

•        CGT Holdings is an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, CGT Holdings’ operations are conducted in Hong Kong by one of CGT Holdings’ subsidiaries. See “Risk Factors — CGT Holdings is an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, CGT Holdings’ operations are conducted in Hong Kong by one of CGT Holdings’ subsidiaries” on page 38.

•        The Hong Kong legal system embodies uncertainties which could negatively affect our listing on Cboe BZX Exchange and limit the legal protections available to you and us. See “Risk Factors — The Hong Kong legal system embodies uncertainties which could negatively affect our listing on Cboe BZX Exchange and limit the legal protections available to you and us” on page 38.

•        We operate principally in Hong Kong, and adverse economic or other events affecting the region or any significant worsening to the present global financial condition could significantly impact our business. See “Risk Factors — We operate principally in Hong Kong, and adverse economic or other events affecting the region or any significant worsening to the present global financial condition could significantly impact our business” on page 38.

•        Our business is dependent on the government’s policy on the Hong Kong mobile telecom industry. See “Risk Factors — Our business is dependent on the government’s policy on the Hong Kong mobile telecom industry” on page 39.

•        Hong Kong’s position and reputation is dependent on the high degree of autonomy. See “Risk Factors —  Hong Kong’s position and reputation is dependent on the high degree of autonomy” on page 39.

•        We may be affected by the currency peg system in Hong Kong. See “Risk Factors — We may be affected by the currency peg system in Hong Kong” on page 39.

•        It will be difficult to acquire jurisdiction and enforce liabilities against us, our officers, directors and assets based in Hong Kong. See “Risk Factors — It will be difficult to acquire jurisdiction and enforce liabilities against us, our officers, directors and assets based in Hong Kong” on page 39.

•        Potential political and economic instability in Hong Kong may adversely impact our results of operations. We may also face the risk that changes in the policies of the PRC government could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business.

See “Risk Factors — Potential political and economic instability in Hong Kong may adversely impact our results of operations. We may also face the risk that changes in the policies of the PRC government could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business” on page 39.

•        Although we do not believe we are required to file with the China Securities Regulatory Commission (“CSRC”) for this offering under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) promulgated in February 2023, if we are required to do so, we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely filing for this offering. See “Risk Factors — Although we do not believe we are required to file with the China Securities Regulatory Commission for this offering under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises promulgated in February 2023, if we are required to do so, we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely filing for this offering” on page 44.

•        Although we do not believe we are subject to the review by the CAC or other PRC cybersecurity authorities because we have no operations in the mainland of China nor do we possess or process personal information from more than one million users, in light of recent events indicating greater oversight by the CAC over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing on the Cboe BZX Exchange, financial condition, results of operations, and this offering. See “Risk Factors —  Although we do not believe we are subject to the review by the CAC or other PRC cybersecurity authorities because we have no operations in the mainland of China nor do we possess or process personal information from more than one million users, in light of recent events indicating greater oversight by the CAC over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing on the Cboe BZX Exchange, financial condition, results of operations, and this offering” on page 45.

Risks Related to CGT Holdings’ Ordinary Shares and This Offering

•        CGT Holdings’ Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting and the cessation of trading of CGT Holding’s Ordinary Shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. See “Risk Factors — CGT Holdings’ Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting and the cessation of trading of CGT Holding’s Ordinary Shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment” on page 46.

•        There has been no previous public market for CGT Holdings’ Ordinary Shares prior to this offering, and if an active trading market does not develop you may not be able to resell CGT Holdings’ Ordinary Shares at or above the price you paid, or at all. See “Risk Factors — There has been no previous public market for CGT Holdings’ Ordinary Shares prior to this offering, and if an active trading market does not develop you may not be able to resell CGT Holdings’ Ordinary Shares at or above the price you paid, or at all” on page 47.

•        The market price for CGT Holdings’ Ordinary Shares may be volatile. See “Risk Factors — The market price for CGT Holdings’ Ordinary Shares may be volatile” on page 47.

•        If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding CGT Holdings’ Ordinary Shares, the price of CGT Holdings’ Ordinary Shares and trading volume could decline. See “Risk Factors — If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding CGT Holdings’ Ordinary Shares, the price of CGT Holdings’ Ordinary Shares and trading volume could decline” on page 48.

•        Certain recent initial public offerings of companies with public floats comparable to CGT Holdings’ anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. CGT Holdings may experience similar volatility, which may make it difficult for prospective investors to assess the value of its Ordinary Shares. See “Risk Factors — Certain recent initial public offerings of companies with public floats comparable to CGT Holdings’ anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. CGT Holdings may experience similar volatility, which may make it difficult for prospective investors to assess the value of its Ordinary Shares” on page 48.

•        The estimates of market opportunity, forecasts of market growth included in this prospectus may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all. See “Risk Factors — The estimates of market opportunity, forecasts of market growth included in this prospectus may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all” on page 48.

•        You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of CGT Holdings to effect service of process or to enforce judgements obtained in the United States courts. See “Risk Factors — You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of CGT Holdings to effect service of process or to enforce judgements obtained in the United States courts” on page 48.

•        You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders. See “Risk Factors — You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders” on page 49.

•        CGT Holdings’ Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. See “Risk Factors — CGT Holdings’ Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares” on page 49.

In addition, please see “Risk Factors” commencing on page 16 of the Public Offering Prospectus, and other information included in this prospectus, for a discussion of these and other risks and uncertainties that we face.

Transfer of Cash To and From Our Subsidiaries

We mainly conduct our marketing, sales and other operation activities through our wholly owned subsidiary in Hong Kong, CGTHK. As a result, almost all of our sales revenues are received by CGTHK. Transfers of funds from CGTHK to its holding company, CGT BVI, are free of restrictions, subject to availability of distributable profits and sufficient cash to maintain as a going concern and solvency of CGTHK and any contractual obligations owed to third parties prohibiting or restricting dividend distributions. Transfers of funds in the form of dividend from CGT BVI to CGT Holdings is not subject to exchange controls, and all such dividends may be freely transferred out of the British Virgin Islands, clear of any income or other tax of the British Virgin Islands imposed by withholding or otherwise without the necessity of obtaining any consent of any government or authority of the British Virgin Islands.

CGT Holdings is incorporated in the Cayman Islands as an exempted company and operates as a holding company with no actual operations and it currently conducts its business through its subsidiary in Hong Kong. There have been no cash flows and transfers of other assets between the holding company and its subsidiaries. CGTHK has not made any dividend payment or distribution to the holding company as of the date of this prospectus and CGTHK has no plans to make any distribution or dividend payment to the holding company in the near future. Neither the CGT Holdings nor CGTHK has made any dividends or distributions to U.S. investors as of the date of this prospectus.

All transfers of cash are related to the operations of the subsidiaries in the ordinary course of business. For CGTHK, and CGT Holdings (“Non-PRC Entities”), there are no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to U.S. investors. Also, there are no restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, PRC may impose greater restrictions on CGTHK’s abilities to transfer cash out of Hong Kong and to the holding company, which could adversely affect our business, financial condition and results of operations.

Recent Developments

A novel strain of coronavirus (COVID-19) was first reported in December 2019, which has spread rapidly to many parts of the world, including the U.S. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of offices and business facilities in the mainland of China and Hong Kong from January to March 2020. In March 2020, the World Health Organization (“WHO”) declared the COVID-19 a global pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because majority of our sales are generated by customers and our operations are in Hong Kong, both of which have been significantly negatively impacted by the outbreak, our business, results of operations, and financial condition have been and will continue to be adversely affected.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

•        Temporary Closure of Office, Store and Travel Restrictions.    In the early months following the outbreak of the COVID-19 pandemic in 2020, and in the early months of 2022 following the spread of the Omicron variant in Hong Kong, CGTHK temporarily closed its offices. Due to the nature of our business, the closure of our office and store delayed product purchase and product delivery. Our business and operations were negatively impacted during the 2020, 2021 and first half of 2022 The COVID-19 outbreak is mostly under control in Hong Kong now and all restrictions were lifted as of March 2023.

•        Delay in Customer Delivery.    In the early months following the outbreak of the COVID-19 pandemic, governments imposed travel bans and airlines significantly reduced international flights. Our business was adversely affected because most of CGTHK’s orders were delivered by flights. Deliveries were delayed and the transportation costs increased. CGTHK adjusted to the conditions after the pandemic and managed to adapt to the customers’ needs in the new circumstances. With a large population vaccinated and the COVID restrictions lifted, we expect to see the delivery recover to the pre-pandemic level.

•        Temporary Shortage of Labor.    In the early months following the outbreak of the COVID-19 pandemic in 2020, 2021, and in the early months of 2022 following the spread of the Omicron variant in Hong Kong, CGTHK suffered from temporary shortage of labor caused by infection and stay at home restrictions. CGTHK was able to gain adequate labor force shortly thereafter because of its hiring team, its operation size, and that its business nature does not require a large number of employees.

The future impact of COVID-19 on our results of operations will depend on future developments and new information that may emerge regarding the duration and severity of the pandemic, new variants of the COVID-19, the efficacy and distribution of COVID-19 vaccines and actions taken by government authorities and other entities to contain COVID-19 and mitigate its impact, almost all of which are beyond our control. Nonetheless, we are closely monitoring the COVID-19 pandemic and will assess its potential impact to our business. On a year-to-date basis, we have not noted a significant decline in orders as of September 30, 2022, compared to 2021. Because of the uncertainty surrounding the COVID-19 pandemic such as the outbreak in Hong Kong in 2022, the possible business disruption and the related financial impact related to the potential further outbreak of and response to COVID-19 cannot be reasonably estimated at this time. For a detailed description of the risks associated with the COVID-19 pandemic, see “Risk Factors — Risks Related to Our Business — The global coronavirus COVID-19 outbreak has caused significant disruptions to our business, which we expect will continue to materially and adversely affect our results of operations and financial condition.”

Foreign Private Issuer Status

CGT Holdings is a foreign private issuer within the meaning of the rules under the Exchange Act. As such, CGT Holdings is exempt from certain provisions applicable to United States domestic public companies. For example:

•        CGT Holdings is not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, CGT Holdings is permitted to comply solely with its home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        CGT Holdings is not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        CGT Holdings is exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        CGT Holdings is not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        CGT Holdings’ insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Cboe BZX Exchange Rule 14.10(e) provides that a foreign private issuer, such as CGT Holdings, may follow its home country practice in lieu of the requirements of Rule 14.10, the requirement to distribute annual and interim reports set forth in Rule 14.6(d), and the Direct Registration Program requirement set forth in Rules 14.3(b)(3) and 14.7; provided, however, that such a company shall: comply with the Notification of Material Noncompliance requirement (Rule 14.10(g)), the Voting Rights requirement (Rule 14.10(j)), have an audit committee that satisfies Rule 14.10(c)(3)(C), and ensure that such audit committee’s members meet the independence requirement in Rule 14.10(c)(2).

If CGT Holdings relies on its home country corporate governance practices in lieu of certain of the rules of Cboe BZX Exchange, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Cboe BZX Exchange.

HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating HFCAA was signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determinations that it was unable to inspect or investigate completely registered public accounting firms headquartered in the mainland of China and Hong Kong, respectively, and identified the registered public accounting firms in the mainland of China and Hong Kong that were subject to such determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol

(the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in the mainland of China and Hong Kong. According to the PCAOB, its December 2021 determinations under the Holding Foreign Companies Accountable Act remain in effect. The PCAOB was required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. On December 15, 2022, the PCAOB issued a Determination Report determining that the PCAOB secured complete access to inspect and investigate registered public accounting firms headquartered in the mainland of China and Hong Kong and vacating the 2021 Determinations the contrary. But the PCAOB further noted that it would act immediately to consider the need to issue a new determination if the PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access. On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which, among other things, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the SEC must impose an initial trading prohibition on the issuer’s securities from three years to two years. Therefore, once an issuer is identified as a Commission-Identified Issuer for two consecutive years, the SEC is required under the HCFAA to prohibit the trading of the issuer’s securities on a national securities exchange and in the over-the-counter market. As of the date of the prospectus, Wei, Wei & Co., LLP, our auditor, is not identified in the 2021 PCAOB Report as a firm subject to the PCAOB’s determination. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause CGT Holdings’ Ordinary Shares to be delisted from the Cboe BZX Exchange.

PRC RELATED REGULATIONS RELATED TO THIS OFFERING

According to the legal opinion provided by Yuan Tai Law Offices, our PRC counsel, in spite of the recent developments in the PRC authorities’ regulatory acts, including the CSRC’s promulgation of the Trial Measures on February 17, 2023, the CSRC, Ministry of Finance, and National Administration of State Secrets Protection, and National Archives Administration of China’s joint issuance of the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing by Domestic Enterprises on February 24, 2023, and the CAC’s promulgation of the Measures on Security Assessment of Outbound Data Transfer on July 7, 2022, we do not believe we are subject to such regulations. We have no business operations in nor material connections with the mainland of China. The offering of CGT Holdings’ Ordinary Shares will likely not be regarded as an indirect overseas offering by PRC domestic companies under the Trial Measures and no filing procedures required thereunder will be applicable. We are not required to obtain regulatory filings or approvals issued by competent industry authorities of the mainland of China. In addition, we do not believe the offering of CGT Holdings’ Ordinary Shares requires any approval from or filing with any other authorities of the mainland of China.

But in light of PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee, and rules and regulations in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves. The PRC government has significant authority to intervene or influence the mainland of China or Hong Kong operations of an offshore holding company, such as ours, at any time. If it is determined in the future that the approval or permissions of the CSRC, the CAC or any other regulatory authority is required for the business operations and this offering and we do not receive or maintain the approvals or permissions, or we inadvertently conclude that such approvals or permissions are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approvals or permissions in the future, these risks, together with uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer CGT Holdings’ Ordinary Shares, result in a material adverse change to our business operations, and damage our reputation, which could cause CGT Holdings’ Ordinary Shares to significantly decline in value or become worthless.

Emerging Growth Company Status

CGT Holdings is an “emerging growth company”, as defined in the “JOBS Act”, and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management discussion and analysis of financial conditions and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in CGT Holdings’ Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

CGT Holdings could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which its annual gross revenues exceed US$1.235 billion, (2) the date that CGT Holdings becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of CGT Holdings’ Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter and CGT Holdings has been publicly reporting for at least 12 months, or (3) the date on which CGT Holdings has issued more than US$1 billion in non-convertible debt during the preceding three-year period.

Controlled Company

CGT Holdings expects to be a “controlled company” within the meaning of the corporate governance standards of Cboe BZX Exchange because, and as long as, Mr. Shangzhao (“Cizar”) Hong, CGT Holdings’ Chief Executive Officer, holds more than 50% of the CGT Holdings’ voting power and has the ability to determine all matters requiring approval by shareholders. For so long as CGT Holdings remains a controlled company under that definition, CGT Holdings will be permitted to elect to rely, and will rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of CGT Holdings’ board of directors must be independent directors;

•        an exemption from the rule that the compensation of CGT Holdings’ chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that CGT Holdings’ director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Legal Proceedings

None of CGT Holdings or its subsidiaries is currently a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

Corporate Information

CGT Holdings’ principal executive offices are located at Unit 03, 22/F, Westin Centre, 26 Hung To Road, Kwun Tong, Kowloon, Hong Kong. Our telephone number at this address is +852 2690 9121. CGT Holdings’ registered office in the Cayman Islands is located at Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. CGT Holdings’ agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168. Investors should contact us for any inquiries through the address and telephone number (852) 2690 9121 of our principal executive offices.

CGT Holdings’ websites are https://cgt-electronics.com and https://cgt-recycle.com. The information contained on CGT Holdings’ website is not a part of this prospectus.

The Offering

Securities being offered:	2,000,000 Ordinary Shares (or 2,300,000 Ordinary Shares if the underwriters exercise in full their option to purchase additional 300,000 shares from CGT Holdings).
Initial offering price:	We currently estimate that the initial public offering price will be between US$4.00 and US$5.00 per share.
Number of Ordinary Shares outstanding before the offering:	20,000,000 of CGT Holdings’ Ordinary Shares are outstanding as of the date of this prospectus.
Number of Ordinary Shares outstanding after the offering:	22,000,000 Ordinary Shares (or 22,300,000 Ordinary Shares if the underwriters exercise in full their option to purchase additional 300,000 shares from us).
Gross proceeds to us, net of underwriting discount but before expenses:

US$8,280,000 at an assumed initial public offering price of US$4.50 (the mid-point of the estimated public offering price range), or US$9,522,000 if the underwriters exercise in full their option to purchase additional 300,000 shares from us.

Use of proceeds:

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a public market for CGT Holdings’ Ordinary Shares and facilitate its future access to the capital markets. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we receive from this offering. We intend to use the proceeds we receive from this offering to expand the wholesale business and develop a wholesale auction market, expand our retail business, expand into strategic overseas markets, and build a repair and refurbishment factory. Management will have broad discretion over how to use the net proceeds we receive from this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

For more information on the use of proceeds, see “Use of Proceeds” on page 55.

Lock-up

All of CGT Holdings’ directors and officers and holders of more than five percent (5%) of its outstanding Ordinary Shares, except for the Selling Shareholder with respect to its ordinary shares sold in this Offering only, as of the effective date of this Registration Statement will agree with the Representative, subject to certain exceptions, not to sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of CGT Holdings’ Ordinary Shares or securities convertible into or exercisable or exchangeable for CGT Holdings’ Ordinary Shares for a period of 180 days after the date of this prospectus. The Company will agree for a period of 180 days lock-up from the closing of this offering. See “Shares Eligible for Future Sale” and “Underwriting” on page 126 for more information.

Cboe BZX Exchange Symbol:

We reserved the symbol “CGTL” for purposes of listing CGT Holdings’ Ordinary Shares on the Cboe BZX Exchange and have applied to list CGT Holdings’ Ordinary Shares on Cboe BZX Exchange. At this time, Cboe BZX Exchange has not yet approved CGT Holdings’ application to list its Ordinary Shares. The closing of this offering is conditioned upon Cboe BZX Exchange’s final approval of CGT Holdings’ listing application. We cannot assure you that CGT Holdings’ application will be approved, and if it is not approved by Cboe BZX Exchange, we will not proceed with this offering.

Transfer agent and registrar	Vstock Transfer, LLC
Risk factors:

Investing in CGT Holdings’ Ordinary Shares involves a high degree of risk. As an investor, you should not buy CGT Holdings’ Ordinary Shares unless you are able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section commencing on page 16.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following selected financial and operating data for the years ended September 30, 2023 and 2022 and the selected consolidated balance sheets data as of September 30, 2023 and 2022 were derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data and Operating Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Amounts in the table are presented in US$.

	Year Ended September 30,
	2023	2022
Selected Consolidated Statements of Operations and Comprehensive Loss Data:
Revenues	$50,278,937	$27,859,228
Cost of goods sold	(45,309,410)	(23,409,736)
Gross profit	4,969,527	4,449,492
Selling and marketing expenses	(34,132)	(39,615)
General and administrative expenses	(1,141,069)	(368,199)
Income from operations	3,794,326	4,041,678
Total other income, net	40,810	7,617
Income before provision for income taxes	3,835,136	4,049,295
Provision for income taxes	(679,815)	(642,497)
Net income	$3,155,321	$3,406,798

Earning per share – basic and diluted	$0.16	$0.17
	As of September 30,
	2023	2022
Selected Consolidated Balance Sheet Data:
Cash and equivalents	$4,305,577	$959,300
Total current assets	10,818,433	8,083,361
Total non-current assets	570,140	19,016
Total assets	$11,388,573	$8,102,377
Total current liabilities	2,186,586	2,079,815
Total liabilities	$2,189,016	$2,082,838
Total shareholder’s equity	$9,199,557	$6,019,539
	Year Ended September 30,
	2023	2022
Selected Consolidated Statements of Cash Flows Data:
Net cash provided by operating activities	$4,874,638	$654,488
Net cash used in investing activities	(3,784)	(17,143)
Net cash (used in) provided by financing activities	(1,546,250)	44,495
Effect of exchange rate changes on cash	21,673	(20,395)
Net increase in cash	3,346,277	661,445
Cash and equivalents at beginning of the year	959,300	297,855
Cash and equivalents at end of the year	$4,305,577	$959,300

RISK FACTORS

An investment in CGT Holdings’ Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in CGT Holdings’ Ordinary Shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of CGT Holdings’ Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Our industry is rapidly evolving and our business model may not continue to be successful or achieve wide acceptance as we anticipated.

The pre-owned consumer electronic devices industry is developing quickly. There are not many well-established wholesalers or retailers for pre-owned consumer electronic devices, nor are there any established industry standards for pre-owned consumer electronic devices market in general. We have been experimenting with several business strategies since the start of our business operations in 2016 to determine the most successful business model for our operations. We think our business model is unique, and we have a limited operating history on which investors can evaluate our business and prospects. Specifically, we only began operating our online retail business in 2021 and our device rental business in 2022. There is no assurance that our business model will remain effective or gain widespread acceptance as quickly or at the extent we predict. We have to explore different business practices, formulate pricing strategies, set up procedures and standards by ourselves and learn from our own experience. Given our limited history in operating online marketplaces, we cannot assure you that we will be able to successfully anticipate and respond to industry trends and customer behaviors, especially as we continue to broaden our customer base and diversify our product offerings. A potential investor in CGT Holdings’ Ordinary Shares should carefully assess the risks we face as a result of our involvement in a new and rapidly evolving industry, and our attempt to execute on a new and untested business model. Our business model may not be successful, or we may not successfully manage the risks associated with this business model.

If we fail to attract and engage consumers, find suitable suppliers or involve other participants in the pre-owned consumer electronic devices value chain, our business and reputation may be materially and adversely affected.

Our capacity to engage customers, identify relevant suppliers, involve other players in the pre-owned consumer electronic devices value chain, and deliver a superior experience to them, which in turn depends on a number of criteria, are critical to the success of our business. These factors include our ability to:

•        continue to expand our office/store networks;

•        leverage technology and data to improve our services;

•        maintain the reliability of our process of testing, repairing, grading, and pricing;

•        diversify into new product categories and offer more value-added services promptly to meet changing consumer demand;

•        keep offering pre-owned consumer electronic devices/goods at competitive prices;

•        keep working with current suppliers or seek out new suppliers;

•        continue to innovate and improve the functionality, performance, reliability, design, security, and scalability of our service system;

•        attract and manage consumers on our brick-and-mortar and online marketplaces;

•        uphold and enhance our offline network’s and employees’ operational effectiveness, dependability, and customer experience for online transactions,

•        deliver to consumers products of quality that meet their expectations; and

•        provide superior after-sales service.

As our business develops, we cannot guarantee you that we will always be able to provide a superior experience to consumers. Failure to do so could materially and adversely affect our business, financial condition and results of operations.

If we are unable to maintain our existing customer base and attract new customers, our business, financial condition and results of operations may be materially and adversely affected.

Future growth will depend on our ability to maintain our existing customer base and attract new customers. To expand our customer base, we have established online and, are planning to establish offline channels to maximize our access to potential consumers who intend to buy pre-owned consumer electronic electronics. However, we cannot guarantee you that we will be successful in maintaining our existing customer base and attracting new customers. The pre-owned consumer electronic devices industry may evolve rapidly in the Southeast Asia region. Therefore, we may not be able to effectively maintain and grow our customer base, which would result in a lower volume of pre-owned consumer electronic devices sold by us and thus materially and adversely affect our business, financial condition and results of operations. Furthermore, there is public perception that pre-owned consumer electronic devices may be counterfeit or defective, and this perception could damage our reputation and have a negative impact on our ability to attract new customers or retain existing customers. If we are unable to maintain or increase positive awareness of our services, it may be difficult for us to maintain and grow our customer base, and our business, growth prospects, results of operations and financial condition may be materially and adversely affected.

If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

Our business has continued to develop over the past several years, and we expect continued growth in our business and revenues. We plan to further expand our sources of supply and customer base. For example, we plan to further expand our network into more countries in Southeast Asia to increase the circulation of pre-owned devices from developed economies like the U.S. to developing economies. In addition, we plan to upgrade our technology capabilities to improve the accuracy, speed, and cost-effectiveness of our proprietary process of testing, grading, and pricing for pre-owned devices. The strategies include upgrading our Hong Kong office with new technologies and further optimizing our pricing algorithm by continuing to leverage the database we developed and maintained. All these efforts will require significant managerial, financial and human resources. We cannot guarantee you that we will be able to effectively manage our growth or to implement all these systems, procedures and control measures successfully or that our new business initiatives will be successful. If we are not able to manage our growth or execute our strategies effectively, our expansion may not be successful and our business and prospects may be materially and adversely affected.

The growth and profitability of our business depend on the level of consumer demand and discretionary spending. A severe or prolonged economic downturn in Southeast Asia or around the world could materially and adversely affect consumer discretionary spending and therefore adversely affect our business, financial condition and results of operations.

The success of our business is highly dependent on the level of consumer demand and discretionary spending both in Southeast Asia and in the international markets where we operate. Many factors beyond our control may affect the level of consumer demand and discretionary spending on merchandise that we offer, including, among other things:

•        general economic and industry conditions;

•        consumer disposable income;

•        discounts, promotions and merchandise offered by our competitors;

•        negative reports and publicity about the pre-owned consumer electronic devices industry;

•        outbreak of viruses or widespread illness, including COVID-19 caused by the novel coronavirus;

•        unemployment rate;

•        minimum wages and personal debt levels of consumers;

•        access to consumption loans by consumers;

•        consumer confidence in future economic conditions;

•        fluctuations in the financial markets; and

•        natural disasters, war, terrorism and other hostilities.

Declining consumer confidence and spending cutbacks may result in reduced demand for pre-owned consumer electronic devices. Declining demand also may require increased selling and advertising expenses. A deterioration in economic conditions and any related decrease in consumer demand for pre-owned consumer electronic devices could have a material adverse effect on our business, financial condition and results of operations. COVID-19 pandemic has also resulted in a severe and negative impact on the Hong Kong and the global economy. Negative economic conditions related to this outbreak may limit the consumer confidence and the amount of disposable income available to consumers, which may impact our consumer demand.

The outbreak of COVID-19 has adversely affected our business. The extent to which COVID-19 will continue to impact our results is subject to future developments, which are highly uncertain and cannot be predicted. Even before the outbreak of COVID-19, the global macroeconomic environment was facing numerous challenges. Chinese economy’s growth rate has been slowing down. Even before, central banks and financial authorities of some of the world’s major economies, including the United States and China, had adopted expansionary monetary and fiscal policies, the long-term effects of which have considerable uncertainties. Unrest, terrorist threats, the Russian invasion of Ukraine, and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including but not limited to the surrounding Asian countries, which may potentially have an economic impact. In particular, there is great uncertainty about the future relationship between the United States and China related to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

In addition, a lot of the above-mentioned factors also have an impact on things like commodity prices, transportation costs, interest rates, costs of labor, insurance and healthcare, lease costs, policies that create barriers to or increase the costs associated with international trade, changes in other laws and regulations and other economic factors. These things could all have an effect on our cost of sales, our selling and distribution expenses, and general and administrative expenses, which could have a significant adverse effect on our business, financial condition and results of operations.

We may not be able to effectively and accurately inspect, grade and price pre-owned goods, in particular, consumer electronic devices.

We inspect, grade and price pre-owned consumer electronic devices we source from our supplier network before selling them to wholesalers or retailers. As there are no uniform or established standards or practices for inspecting, grading and pricing pre-owned consumer electronic devices, we have developed our own inspection procedures, grading system and pricing mechanism over years of our business operations. We cannot assure you that our business practices represent the best practice in the pre-owned consumer electronic devices industry or that they will yield maximum commercial benefits. We may not be able to identify all potential defects of pre-owned consumer electronic devices and grade them accurately. Even if we are able to do so, we cannot guarantee you that the prices we assign to those pre-owned consumer electronic devices reflect the actual or fair value of those pre-owned consumer electronic devices. If consumers believe that the prices determined or suggested by us do not reflect the fair value or their deemed value of the pre-owned consumer electronic devices, they may choose other providers or merchants over us, which in turn would result in our losing of customer base and a decline in sales revenue, either of which could significantly and adversely affect our business, financial condition and results of operations.

The price margin between our collection and resale of pre-owned consumer electronic devices may fluctuate or decline in the future. Any material decrease in such price margin would harm our business, financial condition and results of operations.

We generate revenues primarily by earning the price differences between our collection and resale of pre-owned consumer electronic devices. Maintaining and growing our revenues depends on a number of factors, including:

•        our ability to expand sources of supply for pre-owned consumer electronic devices;

•        our ability to attract consumers and other participants in the pre-owned consumer electronic devices value chain;

•        the average unit price of pre-owned consumer electronic devices sold by us, which may decrease as a result of, among other things, rolling-out of new generations of consumer electronic devices;

•        our ability to deliver excellent services;

•        our ability to maximize the price differences between the acquisition prices and resale prices;

•        our ability to reach the end-consumers with the pre-owned consumer electronic devices sold by us; and

•        fluctuation in other macro-economic changes.

Any failure to adequately and promptly address any of these risks and uncertainties would significantly and adversely affect our business and results of operations.

We may incur liability or become subject to claims or administrative penalties for stolen products sold by us or counterfeit, infringing, illegal or unauthorized products sold by us.

We purchase the used consumer electronic devices we sell from a variety of suppliers and distribution methods. We have taken steps to prevent potential violation of third parties’ intellectual property rights while sourcing and selling products, as well as to confirm the authenticity and authorization of used consumer electronic devices sold by us and we reject items we believe to be counterfeit. However, we cannot assure you that we are able to identify any and all unauthorized, counterfeit or illegal products, especially components and parts or accessories of the pre-owned consumer electronic devices, that infringe third parties’ intellectual property rights given the large number of pre-owned consumer electronic devices being inspected. As the sophistication of counterfeiters increases, it may be increasingly difficult to identify counterfeit pre-owned consumer electronic devices and their components, parts and accessories. In the event that counterfeit, unauthorized or infringing products are sold by us or infringing content is posted by us, we could face claims that may subject us to liabilities. If we fail to identify any infringing pre-owned consumer electronic devices including components and parts or accessories and such products are sold to purchasers, we risk facing infringement claims, which would also be bad for our reputation. Regardless of the truth of such accusations, we could have to spend a lot of money and time defending ourselves or settling them. We can be forced to pay significant damages if the lawsuit against us is found to be valid or stop marketing the relevant items. Potential liabilities we may be subject to under Hong Kong law if we negligently participated or assisted in infringement activities associated with counterfeit products include injunctions to cease infringing activities, rectification, compensation, administrative penalties and even criminal liability. Moreover, such third-party claims or administrative penalties could result in negative publicity and our reputation could be severely damaged.

In addition, stolen products were and may continue to be sold by us, which could also result in negative publicity, and thus damage our reputation. Pursuant to the Hong Kong laws, we would be subject to criminal liability if we knowingly engage in any sale of stolen pre-owned consumer electronic product that we sourced from other parties. We have been keeping records of the information of the pre-owned consumer electronic products sourced by us and have implemented an internal policy to report to the Hong Kong enforcement authorities when there are suspicious circumstances relating to the source of the purchased goods. However, third-party sellers’ actions are beyond our control and we cannot guarantee you that our online marketplaces will not be used as a channel by certain sellers to dispose of illegal products. Any of these events could have a material and adverse effect on our business, results of operations or financial condition.

Our business currently focuses on the devices of a certain brand, any disruption in the production or quality control may materially and adversely affect our business and results of operations.

For the years ended September 30, 2023 and 2022, approximately 99.46% and 99.91% of our revenues derived from the sales of pre-owned Apple products, including iPhones, iPads, MacBooks, Apple Watches, etc. Such concentration exposes us to heightened risks relating to the Apple products. If Apple experiences disruptions in its production or supply chain, or major product quality problems, our business and results of operations will be adversely affected.

Our expansion into new product categories may expose us to new challenges and more risks.

Our business focused mostly on cellphones and tablets. For the fiscal years ended September 30, 2023 and 2022, CGTHK derived 89.1% and 92.5% of its revenue from the sale of cellphones and tablets respectively. Our business has grown recently to include additional pre-owned consumer devices, including laptops, and Airpods. In the future, we might diversify our pre-owned product offerings to include unmanned aerial vehicles, gaming consoles, cameras, and lenses. Increased risks and difficulties come with diversifying into new product and service offerings. It might be more challenging for us to predict client demand and preferences due to our lack of knowledge with these items and services and our lack of pertinent customer data pertaining to these products and services.

We may also be unable to effectively inspect and control the quality of these pre-owned goods appropriately or we may misjudge customer demand on our new offerings. We may also face costly product liability claims, which would harm our brand and reputation as well as our financial performance. If competition in the new product and service categories intensifies, we may have to price aggressively and invest heavily to gain market share or remain competitive, which may adversely affect our profitability. As a result of various uncertainties and risks, it may be difficult for us to achieve profitability in the new product and service categories and our profit margin in these categories, if any, may be lower than we anticipate, which would adversely affect our overall profitability and results of operations. We are unable to guarantee that our investments in launching these new product categories will be able to pay for itself.

If we are unable to establish our store network successfully, our business or results of operations would be adversely affected.

We plan to open offline retail stores as part of our expansion strategy. However, we may not be able to set up our store network as planned. To set up a store network will require substantial investments and commitment of resources. The number and timing of the stores actually opened during any given period depend on a number of risks and uncertainties, including but not limited to our ability to:

•        identify locations with large customer traffic and commercial potential;

•        obtain leases on commercially reasonable terms;

•        efficiently manage our time and cost in relation to the design, decoration and pre-opening processes for stores;

•        successfully operate our stores, including offering excellent customer experience;

•        maintain a positive image of our stores;

•        obtain adequate funding covering development and expansion costs;

•        obtain the required licenses, permits and approvals; and

•        recruit and retain talents with sufficient experience in the pre-owned consumer electronic devices industry.

Any factors listed above, either individually or in aggregate, might delay or ruin our plan to increase the number of stores in desirable locations at manageable cost levels.

The successful operations of our business depend on our ability to maintain and attract more consumers to our online website.

Consumers play an important role in the successful operations of our business. As a result, attracting and maintaining our relationship with consumers to our online website or future brick-and-mortar stores are critical to our business and results of operations. However, we may not be able to do so due to a number of factors, some of which are beyond our control. For example, we may not be able to attract or maintain our existing customer base, which could result in a decline in the transaction volumes and thus negatively affect our business and results of operations.

Privacy concerns relating to pre-owned consumer electronic devices and the collection, storage and mishandling of personal information could incur claims brought by owners of pre-owned consumer electronic devices, damage our reputation, impede our business growth and thus negatively impact our business.

Even if unfounded, worries about the security of personal information or other sensitive data stored in previously owned consumer electronic devices or a general lack of trust in that security could discourage current and potential customers from using our services, harm our reputation, drive away customers, and negatively impact our operating results. In order to offer better services, we also collect, store, and use personal information associated with pre-owned electronics from our customers, suppliers to provide better services. Despite our best efforts, we may not always be in compliance with all applicable data protection laws and regulations, our own privacy policies, and other duties we may have with regard to privacy and data protection, and in some cases the failure of compliance has led to customer complaints, and may also lead to inquiries, other proceedings, or actions against us by government agencies or others, as well as unfavorable publicity, damage to our reputation, and loss of our brand. Each of these things could lead to us losing users, customers, and have a negative impact on our business. Additionally, any system failure or security breach that permits unauthorized access to or disclosure of our customers’ data may severely restrict the use of our products and services, damage our reputation and brand, and, ultimately, hurt our business. To prevent the leakage of customer information and other security breaches, we strictly restrict third parties’ access to customer privacy data. However, given its high commercial worth, customer data may still be compromised and utilized inappropriately by outside parties, putting us at risk for legal and regulatory issues and seriously jeopardizing our company. Nonetheless, given its great commercial value, customer data may still be hacked and misused by third parties, which could expose us to legal and regulatory risks and seriously harm our business.

If we fail to adopt new technologies or adapt our websites to changing user or customer requirements or emerging industry standards, or if our efforts to invest in the development of new technologies are unsuccessful or ineffective, our business may be materially and adversely affected.

We must keep enhancing and improving the responsiveness, functionality, and features of our websites and company operation platforms in order to stay competitive. Rapid technological change, shifting user or customer needs and preferences, regular introductions of new goods and services incorporating new technologies, and the emergence of new industry standards and practices are all characteristics of the industries we work in and any one of them could make our current systems and technologies obsolete. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and emerging industry standards and practices, such as mobile internet, in a cost-effective and timely way. There are considerable technical and commercial risks associated with the creation of websites and other proprietary technology. We are unable to guarantee that we will be successful in creating or using new technologies, that we will be able to recoup the costs associated with creating new technologies, or that we will be able to upgrade our websites, proprietary technologies, and systems to meet user or customer requirements or emerging industry standards. Our business, prospects, financial condition, and operational results could be significantly and negatively impacted if we are unable to successfully develop technologies or adapt in a timely and cost-effective manner in response to changing market conditions or customer requirements.

We may not be able to sustain our historical growth rates in the future.

Since we began operating in 2016, we have seen rapid growth. However, we cannot guarantee that we will be able to continue our past growth rates in the future. Our revenue growth may slow, or our revenues may decline for any number of possible reasons, such as decreased consumer spending, increased competition, slowdown in the growth or contraction of the pre-owned consumer electronic devices industry in Hong Kong, emergence of alternative business models, changes in government policies or general economic conditions, and natural disasters or virus outbreaks. If our growth rate slows, investors’ opinions of our company and its future prospects could be negatively impacted, which could lead to a drop in the market value of CGT Holdings’ Ordinary Shares.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Although CGTHK usually places orders with the suppliers only after its wholesale clients confirm the purchase, and CGTHK has been able to keep a lean inventory. However, clients may from time to time cancel such orders, resulting in backlog inventory and increase inventory management costs. Additionally, CGTHK may increase its inventory because of the plan to expand the retail business. Demand for pre-owned consumer electronic devices can change significantly between the time inventory is ordered and the date by which they are sold. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, and changes in consumer spending patterns, among other factors, and consumers may not order pre-owned consumer electronic devices in the quantities that we expect. Each of the preceding factors may result in CGTHK’s increase costs in inventory management.

Our net inventories were US$5,750,381 as of September 30, 2023, and US$3,885,269 as of September 30, 2022. As we plan to continue expanding our product offerings, we expect to include more types of pre-owned consumer electronic devices in our inventory, which will make it more challenging for us to manage our inventory effectively and will put more pressure on our warehousing system.

If we don’t successfully manage our inventory, we will run a higher risk of obsolescence, declining inventory value, and substantial inventory write-downs or write-offs. In order to minimize our inventory level, we might also have to lower our sale prices, which could result in a decline in operating revenue. High inventory levels could also force us to invest a significant amount of capital, prohibiting us from utilizing that capital for other crucial goals. Any of the aforementioned factors could have a significant negative impact on our financial situation and operational results.

On the other hand, if we underestimate demand for certain pre-owned consumer electronic devices, or if we are unable to obtain sufficient amount of pre-owned consumer electronic devices in a timely manner, we may experience inventory shortages, which might result in missed sales, diminished brand loyalty and lost revenues, any of which could harm our business and reputation.

Though we have not experienced an incident or disruption of the supply chain of pre-owned consumer electronic devices, we cannot assure you there will be no incident or disruption of the supply chain of the pre-owned consumer electronic devices in the future. If such an incident or disruption of the supply chain of pre-owned consumer electronic devices occurs in the future, the lean inventory structure will subject us to difficulties in delivering specific types of pre-owned consumer devices already ordered by our customers. Though we usually do not have liquidated damage provisions in the orders or contracts entered into by and between our customers and us, the impact caused by the supply chain disruption will lead to a decrease of our sales and revenues and thus negatively affect our business and results of operations.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply to transfers of information within our organization. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or noncompliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

In some jurisdictions, including the mainland of China where we do not have material operations, cybersecurity, data privacy, data protection, or other data-related laws and regulations are relatively new and evolving, and their interpretation and application may be uncertain.

The following summarizes some of the key recent legislative initiatives in China on matters of data security and privacy.

Data Security

•        In June 2021, the Standing Committee of the NPC promulgated the Data Security Law, which took effect in September 2021. The Data Security Law, among other things, provides for security review procedures for data-related activities that may affect national security. In July 2021, the state council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Critical information infrastructure encompasses, under this regulation, key network facilities or information systems of critical industries or sectors, such as public communication and information service, energy, transportation, water conservation, finance, public services, e-government affairs and national defense science, the damage, malfunction or data leakage of which may endanger national security, people’s livelihoods and the public interest. In December 2021, the Cyberspace Administration of China (“the CAC”), together with other authorities, jointly promulgated the Cybersecurity Review Measures

(“CRM”), which became effective on February 15, 2022 and replaces its predecessor regulation. Pursuant to the CRM, critical information infrastructure operators that procure internet products and services must be subject to the cybersecurity review if their activities affect or may affect national security. The CRM further stipulates that critical information infrastructure operators or network platform operators that hold personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. As of the date of this prospectus, no detailed rules or implementation rules have been issued by any authority. Furthermore, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. As of the date of this prospectus, we have not been informed that we are a critical information infrastructure operator by any government authorities and we do not have any material operation or maintain any office or personnel in the mainland of China. We have not collected, stored, or managed any personal information in the mainland of China. In addition, we plan to emphasize Southeast Asia as our core future area of growth. As such, we currently do not expect the foregoing measures will have an impact on our business, results of operations, or this offering, and we believe that we are compliant with these measures to date. However, we still face uncertainties regarding the interpretation and implementation of these laws and regulations in the future. Cybersecurity review could result in disruption in our operations, negative publicity with respect to our company, and diversion of our managerial and financial resources. Furthermore, if we were found to be in violation of applicable laws and regulations in China during such review, we could be subject to fines or other government sanctions and reputation damages. Therefore, potential cybersecurity review, if applicable to us, could materially and adversely affect our business, financial condition, and results of operations.

•        In November 2021, the CAC released the Regulations on the Network Data Security (Draft for Comments), or the Draft Regulations. The Draft Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Regulations stipulates that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of a given year to the municipal cybersecurity department by the end of January in the following year. As of the date of this prospectus, the Draft Regulations was released for public comment only, and their respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty. We cannot predict the impact of the Draft Regulations on us, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. If the enacted version of the Draft Regulations mandates clearance of cybersecurity review and other specific actions to be completed by companies operating in Hong Kong like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

•        In November 2021, the CAC released the Regulations on the Network Data Security (Draft for Comments), or the Draft Regulations. The Draft Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Regulations stipulates that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of a given year to the municipal cybersecurity department by the end of January in the following year.

•        On December 28, 2021, 13 governmental departments of the PRC, including CAC issued the CRM, which became effective on February 15, 2022. The CRM provides that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because the current operations of CGTHK do not possess personal information from more than one million users, we do not believe that we are subject to the cybersecurity review by the CAC. In addition, as of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the CRM. However, we cannot assure you that we will be able to comply or remain compliant with such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the government authorities and become subject to fines and other government sanctions, which may materially and adversely affect our business, financial condition, and results of operations.

Personal Information and Privacy

•        The Anti-monopoly Guidelines for the Platform Economy Sector published by the Anti-monopoly Committee of the State Council, effective on February 7, 2021, prohibits collection of user information through coercive means by online platforms operators.

•        In August 2021, the Standing Committee of the NPC promulgated the Personal Information Protection Law (the “PIPL”), which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. The PIPL steps up the protection for personal information and imposes additional requirements in terms of its processing. Nonetheless, many provisions under this law remain to be clarified by the CAC, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations. Although as of the date of this prospectus, we have not collected, stored, or managed any personal information in the mainland of China, given that there remain uncertainties regarding the further interpretation and implementation of the relevant laws and regulations, if they are deemed to be applicable to companies operating in Hong Kong like us, we cannot assure you that we will be able to comply or remain compliant with such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the government authorities and become subject to fines and other government sanctions, which may materially and adversely affect our business, financial condition, and results of operations.

Personal Data and Privacy Law in Hong Kong

•        The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) provides the principles that a person who, either alone or jointly with other persons, controls the collection, holding, processing or use of personal data (a “Data User”) must follow in any acts concerning information, existing in a form which access to or processing of is practicable, which relates to a living individual and can be used to identify that individual (the “Personal Data”). Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. However, if a Data User has taken all the necessary measures to prevent a data leakage, then such Data User will not be liable for such punishments.

•        For all pre-owned consumer electronic devices collected by us, we use proprietary data erasing software to sanitize sensitive information, ensure data security and avoid data leakage. We collect data that are related to our business, all with consent from owners of such information. We are committed to protecting the privacy and security of such data, and have established and implemented policy on data collection, processing and usage. To ensure the confidentiality and integrity of our data, we have established internal protocols under which we grant classified access to confidential personal data only to limited employees with defined and layered access authority. We back up our data on a regular basis in multiple secured data storage systems to minimize the risk of data loss, and have engaged external IT consultants to protect our systems from unauthorized access and malicious attacks, and safeguard the integrity and security of our user data. As such, the Company considers that it is in full compliance with the PDPO of Hong Kong.

•        Concerns about mishandling personal information or other private and sensitive information stored in pre-owned consumer electronics, even if unfounded, or a general lack of confidence in the security of privacy in connection with pre-owned consumer electronics could deter current and potential consumers from using our services, damage our reputation, cause us to lose consumers or third-party merchants and adversely affect our operating results. In addition, we collect, store and use personal information of our consumers to provide better services. While we strive to comply with applicable data protection laws and regulations, as well as our own privacy policies and other obligations we may have with respect to privacy and data protection, failure or perceived failure to comply may result, and in some cases has resulted, in customer complaints, and may also result in inquiries and other proceedings or actions against us by government agencies or others, as well as negative publicity and damage to our reputation and brand, each of which could cause us to lose consumers, and have an adverse effect on our business. In addition, any systems failure or compromise of our security that results in the unauthorized access to or release of our customers’ data could significantly limit the adoption of our products and services, as well as harm our reputation and brand and, therefore, our business. We put in place authorization requirements to customer privacy data, and we expend resources on technology and our daily operations to protect against leakage of customer information and other security breaches. Nonetheless, given its great commercial value, customer data may still be hacked and misused by third parties, which could expose us to legal and regulatory risks and seriously harm our business.

Any harm to our brands or reputation may materially and adversely affect our business and results of operations.

We believe that the recognition and reputation of our brands among consumers and suppliers have contributed significantly to the growth and success of our business. For our business and competitiveness, maintaining and enhancing the recognition and reputation of our brands is critical. Many factors, some of which are beyond our control, are important to maintaining and enhancing our brand. These factors include our ability to:

•        provide a superior experience to consumers and suppliers, and enhance their trust in us;

•        maintain the popularity, attractiveness, diversity and quality of the products and services we offer;

•        maintain the reliability of our testing, grading, and pricing process;

•        continue to offer competitive prices for pre-owned consumer electronic devices/goods;

•        maintain or improve the satisfaction of consumers with our after-sales services;

•        increase brand awareness through marketing and brand promotion activities; and

•        preserve our reputation and goodwill in the event of any negative publicity, including those on customer service, customer and supplier relationships, product quality, or other issues affecting us or other pre-owned consumer electronic devices businesses.

Although we have not received communications or complaints alleging that pre-owned consumer electronic devices sold by us are counterfeit, defective, inconsistent with the information provided, or the services provided by us are unsatisfactory to our consumers in the past, we may receive such communications or complaints in the future. The information we provide to consumers is collected and maintained by us, which may not be accurate or complete due to human error, technological issues or willful misconduct. If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our products or services, our business, growth prospects, financial condition and results of the operations could be materially and adversely affected.

Additionally, negative news or media coverage of our business, our employees, our third-party service providers and business partners, our suppliers, our directors and management or our shareholders, including, without limitation, alleged failure to comply with applicable laws and regulations, alleged misrepresentation by our sales consultants or third-party agents, breach of data security, failure to protect user privacy, inappropriate business practices, disclosure of inaccurate operating data, negative information on blogs and social media websites, regardless of their validity, could damage our reputation. Customer faith in us may be eroded if we don’t address inaccurate or damaging information about us, including information distributed through social media or traditional media channels. This would have a materially negative impact on our business, results of operations, and financial condition.

If we fail to compete effectively, we may not be able to maintain or may lose market share and our business and results of operations would be materially and adversely affected.

The competition in the pre-owned consumer electronic devices industry is intense. We compete for consumers, orders, and pre-owned consumer electronic devices suppliers. See “Our Business — Competition.” Our competitors may have significantly more resources than we do, including financial, technological, marketing resources, and may be able to devote greater resources to the development and promotion of their platforms and services. They may also have stronger relationships with consumer electronic devices suppliers, online marketplaces selling consumer electronic devices and other third-party service providers than we do. This could allow them to develop new services, adapt more quickly to changes in technology and to undertake more extensive marketing campaigns, which may render us less attractive to consumers and businesses and cause us to lose market share. Those smaller companies or new entrants may be acquired by, receive investment from or enter into strategic relationships with well-established and well-financed companies or investors which would help enhance their competitive positions. Moreover, intense competition in the markets we operate in may result in a decline in our profit margin and revenue, increase our operating expenses and capital expenditures, and lead to departures of our qualified employees. Additionally, the pre-owned consumer electronic devices industry may see increased competition as a result of new and enhanced technologies. Our business and reputation may suffer as a result of the unfair competition we have experienced and could experience in the future from our competitors. Our business, financial situation, and operational outcomes could be seriously harmed if we don’t compete with our current and potential competitors.

Failure to effectively deal with any misappropriation of our business opportunities, fictitious transactions or other fraudulent conduct would materially and adversely affect our business, financial condition and results of operations.

We may face risks with respect to fraudulent activities by our employees. Moreover, illegal, fraudulent or collusive activities by our employees, such as fraud, bribery or corruption, could also subject us to liability or negative publicity or cause losses. Although we have internal controls and policies with regard to the review and approval of sales activities and other relevant matters, our employees’ actions are beyond our control. Our internal control procedures and rules do not guarantee that our employees will not commit fraud or other wrong doings. Negative publicity and user sentiment generated as a result of actual or alleged fraudulent or deceptive conduct by our employees could also severely diminish consumer confidence in us, reduce our ability to attract new or retain current consumers, damage our reputation and diminish the value of our brand names, and materially and adversely affect our business, financial condition and results of operations.

We rely on third-party payment service providers to conduct payment processing in the retail transactions we conduct. If those services are limited, restricted, curtailed or degraded in any way or become unavailable to us or our users for any reason, our business may be materially and adversely affected.

Our retail customers make payments through a variety of methods, including payment on our website by credit cards processed by our third-party online payment service partner, Payment Asia. These services are critical to our retail business. We rely on the convenience and ease of use that these service providers provide to our customers. The attractiveness of our product offerings could be materially and adversely affected if the quality, utility, convenience, or attractiveness of these service providers’ offerings declines for any reason.

Business involving online payment services is subject to a number of risks that could materially and adversely affect third-party online payment service providers’ ability to provide payment processing and escrow services to us, including:

•        dissatisfaction with these online payment services or decreased use of their services by customers;

•        increasing competition, including from other established Hong Kong internet companies, payment service providers and companies engaged in other financial technology services;

•        changes to rules or practices applicable to payment systems that link to third-party online payment service providers;

•        breach of users’ personal information and concerns over the use and security of information collected from buyers;

•        service outages, system failures or failures to effectively scale the system to handle large and growing transaction volumes;

•        increasing costs to third-party online payment service providers, including fees charged by banks to process transactions through online payment channels, which would also increase our costs of revenues; and

•        failure to manage funds accurately or loss of funds, whether due to employee fraud, security breaches, technical errors or otherwise.

In addition, certain commercial banks in Hong Kong impose limits on the amounts that may be transferred by automated payment from customers’ bank accounts to their linked accounts with third-party payment services. Although we believe the impact of these restrictions has not been and will not be significant in terms of the overall volume of payments processed by us, and automated payment services linked to bank accounts represent only one of many payment mechanisms that consumers may use to settle transactions, we cannot predict whether these and any additional restrictions that could be put in place would have a material adverse effect on our transactions.

In addition, we cannot assure you that we will be successful to enter into and maintain amicable relationships with online payment service providers. Identifying, negotiating and maintaining relationships with these providers require significant time and resources. They could choose to terminate their relationships with us or propose terms that we cannot accept. In addition, these service providers may not perform as expected under our agreements with them, and we may have disagreements or disputes with such payment service providers, any of which could adversely affect our brand and reputation as well as our business operations.

We are subject to certain risks relating to third-party logistics services and our storage space.

We rely on third-party logistics service providers to deliver pre-owned consumer electronic devices to our storage space and from our storage space to buyers. Since the products being shipped generally are high-value goods, reliable services from third-party logistics service providers are of great importance to us. The efficient operation of our business also depends on the timely delivery of pre-owned consumer electronic devices. However, third-party service providers may not be able to consistently provide timely and proper delivery of pre-owned consumer electronic devices. Although we did not experience product damage and product loss incidences and had disputes with certain logistics service providers, we may experience such incidents or disputes in the future. In addition, logistics services could also be suspended and thereby interrupt the supply of pre-owned consumer electronic devices if unforeseen events that are beyond our control occur, such as inclement weather, natural disasters, health epidemics, transportation disruptions or labor unrest. For example, the shipment and delivery of pre-owned consumer electronic devices were negatively affected by COVID-19. Additionally, the delivery of pre-owned consumer electronic devices may be considerably and unfavorably impacted if our third-party logistics service providers violate Hong Kong’s applicable laws and regulations. It’s possible that we will not be able to locate trustworthy substitute third-party logistics firms to offer delivery services on time or at all. The merger, acquisition, bankruptcy, or closure of the delivery companies we hire to make deliveries, especially those local businesses with relatively small business scales, could also impair or interrupt delivery of pre-owned consumer electronic devices. If pre-owned consumer electronic devices are not delivered in proper conditions or on a timely basis, buyers may refuse to accept products purchased from us and lose confidence in us, and our business and reputation could suffer. Furthermore, delivery personnel of contracted third-party logistics service providers act on our behalf and directly interact with consumers. We need to effectively manage these third-party logistics service providers to ensure the quality of customer services. We may receive user complaints from time to time regarding our delivery and return and exchange services. Any failure to provide high-quality delivery services to consumers or third-party merchants may negatively impact their experience with us, damage our reputation and business operations.

As of December 31, 2023, we had one location used as storage space in Hong Kong. Before being sold to customers, the vast majority of the pre-owned consumer electronic devices we sell are first sent to our storage space for inspection, grading, and pricing. Our ability to provide services like inspection, grading, and pricing services could be materially and adversely affected, and the shipment of pre-owned consumer electronic devices could be delayed, if any business interruptions or accidents, such as health pandemics and fires, were to occur and harm pre-owned consumer electronic devices or our storage space. We cannot assure you that operation interruptions or service suspensions would not occur in the future. Any interruption or suspension of operation could have a material adverse effect on our market reputation, business, financial condition and results of operations.

Our product delivery, return, exchange and warranty policies may materially and adversely affect our results of operations.

We have shipping policies that do not necessarily pass the full cost of shipping on to consumers. We also have customer-friendly return and exchange policies that make it convenient and easy for consumers to change their minds after completing purchases. We may also be required by law to adopt new or amend existing return and exchange or warranty policies from time to time. These policies improve customers’ experience with us and promote customer loyalty, both of which aid in client acquisition and retention. However, these policies also subject us to additional costs and expenses which we may not recoup through increased revenue. Our ability to handle a large volume of returns is unproven. Our costs may increase significantly and our results of operations may be materially and adversely affected, if our return and exchange policy is misused by a significant number of consumers. If we revise these policies to reduce our costs and expenses, consumers may be dissatisfied, which may result in loss of existing consumers or failure to acquire new consumers at a desirable pace, which may materially and adversely affect our results of operations. In addition, any negative publicity related to the quality of pre-owned consumer electronic devices sold by us, with or without merits, could damage our brand image, decrease customer demand, and thus materially and adversely affect our business, operating results and financial condition.

We may be subject to product liability claims.

The pre-owned consumer electronic devices sold by us may be defective. As a result, sales of such products could expose us to product liability claims relating to personal injury or property damage and may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the seller of the product. Although CGTHK would have legal recourse against the manufacturer of such products under Hong Kong law, attempting to enforce our rights against the manufacturer may be expensive, time-consuming and ultimately futile. In addition, we do not currently maintain any third-party liability insurance or product liability insurance in relation to products we sell. As a result, any material product liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

Our business, results of operations and reputation could be negatively affected by services provided by third-party cloud service providers.

We use third-party cloud service providers to provide us with cloud services to support our business operations. With the expansion of our business, we may be required to upgrade our technology and infrastructure or those of cloud service providers to keep up with the increasing traffic to our store or website. If the services provided are unable to meet our demand, or are disrupted, restricted, curtailed or degraded in any way or become unavailable to us, our business may be materially and adversely affected. In addition, we cannot assure you that we will be able to maintain amicable relationships with our cloud service providers. Our cloud service providers could choose to terminate their relationships with us or propose terms that we cannot accept. If we have to engage other cloud service providers and have to migrate our business operation data to new service providers, we cannot guarantee a smooth transition. We may suffer from unexpected incidents in the transition such as data loss, service interruptions, or loss of certain functionalities. As a result, we may need to spend more money in order to reduce the potentially significant losses brought on by these incidents. Most significantly, these unanticipated events could result in business interruptions, which would have a negative impact on our operations and could materially and adversely affect our results of operations. Besides, we have no control over the costs of the services provided by cloud service providers. If the prices we pay for those services rise significantly, our results of operations may be materially and adversely affected.

Our results of operations may be subject to seasonal fluctuations.

We experience a moderate level of seasonality in our business primarily as a result of new product launches by consumer electronic devices manufacturers and promotional campaigns by e-commerce platforms in Hong Kong. In addition, new product launches by major cell phone brands such as Apple each year also boost our customer traffic and purchase orders. All of these activities can affect our results for those quarters. Overall, the historical seasonality of our business has been relatively mild since we are in cooperation with multiple consumer electronic devices manufacturers which historically had product launches generally throughout a year. Our financial condition and results of operations for future periods may continue to fluctuate. As a result, the trading price of CGT Holdings’ Ordinary Shares may fluctuate from time to time due to seasonality.

If we expand our operations outside Hong Kong, we will be subject to a variety of costs and legal, regulatory, political and economic risks.

International expansion is a significant component of our growth strategy and may require significant capital investment, which could strain our resources and adversely impact current performance, while adding complexity to our current operations. Our overseas operations are subject to the laws of the countries in which we operate. We could face sanctions or other penalties if any of our overseas operations, associates, or agents violate these laws, which could harm our reputation, our business, and our operational performance.

In addition, we may face operational issues that could have a material adverse effect on our reputation, business and results of operations. These issues include, without limitation:

•        difficulties in developing, staffing and simultaneously managing a foreign operation as a result of distance, language and cultural differences;

•        challenges in formulating effective local sales and marketing strategies targeting users from various jurisdictions and cultures, who have a diverse range of preferences and demands;

•        challenges in identifying appropriate local business partners and establishing and maintaining good working relationships with them;

•        dependence on local platforms in marketing our products and services overseas;

•        challenges in selecting suitable geographical regions for international business;

•        longer customer payment cycles;

•        currency exchange rate fluctuations;

•        political or social unrest or economic instability;

•        protectionist or national security policies that restrict our ability to invest in or acquire companies; develop, import or export certain technologies, such as the national AI initiative proposed by the United States government; or utilize technologies that are deemed by local governmental regulators to pose a threat to their national security;

•        compliance with applicable foreign laws and regulations and unexpected changes in laws or regulations, including compliance with privacy laws and data security laws, including the European Union General Data Protection Regulation, or GDPR, and compliance costs across different legal systems;

•        differing, complex and potentially adverse customs, import/export laws, tax rules and regulations or other trade barriers or restrictions which may be applicable to transactions conducted through our international and cross-border platform, related compliance obligations and consequences of non-compliance, and any new developments in these areas; and

•        increased costs associated with doing business in foreign jurisdictions.

One or more of these factors could harm our overseas operations and consequently, could harm our overall results of operations.

Our international operations require us to comply with trade restrictions, such as economic sanctions and export controls.

Our international operations require us to comply with trade restrictions, including export controls and economic sanctions, such as those administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the U.N. Security Council and other relevant authorities. Our international trade operations may expose us to violations, or being accused of violations of such laws and regulations. We do not believe our business is subject to controls or licensing requirements because our business covers consumer electronic devices, goods classified as EAR 99 for the purposes of exporting by the U.S. Department of Commerce (the “DOC”). However, dependent upon changes enforced in export regulations, in the future, we could be controlled, similar to other self-defense device manufacturers, as a “crime control” product by the DOC, for export directly from the United States. Our inability to obtain DOC export licenses, if required, for sales of our device to international customers could significantly and adversely affect our business. In addition, despite our compliance efforts and activities, we cannot assure that such efforts and activities are effective nor the compliance by our employees or representatives for which we may be held responsible. Our failure to comply with such laws and regulations may expose us to harms in reputation and material penalties, including civil fines, criminal fines, imprisonment, disgorgement of profits, injunctions, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive. Any such violation could materially adversely affect our reputation, business, financial condition and results of operations.

If we are unable to conduct our marketing activities cost-effectively, our results of operations and financial condition in retail business may be materially and adversely affected.

We have incurred and will incur material expenses on online marketing to expand our retail customer base, increase our transaction volume and enhance our brand recognition. Marketing approaches and tools in the pre-owned consumer electronic devices market in Hong Kong are evolving. This further requires us to enhance our marketing approaches and experiment with new marketing methods to keep pace with industry developments and customer preferences. Failure to refine our existing marketing approaches or to introduce new marketing approaches in a cost-effective manner could reduce our market share, cause our net revenues to decline and negatively impact our profitability.

Our success depends on the continuing and collaborative efforts of our management team, and our business may be severely disrupted if we lose their services.

Our success heavily depends upon the continued services of our management. In particular, we rely on the expertise and experience of Mr. Shangzhao (“Cizar”) Hong, the chairman and chief executive officer of CGT Holdings, and other executive officers. If one or more of our senior management were unable or unwilling to continue in their present positions, we might not be able to replace them easily or at all, and our business, financial condition and results of operations may be materially and adversely affected. If any of our senior management joins a competitor or forms a competing business, we may lose consumers, suppliers, know-how and key professionals and staff members. Our senior management has entered into employment agreements and confidentiality and non-competition agreements with us. However, if any dispute arises between our officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in Hong Kong or we may be unable to enforce them at all. In addition, we do not have key-man insurance for any of our executive officers or other key personnel. Events or activities attributed to our executive officers or other key personnel, and related publicity, whether or not justified, may affect their ability or willingness to continue to serve our company or dedicate their full time and efforts to our company and negatively affect our brand and reputation, resulting in an adverse effect on our business, operating results and financial condition.

If we are unable to recruit, train and retain qualified personnel or sufficient workforce while controlling our labor costs, our business may be materially and adversely affected.

To support our business operations and planned expansion, we intend to hire additional qualified employees. Our future success depends, to a significant extent, on our ability to recruit, train and retain qualified personnel, particularly technical, marketing and other operational personnel with experience in the pre-owned consumer electronic devices industry. Our experienced mid-level managers play a crucial role in putting our company strategy and plans into action as well as supporting our operations and expansion. The effective operation of our managerial and operating systems, storage space, customer service center and other back office functions also depends on the hard work and quality performance of our management and employees. Since our industry is characterized by high demand and intense competition for talent and labor, we can provide no assurance that we will be able to attract or retain qualified staff or other highly skilled employees that we will need to achieve our strategic objectives. Labor costs in Hong Kong have increased with Hong Kong’s economic development. We might not be able to offer steady and committed operational staffs and other labor support enough incentives if our remuneration plan is not competitive in the market. Any failure to address these risks and uncertainties could materially and adversely affect our results of operations and financial performance. In addition, our ability to train and integrate new employees into our operations may also be limited and may not meet the demand for our business growth on a timely fashion, or at all, and rapid expansion may impair our ability to maintain our corporate culture.

Failure to obtain certain filings, approvals, licenses, permits and certificates required for our business operations may materially and adversely affect our business, financial condition and results of operations.

In accordance with the relevant Hong Kong laws and regulations, we are required to maintain various approvals, licenses, permits and filings to operate our business, including but not limited to business license and radio dealers license. The obtaining of these approvals, licenses, permits and filings are subject to satisfactory compliance with, among other things, licensing conditions and the applicable laws and regulations. Such licenses are valid for specified periods and subject to renewals on expiry. Although we currently possess the required licenses and are not aware of any legal impediment to renew the licenses, any failure to renew such licenses may materially and adversely affect our business, financial condition and results of operations.

Our leased property interest may be defective and such defects may negatively affect CGTHK’s right to such leases.

Title defects of leased properties may subject CGTHK to challenges by third parties, such that CGTHK’s leases may be deemed invalid or unenforceable and CGTHK may be forced to vacate from these leased properties. As a tenant, CGTHK is not liable for the title defects but our use of these properties may be affected upon third parties’ claims or challenges against the lease. If CGTHK is forced to move out and vacate from the leased properties, CGTHK may have to temporarily close the offices and incur additional costs in relocating its offices to another suitable locations, adversely affecting its business operations and financial condition.

Any breaches to our security measures, including unauthorized access, computer viruses and “hacking” may adversely affect our database and reduce use of our services and damage our reputation and brand names.

We process and store data during our ordinary course of business, which makes us or third-party service providers who host our servers targets and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins, or similar disruptions. Inadvertent disclosure of sensitive or confidential information, disruptions in access to our website, and other significant negative effects on our operations may result from breaches to our security measures, including computer viruses and hacking. These breaches may occur during the transfer of data or at any time, and result in people gaining unauthorized access to our systems and data. Our systems may be subject to infiltration as a result of third-party action, employee error, malfeasance or otherwise. While we have taken steps to protect the confidential information that we have access to, techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our website could cause confidential customer and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of any third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with customers and investors could be severely damaged, we could incur significant liability and our business and operations could be adversely affected.

The proper functioning of our technology platform is essential to our business. Any failure to maintain the satisfactory performance of our websites and systems could materially and adversely affect our business and reputation.

The satisfactory performance, reliability and availability of our technology platform are critical to our success and our ability to attract and retain consumers and provide quality customer service. Not only our online transactions require stable technology platform, the operations of offline transactions also rely on our proprietary business management systems and other technology systems. Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our websites or reduced order fulfillment performance could reduce the volume of products sold and the attractiveness of product offerings on our websites. Our servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, website slowdown or unavailability, delays or errors in transaction processing, loss of data or the inability to accept and fulfill customer orders. Security breaches, computer viruses and hacking attacks have become more prevalent in our industry. Because of our brand recognition in the pre-owned consumer electronic devices industry in Hong Kong, we believe we are a particularly attractive target for such attacks. Although we did not experience such attach in the past, we may experience such attacks and unexpected interruptions in the future.

We can provide no assurance that our current security mechanisms will be sufficient to protect our IT systems from any third-party intrusions, viruses or hacker attacks, information or data theft or other similar activities. Any such future occurrences could reduce customer satisfaction, damage our reputation and result in a material decrease in our revenue.

Additionally, we must continue to upgrade and improve our technology platform to support our business growth, and failure to do so could impede our growth. However, we cannot assure you that we will be successful in executing these system upgrades and improvement strategies or when the execution of these system upgrades and improvement strategies will be effective. In particular, our systems may experience interruptions during upgrades, and the new technologies or infrastructures may not be fully integrated with the existing systems on a timely basis, or at all. If our existing or future technology platform does not function properly, it could cause system disruptions and slow response times, affecting data transmission, which in turn could materially and adversely affect our business, financial condition and results of operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others, to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that our patent applications will be approved, that any issued patents will adequately protect our intellectual property, or that such patents will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable. Further, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms.

Enforcing intellectual property rights in Hong Kong can be difficult, time-consuming or costly. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in Hong Kong. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources, and could put our intellectual property at risk of being invalidated or narrowed in scope. We can provide no assurance that we will prevail in such litigation, and even if we do prevail, we may not obtain a meaningful recovery. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate patents, copyrights or other intellectual property rights held by third parties. Future legal actions and claims pertaining to third parties’ intellectual property rights may be made against us. Additionally, various parts of our business operations or the goods or services we provide on our marketplaces may violate other third parties’ intellectual property. There could also be existing patents of which we are not aware that our products or other aspects of our business may inadvertently infringe. We cannot assure you that holders of patents purportedly relating to some aspect of our technology platform or business, if any such holders exist, would not seek to enforce such patents against us in Hong Kong, the United States or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s attention and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question.

Moreover, we may use open-source software in connection with our products and services in the future. Companies that incorporate open-source software into their products and services have, from time to time, faced claims challenging the ownership of open-source software and compliance with open-source license terms. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open-source software or noncompliance with open-source licensing terms. Some open-source software licenses require users who distribute open-source software as part of their software to publicly disclose all or part of the source code to such software and make available any derivative works of the open-source code on unfavorable terms or at no cost. Any requirement to disclose our source code or pay damages for breach of contract could be harmful to our business, results of operations and financial condition.

If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting (“ICFR”). In connection with the audit of our consolidated financial statements as of and for the fiscal years ended September 30, 2021 and 2022, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, or PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in ICFR, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified is our company’s lack of sufficient skilled staff with U.S. GAAP knowledge for the purpose of financial reporting, and lack of formal accounting policies, and procedures manual to ensure proper financial reporting to comply with U.S. GAAP and SEC requirement. The material weakness, if not remediated timely, may lead to material misstatements in our consolidated financial statements in the future. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other control deficiencies in our ICFR. Had we performed a formal assessment of our ICFR or had our independent registered public accounting firm performed an audit of our ICFR, additional deficiencies may have been identified.

Following the identification of the material weakness, we have taken measures and plan to continue to take measures to remediate these deficiencies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control Over Financial Reporting.” However, the implementation of these measures may not fully address these deficiencies in our ICFR, and we cannot conclude that they have been fully remediated. Our failure to correct these deficiencies or our failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective ICFR could significantly hinder our ability to prevent fraud.

Upon the completion of this offering, we will be subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that we include a report from management on the effectiveness of our ICFR in our annual report on Form 20-F beginning with our annual report in our second annual report on Form 20-F after becoming a public company. In addition, our independent registered public accounting firm must attest to and report on the effectiveness of our ICFR after we become not qualified as an emerging growth company. Our management may conclude that our ICFR is not effective. Moreover, even if our management concludes that our ICFR is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, once we have become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our ICFR. If we fail to maintain the adequacy of our ICFR, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective ICFR in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, it could result in material misstatements in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our businesses, financial condition, results of operations and prospects, as well as the trading price of the Ordinary Shares, may be materially and adversely affected.

Additionally, ineffective ICFR could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

We have limited insurance coverage, which could expose us to significant costs and business disruption.

CGTHK provides work-related injury insurance for its employees. However, CGTHK does not maintain key-man or product liability insurance. We cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

We may, from time to time, be subject to legal proceedings or administrative penalties during the course of our business operations.

We may be subject to legal proceedings or administrative penalties from time to time in the ordinary course of our business, which could have a material adverse effect on our business, results of operations and financial condition. Claims arising out of actual or alleged violations of law could be asserted against us by consumers and businesses that utilize our services, by competitors, or by governmental entities in civil or criminal investigations and proceedings or by other entities. These claims could be asserted under a variety of laws, including but not limited to those related to product liability, consumer protection, intellectual property, unfair competition, privacy, labor and employment, securities, real estate, tort, contract, property and employee benefit. There is no guarantee that we will prevail in defending ourselves in legal and administrative procedures or in enforcing our rights under various laws, and we may still be involved in several legal or administrative proceedings. Enforcing our rights against the different parties involved may be costly, time-consuming, and ultimately fruitless even if we are successful in our attempt to protect ourselves in legal and administrative processes or to claim our rights under various laws. These actions could expose us to negative publicity and to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We believe that our current cash and equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the next 12 months. We may, however, require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to improve our brand awareness, build and maintain our offline network, develop new products or services or further improve existing products and services, and acquire complementary businesses and technologies. We might try to get a credit facility or sell more equity or debt securities if our current resources aren’t enough to cover our financial needs. Existing shareholder dilution could occur as a result of the selling of additional equity securities. Increased debt payment costs and possible operating and financial covenants would follow the incurrence of debt, which would limit our ability to operate. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to retain our existing financial resources and obtain additional financing on acceptable terms is subject to a variety of uncertainties, including but not limited to:

•        economic, political and other conditions in Hong Kong or other jurisdictions where we plan to raise funds in;

•        Hong Kong governmental policies relating to bank loans and other credit facilities;

•        Hong Kong governmental regulations of foreign investment and the pre-owned electronics industry in Hong Kong;

•        conditions of capital markets in which we may seek to raise funds; and

•        our future results of operations, financial condition and cash flows.

If we are unable to obtain adequate financing or financing on satisfactory terms, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, results of operations, financial condition and prospects could be adversely affected.

The global coronavirus COVID-19 outbreak has caused significant disruptions to our business, which we expect will continue to materially and adversely affect our results of operations and financial condition.

The outbreak of COVID-19 spread throughout the world, especially in China, the U.S. and Europe. On March 11, 2020, the World Health Organization declared the outbreak a global pandemic. Many businesses and social activities in Hong Kong, the U.S. and other countries and regions have been severely disrupted, including those of our suppliers, customers and distributors. Such disruption and the potential slowdown of the world’s economy could have a material adverse effect on our results of operations and financial condition. Due to quarantine measures to stop the pandemic from spreading, our suppliers and customers have experienced significant business disruptions and a suspension of operations. This has had and may continue to have a negative impact on our business and operations, including a shortage in the supply of raw materials, a suspension or reduction in our production capacity, a lack of transportation or logistic services, a delay in the delivery of our products, and a delay or cancellation of orders. Our customers or end-users of our products that are negatively impacted by the outbreak of COVID-19 may reduce their budgets to purchase our products, which may materially adversely impact our revenue and results of operations. Our business operations could also be disrupted if any of our employees are suspected of being or is infected by COVID-19, since it could require other employees to be quarantined or our offices and production site to be closed down and disinfected.

The COVID-19 pandemic continued to affect global logistics. In 2022, there have been outbreaks of the Omicron variant of COVID-19 in Hong Kong where CGTHK’s headquarters are located, and travel restrictions, mandatory COVID-19 tests, quarantine requirements and/or temporary closure of office buildings and facilities have been imposed by Hong Kong government. Although the Hong Kong government has relaxed the control measures, it may issue new orders of office closure, travel and transportation restrictions due to the resurgence of the COVID-19 and outbreak of new variants, which will have material negative impact to our business and financial conditions.

The growth of our business depends on our ability to accurately predict consumer trends and demand and successfully introduce new products and product line extensions and improve existing products.

Our ability to successfully introduce new products, and enhance and reposition our current products to satisfy the needs of customers will play an important role in how quickly we grow. Our capacity to foresee and adapt to changing consumer trends, wants, and tastes is what ultimately determines this. Innovative new product development and line extensions come at a significant financial expense. Any new product or product line extension may not generate sufficient customer interest and sales to become a profitable product or to cover the costs of its development and promotion and may negatively affect our operating results and damage our reputation. If we are not able to anticipate, identify or develop and market products to respond to the changes in the requirements and preferences of customers, or if our new product introductions or repositioned products fail to gain consumer acceptance, we may not grow our business as anticipated, our sales may decline and our business, financial condition and results of operations may be materially adversely affected.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our board of directors and management team lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act. Our board of directors and senior management do not have much experience managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our board of directors and senior management may be unable to implement programs and policies in an effective and timely manner or that adequately respond to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the management and growth of our business, result in a loss of investor confidence in our financial reports and have an adverse effect on our business and share price.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of CGT Holdings’ Ordinary Shares may be materially and adversely affected.

We will be subject to the reporting requirements of the Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of and the rules and regulations of the Cboe BZX Exchange after we are successfully listed on Cboe BZX Exchange. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting, as we are not required to provide a report of management’s assessment on our internal control over financial reporting due to a transition period established by the rules of the SEC for newly public companies. However, in the course of auditing our consolidated financial statements for the financial statements included elsewhere in this prospectus, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified relates to our lack of sufficient skilled staff with U.S. GAAP knowledge for the purpose of financial reporting, and lack of formal accounting policies, and procedures manual to ensure proper financial reporting to comply with U.S. GAAP and SEC requirement.

In response to the material weakness identified prior to this offering, we are in the process of implementing a number of measures to address the material weakness identified, including but not limited to (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP accounting and SEC reporting; and (ii) organizing regular training for our accounting staffs, especially training related to U.S. GAAP and SEC reporting requirements. We also plan to adopt additional measures to improve our internal control over financial reporting, including, among others, creating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and establishing an audit committee and strengthening corporate governance.

However, we cannot assure you that we will not identify additional material weaknesses or significant deficiencies in the future. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, our Ordinary Shares may not be able to remain listed on Cboe BZX Exchange.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report beginning with our second annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as we are a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of CGT Holdings’ Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

We may be held liable for information or content displayed on or linked to our website, which may materially and adversely affect our reputation, business and results of operations.

If information on our website or other product categories, including pre-owned products listings, is inaccurate or incomplete, we may be held liable. The information we collect and use for pre-owned product listings may be inaccurate or incomplete due to errors or on the part of our employees or third-party information providers, or frauds. Failure to ensure the accuracy and integrity of such information, regardless of its source, could undermine customer trust, result in further administrative penalties and adversely affect our reputation, business and results of operations.

We may not be able to successfully halt the operations of websites that aggregate our data as well as data from other companies, or “copycat” websites that misappropriate our data.

Due to the lack of widely accepted industry standards and practices, competitors could misappropriate data and information displayed on our website, such as pricing information for pre-owned consumer electronic devices. As of the date of this prospectus, we are not aware of any copycat websites that attempt to cause confusion or diversion of traffic from us. We cannot assure you that we will be able to successfully halt the operations of these websites or third parties. Failure to do so could damage our reputation, divert customer traffic or supply of pre-owned consumer electronic devices from us and thus maternally and negatively affect our business operations, results of operations and financial condition.

Our operations may be subject to the effects of a rising rate of inflation which may adversely impact our financial condition and results of operations.

Worldwide economies have experienced inflationary pressures. Indicatively, the U.S. consumer price index rose 9.1% in June 2022 compared to the prior year. Although it has fallen to 3.7% in August 2023, the inflation level remains and is expected to remain at a relatively high level for a certain time. Global inflationary pressures are attributable to causes such as trading pattern disruptions due to the armed conflict in Ukraine, supply chain and transportation problems, as well as added volatility and rising energy, food and commodity prices. Because CGTHK sources pre-owned electronic goods from the U.S. and several other countries and regions, continued inflationary pressure can materially and adversely affect our results of operations and financial condition.

Negative economic conditions, including as a result of commodity price inflation or supply chain constraints, the COVID-19 pandemic and the war in Ukraine, may adversely impact our results of operations.

Although we have no business in Russia or Ukraine, our business may suffer from the supply chain disruption and other impacts resulting from the military conflict between Russia and Ukraine, widespread health crises, such as the COVID-19 pandemic, and other worldwide economic and political turbulences that may affect the manufacturing capabilities of consumer electronic devices and international transportation. For example, CGTHK’s supply chain may be disrupted, limiting its ability to purchase or receive on time the pre-owned consumer electronic goods, or CGTHK’s cost base may be increased. Furthermore, economic growth is expected to slow, including due to supply chain disruption, the continued inflation pressure, and related actions by central banks and geopolitical conditions, with a significant risk of recession in many parts of the worlds in the near term. This may also prolong tight credit markets and potentially cause such conditions to become more severe, thereby causing consumers to reduce their discretionary spending, and consequently, our business. These issues, along with the re-pricing of credit risk and the difficulties currently experienced by financial institutions, may make it difficult to obtain financing.

CGTHK’s suppliers or couriers may fail to deliver ordered goods according to schedules, prices, quality and volumes that are acceptable to CGTHK. CGTHK may also fail to deliver goods pursuant to the terms agreed-upon with its customers. Unexpected changes in business conditions, materials pricing, including inflation of raw material costs, labor issues, wars, trade policies, natural disasters, health epidemics such as the global COVID-19 pandemic, trade and shipping disruptions, port congestions and other factors beyond our or CGTHK’s suppliers’ control could also affect these suppliers’ ability to deliver components to CGTHK or to remain solvent and operational. For example, a global shortage of semiconductors has been reported since early 2021 and has caused challenges in the manufacturing industry and impacted the market of electronic goods. Although CGTHK has been building a supplier network to secure additional or alternate sources, there is no assurance that CGTHK will be able to do so quickly or at all.

Additionally, because a substantial portion of CGTHK’s orders is placed after CGTHK getting orders from its customers, CGTHK will suffer from hardship in meeting customers’ needs, increased costs in inventory management, and other complexities in the supply chain management process. Our results of operations and financial conditions can be materially and adversely affected.

Risks Related to Doing Business in Hong Kong

CGT Holdings is an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, CGT Holdings’ operations are conducted in Hong Kong by one of CGT Holdings’ subsidiaries.

CGT Holdings is a Cayman Islands holding company with no material operations of its own. Substantially all of CGT Holdings’ business operations are conducted through its operating subsidiary, CGTHK. The ability of CGTHK to make dividend and other payments to CGT Holdings may be restricted by factors that include changes in applicable foreign exchange and other laws and regulations. While there are currently no restrictions on foreign exchange and our ability to transfer cash or assets between CGT Holdings and CGTHK, if certain laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to us, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity (such as our operating subsidiary, CGTHK), such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on CGT Holdings or CGTHK to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of CGTHK to pay dividends or make other distributions to its holding company could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, if CGTHK incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends.

The Hong Kong legal system embodies uncertainties which could negatively affect our listing on Cboe BZX Exchange and limit the legal protections available to you and us.

The Hong Kong legal system embodies uncertainties which could negatively affect our listing on Cboe BZX Exchange and limit the legal protections available to you and us. As one of the conditions for the handover of the sovereignty of Hong Kong to China, China had to accept some conditions such as Hong Kong’s Basic Law before its return. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for 50 years from 1997. This agreement has given Hong Kong the freedom to function in a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system. However, if the PRC reneges on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system, and may in turn bring about uncertainty in, for example, listing CGT Holdings’ Ordinary Shares on Cboe BZX Exchange. This also could materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

We operate principally in Hong Kong, and adverse economic or other events affecting the region or any significant worsening to the present global financial condition could significantly impact our business.

The operation of our business is concentrated principally in a narrow geographic region of Hong Kong. Changes in demand, economic and political developments and regulatory changes in the region will have a significant effect on our business, results of operations and financial condition. In addition, adverse weather conditions, earthquakes, fires, power loss, telecommunications failures, breakage of land or submarine transmission cables, military or terrorist activity or similar events within Hong Kong may cause significant disruption to our business operations. The outbreak of any severe contagious disease or pandemic within Hong Kong could also have a material adverse effect on our business, results of operations and financial performance. Any significant and protracted worsening to the present global financial and economic climate could result in a change to the spending or usage behavior of our customers which could have an adverse impact on our business, results of operations and financial performance.

Our business is dependent on the government’s policy on the Hong Kong mobile telecom industry.

Our business is sensitive to consumer spending on mobile telecom services. We cannot assure you that it will grow in the future. Development of Hong Kong mobile telecom industry could be negatively affected by factors such as unfavorable government policies and changes of consumer preferences which may decrease spending on mobile telecom services. If Hong Kong mobile telecom industry does not develop as we anticipated, our business may be adversely affected and we may need to adjust our growth strategy and our results of operation may be adversely affected.

Hong Kong’s position and reputation is dependent on the high degree of autonomy.

Hong Kong is a special administrative region of the PRC with its own government. Hong Kong enjoys a high degree of autonomy from the PRC under the principle of “one country, two systems”. However, there can be no assurance that our financial condition and results of operations will not be adversely affected as a consequence of the exercise of PRC sovereignty over Hong Kong. On July 14, 2020, the President of U.S. signed an executive order to end the special status enjoyed by Hong Kong under the U.S.-Hong Kong Policy Act of 1992. Hong Kong’s position and reputation as an international financial and trade center may be further damaged, and our business may be materially and adversely affected.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

It will be difficult to acquire jurisdiction and enforce liabilities against us, our officers, directors and assets based in Hong Kong.

Almost all of our assets are located in Hong Kong. Our officers and directors currently reside outside of the U.S. and are residents of Hong Kong, except for Jingeng Chen, who is a resident of the mainland of China. Judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, an action can be brought upon a foreign judgment in Hong Kong courts. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In an action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in an action in Hong Kong brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, it may be difficult or not possible for U.S. investors to enforce their legal rights, to effect service of process upon us, our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of us, our directors and officers under federal securities laws.

Potential political and economic instability in Hong Kong may adversely impact our results of operations. We may also face the risk that changes in the policies of the PRC government could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business.

Our operational activities are primarily conducted in Hong Kong. Accordingly, political and economic conditions in Hong Kong and the surrounding region may directly affect our business. Since early 2019, a number of political protests and conflicts have occurred in Hong Kong in connection with proposed legislation that would allow local authorities to detain and extradite people who are wanted in territories that Hong Kong does not have extradition agreements with, including the mainland of China and Taiwan. The economy of Hong Kong has been negatively impacted, including our retail market, property market, securities market, and tourism, from such protests.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. We cannot assure you that the Hong Kong protests will not affect Hong Kong’s status as a Special Administrative Region of the People’s Republic of China and thereby affecting its current relations with foreign states and regions.

Our revenue is susceptible to Hong Kong protests as well as any other incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. It is unclear whether there will be other political or social unrest in the near future or that there will not be other events that could lead to the disruption of the economic, political and social conditions in Hong Kong. If such events persist for a prolonged period of time or that the economic, political and social conditions in Hong Kong are to be disrupted, our overall business and results of operations may be adversely affected.

In addition, economic, political and legal developments and social conditions in the PRC may significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the mainland of China and Hong Kong. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case. Our business operations and prospects, financial condition, and results of operations may be adversely affected by changes in policies by the PRC government, including:

•        changes in laws, regulations or their interpretation;

•        confiscatory taxation;

•        restrictions on currency conversion, imports or sources of suppliers, or ability to continue as a for-profit enterprise;

•        expropriation or nationalization of private enterprises; and

•        the allocation of resources.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we conduct in Hong Kong and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The interpretations of many laws, regulations and rules may not always be uniform and the enforcement of these laws, regulations and rules may involve uncertainties for you and us. Our ability to operate in Hong Kong, conduct overseas offerings and continue to investment in Hong Kong based issuers may be harmed by these changes in its laws and regulations, including those relating to taxation, import and export tariffs, healthcare regulations, environmental regulations, land use and property ownership rights, and other matters. Accordingly, government actions in the future could have a significant effect on economic conditions in Hong Kong or particular regions thereof, and could limit or completely hinder our ability to offer or continue to offer securities to investors or require us to divest ourselves of any interest we then hold in Hong Kong properties or joint ventures. Any such actions (including divesture or similar actions) could result in a material adverse effect on us and on your investment in us and could render CGT Holdings’ Ordinary Shares and your investment in CGT Holdings’ Ordinary Shares worthless.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations. Since 1970s, the PRC government has begun to promulgate a comprehensive system of laws that regulates economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourages foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 40 years to keep up with the rapidly changing society and economy in China. Because government agencies and courts that provide interpretations of laws and regulations and decide contractual disputes and issues may change their interpretation or enforcement very rapidly with little advance notice at any time, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, may cause possible problems to foreign investors.

Although the PRC government has been pursuing economic reform policies for more than four decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting, political, economic and social life in the PRC.

The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business.

On May 28, 2020, the National People’s Congress of the PRC approved a proposal to impose a new national security law for Hong Kong and authorized the Standing Committee of the National People’s Congress to proceed to work out details of the legislation to be implemented in Hong Kong (the “Decision”). The Decision states that the new law will target secession, subversion of state power, terrorism activities and foreign interference. The stated objective of the Decision is to protect the national security of China as a whole (including Hong Kong and Macau) and is not intended to have a direct commercial bearing on commercial and economic activities. The government believes the new law may bring about more stability to Hong Kong, which in turn may lay the foundation for commercial and economic activities to flourish. On June 30, 2020, China’s National People’s Congress Standing Committee passed the national security law for the Hong Kong Special Administrative Region (HKSAR). Hong Kong’s Chief Executive promulgated it in Hong Kong later the same day. Among other things, it criminalizes separatism, subversion, terrorism and foreign interference in Hong Kong. We cannot rule out the possibility that the Decision and the implementation of the national security law may trigger sanctions or other forms of penalties by foreign governments, which may cause economic and other hardships for Hong Kong, including companies like us that do business in Hong Kong. It is difficult for us to predict the impact, in any, the implementation of the national security law will have on our business, as such impact will depend on future developments, which are highly uncertain and cannot be predicted.

Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of CGT Holdings’ Ordinary Shares. Dividends payable to our foreign investors and gains on the sale of CGT Holdings’ Ordinary Shares of Ordinary Shares by our foreign investors may become subject to tax by the PRC.

CGT Holdings is a holding company incorporated in the Cayman Islands with its operating subsidiary located in Hong Kong. Accordingly, most of our cash is maintained in Hong Kong Dollars. We conduct no other business and, as a result, we depend entirely upon our Hong Kong operating subsidiary’s earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. There are currently no restrictions of transferring funds between our Cayman Islands holding company and our operating subsidiary in Hong Kong or limitations on the ability of our Hong Kong subsidiary to issue dividends or other distributions to its overseas shareholders. However, we cannot assure you that the oversight of the PRC government will not be extended to companies operating in Hong Kong, like our Hong Kong operating subsidiary. There is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders and could result in a material adverse change to our business operations, our prospects, financial condition, and results of operations, and could cause CGT Holdings’ Ordinary Shares to significantly decline in value or become worthless.

The market price for CGT Holdings’ Ordinary Shares could be adversely affected by increased tensions between the United States and China.

Recently there have been heightened tensions in the economic and political relations between the U.S. and China. On June 30, 2020, the Standing Committee of the PRC National People’s Congress issued the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region. This law defines the duties and government bodies of Hong Kong for safeguarding national security and four categories of offences — secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, then U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then Hong Kong chief executive Carrie Lam. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions such as those provided in the HKAA is in practice discretionary and highly political, especially in a relationship as extensive and complex as that between the U.S. and China. It is difficult to predict the full impact of the HKAA on Hong Kong and companies like us. Furthermore, legislative or administrative actions in respect of Sino-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of CGT Holdings’ Ordinary Shares could be adversely affected.

Our business, financial condition and results of operations, and/or the value of CGT Holdings’ Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to a company such as us.

We currently do not have any operations in the mainland of China. As a result, the laws and regulations of the PRC do not currently have any material impact on our business, financial condition and results of operations. However, as we operate in Hong Kong, a special administrative region of China, there is no guarantee that if certain existing or future laws of the PRC become applicable to a company such as us, it will not have a material adverse impact on our business, financial condition and results of operations and/or our ability to offer or continue to offer securities to investors, any of which may cause the value of such securities to significantly decline or be worthless.

Except for the Basic Law, national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

The laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to us, we may be subject to the risks and uncertainties associated with the legal system in the PRC, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

We may also become subject to the laws and regulations of the PRC to the extent we commence business and customer facing operations in the mainland of China as a result of any future acquisition, expansion or organic growth.

The PRC government exerts substantial influence and discretion over the manner in which companies incorporated under the laws of the PRC must conduct their business activities. CGTHK, our operating entity, is a Hong Kong-based company with no substantive operations in the mainland of China. However, if we were to become subject to such direct influence or discretion, it may result in a material change in our operations and/or the value of CGT Holdings’ Ordinary Shares, which would materially affect the interest of the investors.

We currently do not have any operations in the mainland of China. We primarily operate in Hong Kong, a special administrative region of China. The PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities outside of the mainland of China, however, there is no guarantee that we will not be subject to such direct influence or discretion in the future due to changes in laws or other unforeseeable reasons or as a result of our expansion or acquisition of operations in the mainland of China.

The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistences, the enforcement of which involves uncertainties. The PRC government has exercised and continues to exercise substantial control over many sectors of the PRC economy through regulation and/or state ownership. Government actions have had, and may continue to have, a significant effect on economic conditions in the PRC and businesses which are subject to such government actions.

If we became subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons or as a result of our development, expansion or acquisition of operations in the PRC, it may require a material change in our operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of CGT Holdings’ Ordinary Shares could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the PRC government would not intervene in or influence our operations at any time.

We are not currently required to obtain permission from the PRC government for the trading of CGT Holdings’ Ordinary Shares on Cboe BZX Exchange, however there is no guarantee that this will continue to be the case in the future, or even when such permission is obtained, it will not be subsequently denied or rescinded. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of CGT Holdings’ Ordinary Shares to significantly decline or be worthless.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in CGT Holdings’ Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting and reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we may have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in CGT Holdings’ Ordinary Shares could be rendered worthless. In addition, major issues with other U.S. listed Chinese companies in the future, could have a negative effect on the value of your investment, even though the Company is not involved.

Because our operations are based in Hong Kong, we are subject to the regulations and rules of the Hong Kong government as well as the influence of the PRC government. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in Hong Kong may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, the Group’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Group could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Group may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Group’s operation could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. Given that the PRC government may intervene or influence our operations at any time with little to no advanced notice, it could result in a material change in our operation and the value of CGT Holdings’ Ordinary Shares. Given recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Although the Group is currently not required to obtain permission from any PRC regulatory authorities and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, CGT Holdings’ Ordinary Shares may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future.

Although we do not believe we are required to file with the China Securities Regulatory Commission for this offering under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises promulgated in February 2023, if we are required to do so, we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely filing for this offering.

On February 17, 2023, the CSRC issued the Trial Measures, which became effective on March 31, 2023. The CSRC also circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website, on the same day. The Trial Measures, together with the Guidance Rules and Notice (collectively, the “New Overseas Listing Rules”), reiterate the basic principles of the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and impose substantially the same requirements for the overseas securities offering and listing by domestic enterprises. Under the New Overseas Listing Rules, domestic enterprises conducting overseas securities offering and listing, either directly or indirectly, shall complete filings with the CSRC pursuant to the New Overseas Listing Rules’ requirements within three business days following the submission of application for an initial public offering or listing. On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing by Domestic Enterprises (“Confidentiality and Archives Administration Provisions”), which came into effectiveness on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations. According to the legal opinion provided by Yuan Tai Law Offices, our PRC counsel, we do not believe we are subject to the filing and approval requirements because we have no business operation in or material connection with the mainland of China, and the offering of CGT Holdings’ Ordinary Shares will likely not be regarded as an indirect overseas offering by PRC domestic enterprises. Although we do not believe we are subject to the filing and approval requirements because we have no business operation in or material connection with the mainland of China, there are uncertainties regarding the interpretation and implementation of the New Overseas Listing Rules. If we become subject to the New Overseas Listing Rules, we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely filing for this offering.

Although we do not believe we are subject to the review by the CAC or other PRC cybersecurity authorities because we have no operations in the mainland of China nor do we possess or process personal information from more than one million users, in light of recent events indicating greater oversight by the CAC over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing.

From 2021, the CAC along with other PRC regulatory authorities, has promulgated a series of regulations requiring data processors and businesses with access to a large amount of personal data to become subject to regulatory reviews and other administrative measures. For example, on July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, which became effective on September 1, 2022. The data export measures require that any data processor, who processes or exports personal information exceeding a certain volume threshold pursuant to the measures, shall apply for a security assessment by the CAC before transferring any personal information abroad, including the following circumstances: (i) important data will be provided overseas by any data processor; (ii) personal information will be provided overseas by any operator of critical information infrastructure or any data processor who processes the personal information of more than 1,000,000 individuals; (iii) personal information will be provided overseas by any data processor who has provided the personal information of more than 100,000 individuals in the aggregate or has provided the sensitive personal information of more than 10,000 individuals in the aggregate since January 1 of last year; and (iv) other circumstances where the security assessment is required as prescribed by the CAC. A data processor shall, before applying for the security assessment of an outbound data transfer, conduct a self-assessment of the risks involved in the outbound data transfer. The security assessment of a cross-border data transfer shall focus on assessing the risks that may be brought about by the cross-border data transfer concerning national security, public interests, or the lawful rights and interests of individuals or organizations. Although we do not believe we are subject to such requirements because we do not have any business operations in the mainland of China, nor do we possess or process a large amount of personal information. However, we may become subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing.

Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, which laid down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an undertaking that directly or indirectly holders a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger, and is therefore not applicable to our business.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of Hong Kong judiciary, to hear and decide cases connected with competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification or other order under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may impact on the Company’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

The Company confirms that we have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

Risks Related to CGT Holdings’ Ordinary Shares and This Offering

CGT Holdings’ Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting and the cessation of trading of CGT Holdings’ Ordinary Shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On November 5, 2021, the SEC approved Rule 6100 adopted by the PCAOB to establish a framework for the PCAOB’s determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by an authority in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021 to implement the submission and disclosure requirements in the HFCAA, which requires a company to identify in its annual report, (1) the auditors that provided opinions to the financial statements presented in the annual report, (2) the location where the auditors’ report was issued, and (3) the PCAOB ID number of the audit firm or branch that performed the audit work. After we become a public company, if the SEC determines have three consecutive non-inspection years, the SEC will issue a stop order to prohibit the trading of CGT Holdings’ Ordinary Shares.

On December 16, 2021, the PCAOB issued a Determination Report which reported the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) the mainland of China of the PRC, because of a position taken by one or more authorities in the mainland of China; and (2) Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in Hong Kong.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in the mainland of China and Hong Kong. Uncertainties still exist as to whether and how this new Statement of Protocol will be implemented. The PCAOB is required to reassess its determinations by the end of 2022 and there are uncertainties whether the PCAOB will determine it is still unable to inspect or investigate completely registered public accounting firms in the mainland of China and Hong Kong.

On December 15, 2022, the PCAOB issued a Determination Report determining that the PCAOB secured complete access to inspect and investigate registered public accounting firms headquartered in the mainland of China and Hong Kong, and vacating the 2021 Determinations the contrary. However, the PCAOB further noted that it will act immediately to consider the need to issue a new determination if the PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access.

On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which, among other things, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the SEC must impose an initial trading prohibition on the issuer’s securities from three years to two years. Therefore, once an issuer is identified as a Commission-Identified Issuer for two consecutive years, the SEC is required under the HCFAA to prohibit the trading of the issuer’s securities on a national securities exchange and in the over-the-counter market.

Our current auditor, Wei, Wei & Co., LLP, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Wei, Wei & Co., LLP is not among the PCAOB-registered public accounting firms registered in the mainland of China or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. We are not aware of any reasons to believe or conclude that Wei, Wei & Co., LLP would not permit an inspection by the PCAOB or that it may not be subject to such inspection. However, given the recent developments, we cannot assure you whether PCAOB or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. CGT Holdings’ Ordinary Shares could still be delisted and prohibited from being traded over-the-counter under the HFCAA if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China. Furthermore, there is no guarantee that future audit reports will be prepared by auditors that are completely inspected by the PCAOB, and, as such, future investors may be deprived of such inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

There has been no previous public market for CGT Holdings’ Ordinary Shares prior to this offering, and if an active trading market does not develop you may not be able to resell CGT Holdings’ Ordinary Shares at or above the price you paid, or at all.

The Ordinary Shares of CGT Holdings have never been traded publicly prior to this initial public offering. The market price and liquidity of CGT Holdings’ Ordinary Shares will be significantly harmed if an active trading market for those shares does not emerge following this offering. The public offering price for CGT Holdings’ Ordinary Shares will be determined by negotiations between us and the Representative and may bear little or no relationship to the market price for CGT Holdings’ Ordinary Shares after the public offering. You may not be able to sell any Ordinary Shares that you purchase in the offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

The market price for CGT Holdings’ Ordinary Shares may be volatile.

The market price for CGT Holdings’ Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

•        the perception of U.S. investors and regulators of U.S. listed Hong Kong companies;

•        negative publicity, studies or reports;

•        changes in financial estimates by securities research analysts;

•        conditions in the pre-owned consumer electronic devices markets;

•        our capability to catch up with the technology innovations in the industry;

•        actual or anticipated fluctuations in our operating results;

•        changes in the economic performance or market valuations of other competitor companies;

•        announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

•        addition or departure of key personnel;

•        fluctuations of exchange rates between HK dollar and the U.S. dollar; and

•        general economic, health or political conditions in Hong Kong, China and worldwide.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of CGT Holdings’ Ordinary Shares.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding CGT Holdings’ Ordinary Shares, the price of CGT Holdings’ Ordinary Shares and trading volume could decline.

The trading market for CGT Holdings’ Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The estimates of market opportunity, forecasts of market growth included in this prospectus may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainties and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunities are subject to change over time, and there is no guarantee that any particular number or percentage of addressable companies covered by our market opportunities estimates will purchase our products and solutions at all or generate any particular level of revenues for us. Even if the market in which we compete meets the size estimates and growth forecasted in this prospectus, our business could fail to grow for a variety of reasons, including reasons outside of our control, such as competition in our industry.

Certain recent initial public offerings of companies with public floats comparable to CGT Holdings’ anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. CGT Holdings may experience similar volatility, which may make it difficult for prospective investors to assess the value of its Ordinary Shares.

In addition to the risks addressed above in “— The market price for CGT Holdings’ Ordinary Shares may be volatile”, CGT Holdings’ Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme share price run-ups followed by rapid price declines, and such share price volatility was seemingly unrelated to the respective company’s underlying performance. Upon the consummation of this offering, CGT Holdings will have a relatively small public float due to the relatively small size of this offering, the ownership percentage of its executive officers and directors, and greater than 5% shareholders. As a result of its small public float, CGT Holdings’ Ordinary Shares may be less liquid and have greater share price volatility than the shares of companies with broader public ownership. The rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of CGT Holdings’ Ordinary Shares. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. In addition, you may experience losses, which may be material, if the price of CGT Holdings’ declines after this offering or if you purchase CGT Holdings’ Ordinary Shares prior to any price decline.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of CGT Holdings to effect service of process or to enforce judgements obtained in the United States courts.

CGT Holdings’ corporate affairs are governed by our memorandum and articles of association and by the Cayman Islands Companies Act (2022 Revision) (“Companies Act”) and common law of the Cayman Islands. The rights of shareholders to take legal action against CGT Holdings’ directors and CGT Holdings, actions by minority shareholders and the fiduciary responsibilities of CGT Holdings’ directors to CGT Holdings under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British Overseas Territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of CGT Holdings’ shareholders and the fiduciary responsibilities of the directors of CGT Holdings under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the U.S. In particular, the Cayman Islands has a less developed body of securities laws as compared to the U.S., and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws.

Currently, all of our operations are conducted outside the U.S., and substantially all of our assets are located outside the U.S. All of our directors and officers are nationals or residents of jurisdictions other than the U.S. and a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for a shareholder to effect service of process within the U.S. upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the U.S.

You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. CGT Holdings’ post-offering memorandum and articles of association provide that upon the requisition of any one or more of its shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of CGT Holdings entitled to vote at general meetings, its board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

CGT Holdings’ Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming CGT Holdings’ Ordinary Shares begin trading on Cboe BZX Exchange, CGT Holdings’ Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing CGT Holdings’ Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be caused by a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of CGT Holdings’ Ordinary Shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in CGT Holdings’ Ordinary Shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for CGT Holdings’ Ordinary Shares may not develop or be sustained.

Volatility in CGT Holdings’ Ordinary Shares price may subject us to securities litigation.

When compared to seasoned issuers, the market for CGT Holdings’ Ordinary Shares may experience significant price volatility, and we anticipate that our share price may be more volatile than a seasoned issuer for the foreseeable future. Following times of volatility in the market price of a firm’s Ordinary Shares, plaintiffs have frequently started securities class action litigation against that company in the past. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

The management of CGT Holdings will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine CGT Holdings’ use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by CGT Holdings’ management to apply these funds effectively could harm our business.

In order to raise sufficient funds to enhance operations, CGT Holdings may have to issue additional securities at prices which may result in substantial dilution to CGT Holdings’ shareholders.

If CGT Holdings raises additional funds through the sale of equity or convertible debt, the current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of Ordinary Shares outstanding. CGT Holdings may have to issue securities that may have rights, preferences, and privileges senior to CGT Holdings’ Ordinary Shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition. See “Dilution” on page 58 of this prospectus.

CGT Holdings is not likely to pay cash dividends in the foreseeable future.

CGT Holdings currently intends to retain any future earnings for use in the operation and expansion of the business of itself and its subsidiaries. Accordingly, CGT Holdings does not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should CGT Holdings determine to pay dividends in the future, its ability to do so will depend upon the receipt of dividends or other payments from its subsidiaries.

CGT Holdings is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such it is exempt from certain provisions applicable to United States domestic public companies.

CGT Holdings is a foreign private issuer within the meaning of the rules under the Exchange Act. As such, it is exempt from certain provisions applicable to United States domestic public companies. For example:

•        CGT Holdings is not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, CGT Holdings is permitted to comply solely with its home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        CGT Holdings is not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        CGT Holdings is exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        CGT Holdings is not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        CGT Holdings is not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

CGT Holdings will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, CGT Holdings intends to file reports on Form 6-K as a foreign private issuer. However, the information CGT Holdings is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As an “emerging growth company” under applicable law, we will be subject to reduced disclosure requirements. Such reduced disclosure may make CGT Holdings’ Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find CGT Holdings’ Ordinary Shares less attractive as a result, there may be a less active trading market for CGT Holdings’ Ordinary Shares and our share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Cboe BZX Exchange, imposes various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of CGT Holdings’ Ordinary Shares that is held by non-affiliates exceeds US$700 million as of September 30, 2023, the last business day of the CGT Holdings’ most recently completed fiscal year, and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

CGT Holdings will be a “controlled company” under the Cboe BZX Exchange Rules, and CGT Holdings, as a result, can rely on exemptions from certain corporate governance requirements that could adversely affect CGT Holdings’ public shareholders.

Mr. Shangzhao (“Cizar”) Hong, the chairman and chief executive officer of CGT Holdings, will hold a majority of the voting power of CGT Holdings upon the completion of this offering. Therefore, CGT Holdings will qualify as a “controlled company” under the Cboe BZX Exchange Rules. Under these rules a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of CGT Holdings’ directors be independent, as defined in the Cboe BZX Exchange Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. CGT Holdings may elect to rely on any of such exemptions so long as it remains a controlled company and during any transition period following the time when CGT Holdings is no longer a controlled company. Should CGT Holdings choose to do so, you would not have the same protections afforded to shareholders of companies that are subject to all of Cboe BZX Exchange corporate governance requirements.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of CGT Holdings’ Ordinary Shares may be volatile, which could subject us to securities litigation and make it more difficult for you to sell CGT Holdings’ Ordinary Shares.

As a company conducting a relatively small public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. While the Representative is required to sell shares in this offering to at least 300 round lot shareholders (a round lot shareholder is a shareholder who purchases at least 100 shares) in order to ensure that we meet the Cboe BZX Exchange initial listing standards, we have not otherwise imposed any obligations on the Representative as to the maximum number of shares they may place with individual investors. If, in the course of marketing the offering, the Representative was to determine that demand for CGT Holdings’ Ordinary Shares was concentrated in a limited number of investors and such investors determined to hold their shares after the offering rather than trade them in the market, other shareholders could find the trading and price of CGT Holdings’ Ordinary Shares affected (positively or negatively) by the limited availability of CGT Holdings’ Ordinary Shares. If this were to happen, investors could find CGT Holdings’ Ordinary Shares to be more volatile than they might otherwise anticipate. Such share price volatility may increase the likelihood that a company may become the target of securities lawsuit. Additionally, it might be harder for smaller investors to sell their shares if a small number of individuals possessed a significant portion of our public float.

If we are unable to comply with certain conditions, CGT Holdings’ ordinary shares may not trade on the Cboe BZX Market.

We have applied to list our ordinary shares on the Cboe BZX Exchange, which provides that we pay the balance of our entry fee and show that we satisfy applicable initial listing requirements. If we are unable to meet these conditions, CGT Holdings’ ordinary shares may not trade on the Cboe BZX Exchange. In addition, we have relied on an exemption to the blue sky registration requirements afforded to “covered securities”. Securities listed on the Cboe BZX Exchange are “covered securities.” If we were unable to meet applicable conditions for listing, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell CGT Holdings’ ordinary shares. Consequently, we will not complete this offering until we have met the required listing conditions.

If we are listed the Cboe BZX Exchange and our financial condition deteriorates, we may not meet continued listing standards on the Cboe BZX Exchange.

The Cboe BZX Exchange also requires companies to fulfill specific requirements in order for their shares to continue to be listed. In order to qualify for continued listing on the Cboe BZX Exchange, CGT Holdings must meet the following criteria:

•        CGT Holdings’ shareholders’ equity must be at least $2,500,000; or the market value of our listed securities must be at least $35,000,000; or our net income from continuing operations in our last fiscal year (or two of the last three fiscal years) must have been at least $500,000;

•        The market value of CGT Holdings’ publicly held ordinary shares must be at least $1,000,000;

•        The minimum bid price for CGT Holdings’ ordinary shares must be at least $1.00 per share;

•        CGT Holdings must have at least 300 shareholders;

•        CGT Holdings must have at least 500,000 publicly held shares; and

•        CGT Holdings must have at least 2 market makers.

If CGT Holdings’ ordinary shares are listed on the Cboe BZX Exchange but are delisted from the Cboe BZX Exchange at some later date, CGT Holdings’ shareholders could find it difficult to sell CGT Holdings’ shares. In addition, if CGT Holdings’ ordinary shares are delisted from the Cboe BZX Exchange at some later date, we may apply to have CGT Holdings’ ordinary shares quoted on the Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the Cboe BZX Exchange. In addition, if CGT Holdings’ ordinary shares are not so listed or are delisted at some later date, CGT Holdings’ ordinary shares may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in CGT Holdings’ ordinary shares might decline. If CGT Holdings’ ordinary shares are not so listed or are delisted from the Cboe BZX Exchange at some later date or become subject to the penny stock regulations, it is likely that the price of CGT Holdings’ shares would decline and that CGT Holdings’ CGT Holdings’ shareholders would find it difficult to sell their shares.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Law, 2018 of the Cayman Islands, or the ES Law, that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Law. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. Based on the current interpretation of the ES Law, we believe that our Company, Creative Global Technology Holdings Limited, is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company, Creative Global Technology Holdings Limited, is a “pure equity holding company”, it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Law. Uncertainties over the interpretation and implementation of the ES Law may have an adverse impact on our business and operations.

Because our business is conducted in Hong Kong dollars and the price of CGT Holdings’ shares are quoted in United States Dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in USD. Changes in the exchange rate between the Hong Kong dollar and USD affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the U.S. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, although CGT Holdings’ Ordinary Shares offered by this prospectus are denominated in USD, we will need to convert the net proceeds we receive into Hong Kong dollars in order to use the funds for our business. Changes in the conversion rate between the USD and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•        our goals and strategies;

•        our future business development, financial conditions and results of operations;

•        fluctuations in interest rates;

•        our expectations regarding demand for and market acceptance of our products and services;

•        projections of revenue, earnings, capital structure and other financial items;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry; and

•        general economic and business conditions in the markets in which we operate.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of CGT Holdings’ Ordinary Shares. In addition, the rapidly changing nature of pre-owned consumer electronic devices industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate the net proceeds to us from CGT Holdings’ issuance and sale of 2,000,000 shares of Ordinary Shares in this offering will be approximately US$6.48 million, assuming an initial public offering price of US$4.50 per share, which is the midpoint of the estimated public offering price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the Representative’s over-allotment option to purchase additional shares in this offering is exercised in full, we estimate that our net proceeds will be approximately US$7.71 million.

A US$1.00 increase (decrease) in the assumed initial public offering price of US$4.50 per share would increase (decrease) our net proceeds from this offering by approximately US$1.82 million, or US$2.09 million if the Representative’s over-allotment option to purchase additional shares in this offering is exercised in full, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a public market for CGT Holdings’ Ordinary Shares and facilitate our future access to the capital markets. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we receive from this offering. However, we currently intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, operating expenses, capital expenditures, improvement of corporate facilities and other general and administrative matters. We also plan to use the proceeds we receive from this offering to expand the wholesale business and develop a wholesale auction market, expand our retail business, expand into strategic overseas markets, and build a repair and refurbishment factory.

Accordingly, our management will have flexibility in applying the net proceeds from this offering and will have broad discretion over how to use the net proceeds we receive from this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depository institutions. See “Risk Factors — Risks Related to CGT Holdings’ Ordinary Shares and This Offering — We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.” commencing on page 50.

DIVIDEND POLICY

CGT Holdings has never declared or paid any cash dividend on its Ordinary Shares. CGT Holdings does not anticipate paying any cash dividends in the foreseeable future and it intends to retain all of its earnings, if any, to finance its growth and operations and to fund the expansion of its business. Payment of any dividends will be made in the discretion of the board of directors of CGT Holdings, after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs and plans for expansion. Under the current Hong Kong laws, CGTHK is permitted to provide funding to its direct registered shareholder or holding company through dividend distribution without restrictions on the amount of the funds, subject to availability of distributable profits and sufficient cash to maintain going concern and solvency of CGTHK and any contractual obligations owed to third parties prohibiting or restricting dividend distributions.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023:

•        on an actual basis; and

•        on an adjusted basis to reflect the sale of 2,000,000 Ordinary Shares in this offering, at an assumed initial public offering price of US$4.50 per share, the midpoint of the estimated public offering price range between US$4.00 and US$5.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Amount in the table are presented in US$.

	Actual	As Adjusted
Cash and equivalents	$4,305,577	$10,789,799

Short-term bank loans	$0	$0
Long-term bank loans	$0	$0

Shareholders’ equity
Ordinary Shares, $0.001 par value, 500,000,000 shares authorized; 20,000,000 shares issued and outstanding on an actual basis, and 22,000,000 shares issued and outstanding on an as adjusted basis	$20,000	$22,000
Additional paid-in capital	$0	$6,482,222
Accumulated other comprehensive income (loss)	$6,125	$6,125
Retained earnings	$9,173,432	$9,173,432
Total shareholders’ equity	$9,199,557	$15,683,779
Total capitalization	$9,199,557	$15,683,779

DILUTION

If you invest in CGT Holdings’ Ordinary Shares, you will incur immediate dilution since the public offering price per share you will pay in this offering is more than the net tangible book value per ordinary share immediately after this offering.

The net tangible book value of CGT Holdings’ Ordinary Shares as of September 30, 2023 was US$9,199,557, or US$0.46 per share based upon 20,000,000 Ordinary Shares outstanding. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of Ordinary Shares outstanding. Tangible assets equal to our total assets.

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share immediately after completion of this offering. After giving effect to the sale of the 2,000,000 shares being sold pursuant to this offering at US$4.5 per share, the midpoint of the estimated public offering price range between US$4.00 and US$5.00 per share, and after deducting underwriting discounts and commissions and expenses payable by us in the amount of approximately US$1.16 million, and estimated other offering expenses in the amount of approximately US$1.36 million, our pro forma net tangible book value would be approximately US$15.68 million or US$0.71 per share of Ordinary Shares. This represents an immediate increase in net tangible book value of US$0.25 per share to existing shareholders and an immediate decrease in net tangible book value of US$3.79 per share to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution as of September 30, 2023:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Public offering price per share	US$ 4.50	US$ 4.50
Net tangible book value per share as of September 30, 2023	US$ 0.46	US$ 0.46
Increase in net tangible book value per share attributable to existing shareholders	US$ 0.25	US$ 0.30
Pro forma net tangible book value per share after this offering	US$ 0.71	US$ 0.76
Dilution per share to new investors	US$ 3.79	US$ 3.74

Assuming the Representative does not exercise any portion of the over-allotment option, a US$1.00 increase (decrease) in the assumed public offering price per share would increase (decrease) our pro forma net tangible book value after this offering by approximately US$1.82 million and increase (decrease) the value per share to new investors by approximately US$0.08, after deducting the underwriting discount and estimated offering expenses payable by us.

The following table sets forth, on an as adjusted basis as of September 30, 2023, the difference between the number of Ordinary Shares purchased from CGT Holdings, the total cash consideration paid, and the average price per share paid by CGT Holdings’ existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using a public offering price of US$4.50 per ordinary share and assuming the Representative does not exercise any portion of the over-allotment option (amounts are presented in US$):

	Shares Purchased		Total Cash Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	20,000,000	90.91%	$20,000	0.22%		$0.001
New investors from public offering	2,000,000	9.09%	$9,000,000	99.78%		$4.50
Total	22,000,000	100%	$9,020,000	100%	$

EXCHANGE RATE INFORMATION

Our business is primarily conducted in Hong Kong. All of our revenues are received and denominated in HK$ or US$. All our production costs and general administration costs are paid and denominated in HK$. Capital accounts of our condensed financial statements are translated into US$ from HK$ at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the period. The HK$ and US$ exchange rate is linked and freely convertible.

For the purpose in this prospectus, unless it indicates otherwise, the translation of US$ amounts from HK$ has been made at the following exchange rates:

Translation of amounts from HK$ into US$ has been made at the following exchange rates:

Balance sheet items, except for equity accounts:
September 30, 2023	HK$7.8302 to US$1
September 30, 2022	HK$7.8556 to US$1

Statement of operations and cash flow items:
September 30, 2023	HK$7.8330 to US$1
September 30, 2022	HK$7.8217 to US$1

ENFORCEABILITY OF CIVIL LIABILITIES

CGT Holdings was incorporated in the Cayman Islands in order to enjoy the following benefits:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•        The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

CGT Holdings’ constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the U.S., between CGT Holdings, CGT Holdings’ officers, directors and shareholders, be arbitrated. Currently, all of our operations are conducted in Hong Kong, and substantially all of our assets are located in Hong Kong. All of our officers are nationals or residents of jurisdictions in Hong Kong and a substantial portion of their assets are located in Hong Kong. All of our directors except for Jingeng Chen are nationals or residents of jurisdictions in Hong Kong. Jingeng Chen is a PRC resident. As a result, it may make it more difficult for a shareholder or an investor to effect service of process within the U.S. upon these persons, or to enforce against us or our officers or directors with the judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.

CGT Holdings has appointed Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the U.S. in connection with this offering under the federal securities laws of the U.S. or of any State in the U.S.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Lawrence Chan & Co., our counsel as to Hong Kong law have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and Hong Kong, respectively, would:

•        recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

Cayman Islands

We have been advised by Conyers Dill & Pearman, our counsel as to Cayman Islands law, that it is uncertain whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in a federal or state court of the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the United States courts against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

Lawrence Chan & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, an action can be brought upon a foreign judgment in Hong Kong courts. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In an action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in an action in Hong Kong brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

Corporate History and Structure

Creative Global Technology Holdings Limited is a Cayman exempted company formed on January 11, 2023. In March, 2023, CGT Holdings completed a reorganization of its corporate structure. CGT Holdings owns 100% equity interest in Creative Global Technology (BVI) Limited (“CGT BVI”), a BVI holding company formed on January 12, 2023. On March 9, 2023, CGT BVI became the 100% owner of CGTHK.

CGTHK, the operating entity conducting substantially all of our business operations, was founded under the laws of Hong Kong in 2016. Since its formation, CGTHK has been engaged in the business of sourcing pre-owned consumer electronic devices (mainly smartphones, tablets, and laptops) from suppliers in the U.S., Japan, and some other developed countries, pursuant to the orders placed by wholesalers that will sell these goods in Southeast Asia and other areas. Although CGTHK has been expanding into the retail and leasing of consumer electronic devices business since 2021, the traditional wholesale of pre-owned consumer electronic devices business still accounted for over 90% of CGTHK’s revenue in 2023.

The following diagram illustrates our corporate structure, including our subsidiaries. Unless otherwise indicated, equity interests depicted in this diagram are held 100%.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

We conduct substantially all of our business operations through CGTHK, a Hong Kong Company founded in 2016. Since its formation, CGTHK has been engaged in the business of sourcing pre-owned consumer electronic devices (mainly smartphones, tablets, and laptops) from suppliers in the U.S., Japan, and some other developed countries, pursuant to the orders placed by wholesalers that will sell these goods in Southeast Asia and other areas. Our revenue for the fiscal years ended September 30, 2023 and 2022 was US$50,278,937 and US$27,859,228, respectively, representing an annual growth of 80%.

We generate most of our revenue from the recycled consumer electronic devices wholesale business, which accounted for 99.8% and 99.2% of our total revenue for the fiscal years ended September 30, 2023 and 2022, respectively. We diversified our business operations by launching our retail business in December 2021. Our retail business on our consumer electronic device and rental business accounted for 0.2% and 0% respectively of our total revenue for the year ended September 30, 2023 whereas the same are 0.8% and 0% respectively of our total revenue for the year ended September 30, 2022.

Key Factors Affecting Our Results of Operations

Key factors affecting our results of operations include the following:

Our relationships with major customers

Our future growth and profitability are significantly dependent on our ability to maintain close and mutually beneficial relationships with existing customers and to expand our customer base. For the years ended September 30, 2023 and 2022, the total sales to our five largest customers accounted for 41.8% and 75.6% of our total revenue, respectively, and the total sales to our largest customer accounted for approximately 11.4% and 23.4% of our total revenue, respectively. There is no assurance that our five largest customers will continue to be satisfied with our services and products, or will continue to be our customer and we may not be able to diversify our customer base or otherwise locate new customers to engage us at comparable rates and terms, or at all. Any material deteriorations in our relationships with any of our five largest customers may materially and adversely affect our business, results of operations and financial condition.

Fluctuations in the procurement prices of pre-owned electronic devices

Certain pre-owned electronic devices are subject to price volatility caused by external conditions, including commodity price fluctuations and changes in governmental policies. Generally, we do not enter into long-term supply contracts with our suppliers or commit any minimum quantities to our external suppliers. Accordingly, any material fluctuations in the procurement prices of pre-owned electronic devices may have a material effect on the cost of sales of our Group. There is no assurance that future price increase in pre-owned electronic devices or changes in the supply of pre-owned electronic devices will not materially and adversely affect our operating results and performance.

Supply chain

Approximately 99% of CGTHK’s purchase orders are fulfilled by airfreight. Additionally, CGTHK’s customers rely on a stable supply chain to transport and distribute the devices purchased from CGTHK. Therefore, our business and outcome of operations significantly depend on the stability of the global supply chain.

In the early months following the outbreak of the COVID-19 pandemic, CGTHK experienced increase transportation costs and delayed deliveries because of government-imposed travel bans and reduced flight numbers. After the summer of 2020, CGTHK was able to adjust its operations according to the new normal and manage the supply chain more efficiently. Thereby, CGTHK achieve growth despite the pandemic and the governmental measures in response to it.

In 2022, the global supply chain also suffered from the Russian invasion of Ukraine and other geopolitical tensions. But the flights on which CGTHK’s purchase orders directly rely were not significantly affected. Therefore, we have been able to manage our transportation costs and our supply chain.

We will closely monitor the changes in the global supply chain and take timely measures to address the problems.

Pricing of our products

Price of our pre-owned electronic devices is determined on a cost-plus basis according to market sentiment, distribution expenses and our intended profit margins. In general, we are able to pass on the increase in our costs of sales to our customers.

Market competition

We face competition from a number of other suppliers in Hong Kong. Should these competitors possess sources of supply, expertise, and sales and marketing capabilities comparable to or better than ours, we might not be able to maintain our competitive edges, and the business operations and profitability of us might be adversely affected.

The majority of our current revenues is generated from Apple products. Though Apple sells their own products through the “Certified Refurbished” program, we do not compete directly with Apple in selling pre-owned Apple products. First, Apple’s “Certified Refurbished” program targets retail consumers while we currently target wholesale customers in most cases. Second, Apple’s “Certified Refurbished” program seems to sell a very limited option of models of Apple products based on the information from Apple’s website. As of November 30, 2023, Apple’s US online shop (https://www.apple.com/shop/refurbished/iphone) only sells iPhone 12 series refurbished mobile phones (iPhone 12 mini, iPhone 12, iPhone 12 Pro, and iPhone 12 Pro Max). We typically offer a wide range of models to the customers. For example, the models of pre-owned iPhone we sell range from iPhone 3GS to iPhone 14 Pro.

Key Operating Metrics

We evaluate the number of devices transacted and GP% as key metrics affecting our results of operations.

Number of consumer products transacted

Our number of consumer products transacted calculates the number of consumer products distributed to customers. We track the number of products transacted to measure our sourcing capabilities and our ability to distribute pre-owned consumer products. Our number of products transacted was 257,274 and 197,963 for the years ended September 30, 2023 and 2022 respectively

Gross profit margin

Our gross profit relies on our gross profit margin for each product sold. We track the gross profit margin for each product transacted to measure our profitability. We set our gross profit margin target for each product to be higher than 8%. Our gross profit margin was 9.9% and 16.3% for the years ended September 30, 2023 and 2022 respectively.

Impact of COVID-19

The outbreak of COVID-19 and the governmental measures taken in response to it have caused severe impact on the world economy. Our business and financial performance have also been adversely affected as a result. In an effort to contain the spread of COVID-19, governmental authorities of many countries and regions, including Hong Kong, have taken precautionary measures, such as imposing travel restrictions, quarantining individuals infected with or suspected of having COVID-19, encouraging employees of enterprises to work remotely, and cancelling public activities, among others.

To protect the health and well-being of our employees and consumers, we started to temporarily pause our operations in late January 2020. We also closed our headquarters and offices and made remote working arrangements. We reopened our offices and partially resumed business since March 2020. By the end of September 2020, our office had reopened and operated under normal business hours. Due to such store closures, our operating results for the year ended September 30, 2020 was negatively affected. In early 2022, Hong Kong was hit severely by the Omicron variant of COVID-19. The Hong Kong government imposed a series of restrictive measures to control the spread of the disease. CGTHK closed its offices briefly in response to the pandemic and pursuant to the government requirements. In the summer of 2022, Hong Kong and CGTHK gradually emerged from the impact caused by the Omicron variant. By the end of 2022, the Hong Kong government lifted substantially all the controls taken in response to the COVID-19 pandemic, and CGTHK’s business operations returned to normal. The store closures delayer CGTHK’s plan to open brick-and-mortar stores and pursue further expansion. However, COVID-19 conditions also presented business opportunities. With more people working from home, the need for consumer electronic device rental increased. In response to the market need, CGTHK launched the consumer electronic device rental business line in 2022.

Our supply chain also suffered from the travel bans and decrease of international flights starting from 2020. As a result, CGTHK saw transportation costs spike and experienced delivery delays in the early months of the outbreak of the pandemic. However, the supply chain management capability enabled CGTHK to minimize the negative impact caused by COVID-induced supply chain strain and achieve growth and profitability during the pandemic. As of the year end of 2022, the flights to Hong Kong have almost recovered to the pre-COVID level and we expect the supply chain strain to ease.

Although the world economy has gradually recovered COVID-19 and the governmental measures have been lifted, COVID-19 pandemic continues to rapidly evolve and there is great uncertainty as to the future progress of the disease. Thus, we cannot anticipate with any certainty the length or severity of the effects of COVID-19. Our business operations, results of operations and financial condition could be further adversely affected if a wide spread of COVID-19 happens again in the locations where we or our business partners have business operations.

Results of Operations

The following table sets forth a summary of our consolidated statements of income for the fiscal years ended September 30, 2023 and 2022 respectively. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

For the years ended September 30, 2023 and 2022

	2023	2022	Change	Change
Selected Consolidated Statements of Operations and Comprehensive Loss Data:
Revenues	$50,278,937	$27,859,228	$22,419,709	80.5%
Cost of goods sold	(45,309,410)	(23,409,736)	(21,899,674)	93.5%
Gross profit	4,969,527	4,449,492	520,035	11.7%
Selling and marketing expenses	(34,132)	(39,615)	5,483	(13.8)%
General and administrative expenses	(1,141,069)	(368,199)	(772,870)	209.9%
Income from operations	3,794,326	4,041,678	(247,352)	(6.1)%
Total other income, net	40,810	7,617	33,193	435.8%
Income before provision for income taxes	3,835,136	4,049,295	(214,159)	(5.3)%
Provision for income taxes	(679,815)	(642,497)	(37,318)	5.8%
Net income	$3,155,321	$3,406,798	$(251,477)	(7.4)%

Revenues

(i)     Revenue by sales category

	2023		2022
Wholesales of pre-owned consumer electronic devices	$50,199,955	99.8%	$27,646,484	99.2%
Retail sales of pre-owned consumer electronic devices	73,452	0.2%	212,555	0.8%
Device rental	5,530	*—%	189	*—%

____________

*        Less than 0.1%

(ii)    Revenue by product category

	2023		2022
Smartphones	$41,104,583	81.8%	$12,682,287	45.5%
Tablets	3,648,756	7.3%	10,198,626	36.6%
Laptops and others	5,525,598	10.9%	4,978,315	17.9%
Total	$50,278,937	100.0%	$27,859,228	100.0%

(iii)   Revenue by country of product delivery

	2023		2022
Hong Kong SAR	$50,278,937	100%	$27,859,228	100%
Total	$50,278,937	100%	$27,859,228	100%

For the years ended September 30, 2023 and 2022, total revenue was US$50.3 million and US$27.9 million. The increase was mainly due to the (i) increase in wholesale revenue from US$27.6 million in year ended September 30, 2022 to US$50.2 million in year ended September 30, 2023; and offset by a decrease in retail sales revenue from US$0.2 million in year ended September 30, 2022 to US$0.07 million in year ended September 30, 2023. The increase in wholesales revenue is mainly due to the Company’s efforts to capture market share whereas the decrease in retail sales revenue is mainly due to the new phones release and caused the pre-owned device’s price-performance ratio not so attractive in the retail market.

Smartphones

For the years ended September 30, 2023 and 2022, revenue generated from smartphones accounted for 81.8% and 45.5% of our total revenue respectively. The increase was mainly due to the increase in number of units sold from 48,393 to 149,032 resulted from our strategy to capture larger market share by lowering our profit margin. This resulted in increased our average unit cost of sales from US$218 to US$248, and increased the average unit selling price from US$262 to US$272 in the years ended September 30, 2022 and 2023 respectively.

Tablets

For the years ended September 30, 2023 and 2022, revenue generated from tablets accounted for approximately 7.3% and 36.6% of our total revenue respectively. The number of units sold decreased from 101,014 to 44,603 resulted from a lowered average unit cost of sales from $83 to $74, and thus allowed the company to decrease the average unit selling price from US$101 to US$82 in years ended September 30, 2022 and 2023 respectively. The decrease was mainly due to the market demand and new release of tablets.

Laptops and others

For the years ended September 30, 2023 and 2022, revenue generated from laptops and other accounted for 10.9% and 17.9% of our total revenue respectively. The decrease in percentage of revenue was mainly due to the increased wholesales revenue. The number of units sold increased from 48,556 units for the year ended September 30, 2022 to 61,617 units for the year ended September 30, 2023, was mainly due to the market demand and decreased gross profit margin from 10.8% in the year ended September 30, 2022 to 8.3% in the year ended September 30, 2023 to increase sales.

Cost of revenues and gross revenue

Cost of revenues mainly consists of procurement cost of the pre-owned consumer electronic devices. For the years ended September 30, 2023 and 2022, the cost of revenues was $45.3 million and US$23.4 million, respectively. The increase is mainly due to the increase in acquisition volume by 28.9% from 197,963 units to 255,252 units for the year ended September 30, 2022 and 2023, respectively, together by an increase in acquisition cost explained above.

Gross profit

	For the Years Ended September 30,
	2023		2022
	Gross Profit	GP margin	Gross Profit	GP margin
Smartphones	$4,166,115	10.1%	$2,121,378	16.7%
Tablets	344,254	9.4%	1,791,525	17.6%
Laptops and others	459,158	8.3%	536,589	10.8%
Total	$4,969,527	9.9%	$4,449,492	16.0%

Gross profit for the years ended September 30, 2023 and 2022 was US$5.0 million and US$4.5 million, respectively, of 9.9% and 16.0%, respectively, of operating revenue. The decrease of gross profit margin was mainly due to the company’s intentionally decreasing of the gross profit margin to increase sales and market share during the year ended September 30, 2023.

Selling and marketing expenses

For the years ended September 30, 2023 and 2022, selling and marketing expenses were US$34,132 and US$39,615 respectively, the decrease is mainly attributable to the company’s efforts to control the expenses in sales department for the year ended September 30, 2023.

General and administrative expenses

General and administrative expenses mainly include staff cost for general and administrative purposes. For the years ended September 30, 2023 and 2022, administrative expenses were US$1,141,069 and US$368,199 respectively, the increase is mainly due to the increase of salaries and employee benefits from US$225,775 to US$466,582, increase of business travelling amounting to approximately US$31,000, increase of one-off stamp duty and website development fee amounting to approximately US$45,000, and increase of listing expenses of US$422,564 incurred in relation to offering costs that are not directly attributable to the offering and cannot be capitalized.

Other net income

Other net income mainly include government grants, gain on disposal of short term investments and realized exchange gain (loss). For the years ended September 30, 2023 and 2022, other income was US$40,810 and US$7,617 respectively. The increase is mainly (i) a change in realized exchange loss from US$26,688 to realized exchange gain US$30,038 for the year ended September 30, 2022 and 2023, respectively; (ii) increase in bank interest income of US$10,268 for the year ended September 30, 2023, and offset by a decrease in government subsidy from US$34,289 to US$503 for the year ended September 30, 2022 and 2023, respectively.

Net income

Our net income for the years ended September 30, 2023 and 2022, was US$3.2 million and US$3.4 million, respectively. The increase was mainly due to the increase in revenue and decrease in selling and marketing expenses, offset by the increase in cost of revenue, together with decrease in other income, decrease in selling and marketing expenses, increase in general and administrative expenses, including the listing expenses during the year ended September 30, 2023. Net income excluding listing expenses for the years ended September 30, 2023 and 2022, was US$3.6 million and US$ 3.4 million, respectively.

Cayman Islands taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution, brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payment of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of CGT Holdings’ Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares for so long as CGT Holdings does not hold interest in land in the Cayman Islands.

British Virgin Islands taxation

A business company incorporated in the British Virgin Islands (a “BVI Company”) is exempt from all provisions of the Income Tax Act of the British Virgin Islands (including with respect to all dividends, interests, rents, royalties, compensation and other amounts payable by the company to persons who are not persons resident in the British Virgin Islands).

Capital gains realized with respect to any shares, debt obligations or other securities of a BVI Company by persons who are not persons resident in the British Virgin Islands are also exempt from all provisions of the Income Tax Act of the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of a BVI Company, save for interest payable to or for the benefit of an individual resident in the European Union.

Hong Kong taxation

Under the current Hong Kong Inland Revenue Ordinance, our subsidiaries incorporated in Hong Kong are subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong for the year of assessment 2022/2023 and 2023/2024. Under the two-tiered profits tax rates regime, commencing from the year of assessment 2018/2019, the first two million of profits in Hong Kong dollars earned by a Hong Kong entity (except for those with a connected entity nominated to be chargeable at the two-tiered rates) will be taxed at half the current tax rate (i.e., 8.25% for corporations, and 7.5% for unincorporated businesses) while the remaining profits will continue to be taxed at the existing 16.5% tax rate for corporations and standard rate of 15% for unincorporated businesses. Payments of dividends by a Hong Kong entity to its shareholders are not subject to any Hong Kong withholding tax.

Prepayments

Our prepayments, other receivables and other current assets mainly consists of rental deposits, deposits to suppliers and other receivables. The decrease in prepayments, other receivables and other current assets from US$3.2 million on September 30, 2022 to US$0.76 million on September 30, 2023 is mainly due to advance to suppliers decrease from US$3,194,524 in September 30, 2022 to US$715,038 in September 30, 2023 as a result of customers’ delivery schedule; and offset by an increase in capitalized listing expenses from US$0 in September 30, 2022 to US$554,220 in September 30, 2023.

Inventory

Inventory mainly consists of goods to be delivered to our customers. The increase in inventory from $3.9 million on September 30, 2022 to US$5.8 million on September 30, 2023 is mainly due to the standing order from customers and CGTHK needed to build up the inventory for delivery.

Deferred offering costs

Our capitalized IPO expenses increased from US$0 on September 30, 2022 to US$554,220 in September 2023.

Other payables and accrued liabilities

Our other payables and accrued liabilities mainly consist of accrued liabilities and deposits from wholesales customers and device rental customers. Deposits from wholesale customers are cash received from customers before delivery of goods. The increase in other payables and accrued liabilities is mainly due to the deposits from wholesale customers from US$4,583 on September 30, 2022 to US$351,700 on September 30, 2023.

Earning before provision for income taxes and loss per Share

Basic earnings per share is computed by dividing the net income attributable to the ordinary shareholders by the weighted average number of shares of ordinary share outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional Ordinary Shares that would have been outstanding if the potential Ordinary Shares had been issued and if the additional Ordinary Shares were dilutive. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended September 30, 2023 and 2022.

Liquidity and Capital Resources

Our primary sources of liquidity consist of existing cash balances, cash flows from our operating activities and financial support from our shareholder. As of September 30, 2023 and 2022, we have due to a shareholder US$0 and US$989,373, respectively. The due to a shareholder is short-term and bears no interest. As of September 30, 2023 and 2022, we had cash and equivalents of US$4,305,577 and US$959,300, respectively. Currently, our primary uses of cash are for operations and capital expenditures. We believe that net cash generated from operating activities, cash on hand and available capital through access to capital markets will be adequate to meet our liquidity and capital requirements.

Cash Flows

The following table summarizes our cash flows for the periods indicated:

	For the Years Ended September 30,
	2023	2022
	US$	US$
Net cash from operating activities	4,874,638	654,488
Net cash (used in) from investing activities	(3,784)	(17,143)
Net cash (used in) from financing activities	(1,546,250)	44,495
Effect of foreign exchange rate changes	21,673	(20,395)
Net increase in cash, equivalents	3,346,277	661,445
Cash, and equivalents beginning of year	959,300	297,855
Cash, equivalents at end of year	4,305,577	959,300

Cash flows from operating activities

During the years ended September 30, 2023 and 2022, the cash inflows from our operating activities were primarily derived from the revenue generated from our sales revenue, decrease in prepayments, other receivables and other assets whereas the cash outflows for our operating activities mainly comprised the increase in inventory.

Our net cash generated from operating activities primarily reflected our net income, as adjusted for non-operating items, such as depreciation and amortization, prepayments, other receivables and other assets, inventory and other payables and accruals, tax payable and deferred tax liabilities.

For the year ended September 30, 2023, our net cash generated from operating activities was approximately $4.9 million, which primarily reflected our net income of approximately US$3.2 million, mainly adjusted by (i) the non-cash depreciation and amortization, deferred tax liabilities and tax payables totaling to approximately US$0.7 million; together with (ii) a decrease in prepayments, other receivables and other assets totaling to approximately US$2.5 million (iii) increase in other payables and accrued liabilities totaling to approximately US$0.4 million which partially offset by increase in inventory of approximately US$1.9 million.

For the year ended September 30, 2022, our net cash generated from operating activities was approximately $0.7 million, which primarily reflected our net income of approximately US$3.4 million, mainly adjusted by (i) the non-cash depreciation and amortization, deferred tax liabilities and tax payables totaling to approximately US$0.6 million; which partially offset by (i) increase in inventory and prepayments, other receivables and other current assets totaling to approximately US$1.8 million and (ii) decrease in other payables and accruals of approximately US$1.6 million.

Cash flows (used in) from investing activities

Our cash flows generated from investing activities primarily consisted of the purchase of property, plant and equipment.

For the years ended September 30, 2023 and 2022, net cash used in investing activities was US$3,784 and US$17,143 respectively, mainly from purchase property, plant and equipment.

Cash flows from financing activities

Our cash outflows from financing activities primarily consists of repayment to a director of US$992,228, and payments for deferred offering costs of US$554,022 for the year ended September 30, 2023.

Our cash flows from financing activities primarily consists of advances from a director of US$44,495 for the year ended September 30, 2022 to meet the working capital needs of CGTHK.

Capital Expenditures

Our capital expenditures consist primarily of purchase of property and equipment. Our capital expenditures were US$3,784 and US$17,143 for the years ended September 30, 2023 and 2022, respectively. We intend to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make well-planned capital expenditures to meet the expected growth of our business.

Contractual Obligations

Our contractual obligations as of September 30, 2023 and 2022 mainly consist of the obligations under the lease agreements covering our office and storage space of US$24,968 and US$44,513, respectively, which will expire within one year. No other significant capital or commitments, long-term obligations, or guarantees as of September 30, 2023 and 2022.

Material Cash Requirements

We believe our cash on hand will be sufficient to meet our current and anticipated needs for general corporate purposes for at least the next 12 months. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. As of the date of this prospectus, we have not identified any specific targets for investments or acquisitions. If we determine that our cash requirements exceed the amount of cash we have on hand, we may seek to issue equity or equity linked securities or obtain debt financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Internal Control over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which we address our internal control over financial reporting. In connection with the audit of our consolidated financial statements as of and for the year ended September 30, 2023 and 2022, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, or PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in ICFR, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified is our company’s lack of sufficient skilled staff with U.S. GAAP knowledge for the purpose of financial reporting, and lack of formal accounting policies, and procedures manual to ensure proper financial reporting to comply with U.S. GAAP and SEC requirements. The material weakness, if not remediated timely, may lead to material misstatements in our consolidated financial statements in the future. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other control deficiencies in our internal control over financial reporting. Had we performed a formal assessment of our ICFR or had our independent registered public accounting firm performed an audit of our ICFR, additional deficiencies may have been identified.

Following the identification of the material weakness and other significant control deficiencies, we have taken measures and plan to continue to take measures to remediate these deficiencies. We have hired a chief financial officer with extensive capital markets experience and responsible to establish relevant standards and procedures for reporting under U.S. GAAP and SEC reporting requirements. We plan to hire more accounting personnel with appropriate experience in U.S. GAAP, financial reporting and internal control, and provide annual training for accounting personnel regarding U.S. GAAP and SEC financial reporting requirements. However, the implementation of these measures may not fully address these deficiencies in our ICFR, and we cannot conclude that they have been fully remediated. Our failure to correct these deficiencies or our failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective ICFR could significantly hinder our ability to prevent fraud.

As a company with less than US$51 million in revenues for the fiscal year ended September 30, 2023, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s ICFR. See “Risk Factors — Risks Related to Our Business and Industry — If we fail to develop and maintain an effective system of ICFR, we may be unable to accurately report our financial results or prevent fraud.”

Holding Company Structure

CGT Holdings is a holding company with no material operations. We conduct our operations through our Hong Kong subsidiary, CGTHK. As a result, CGT Holdings’ ability to pay dividends depends on the dividends paid by CGTHK. If CGTHK or other subsidiaries of CGT Holdings incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to CGT Holdings.

Inflation

Worldwide economies have experienced inflationary pressures. Indicatively, the U.S. consumer price index rose to 307.48, an increase of 3.7% in September 2023 compared to the prior year. Although it remains at 307.92 in November 2023, the inflation level remains and is expected to remain at a relatively high level for a certain time. According to the Census and Statistics Department of Hong Kong, the consumer price index rose 2.0% in

September 2023 over the same month a year earlier. Global inflationary pressures are attributable to causes such as trading pattern disruptions due to the armed conflict in Ukraine, supply chain and transportation problems, as well as added volatility and rising energy, food and commodity prices. Because CGTHK sources pre-owned electronic goods from the U.S. and several other countries and regions, continued inflationary pressure can materially and adversely affect our results of operations and financial condition. Although our business has maintained growth despite the inflationary pressures, we will closely monitor the macroeconomic condition and take timely measures.

Quantitative and Qualitative Disclosures about Market Risks

Foreign currency exchange rate risk

We held 93% of our cash and equivalents in U.S. dollar and the remainder primarily in Hong Kong dollars. Our operations generate revenues primarily in U.S. dollars and Hong Kong dollars. Generally, a weakening of the HKD against the U.S. dollar has a positive effect on our results of operations, while a strengthening of the HKD against the U.S. dollar has the opposite effect. Our results of operations, including margins, are affected by the fluctuation in foreign exchange rates. We have entered into dual-currency deposits to help hedge our exposure to such risk and we monitor our currency risk exposure by periodically reviewing foreign currency exchange rates. Currently, we do not believe we experience any significant foreign exchange risk. However, the value of your investment in CGT Holdings’ Ordinary Shares will be affected by the exchange rate between U.S. dollar and HKD because the value of our business is effectively denominated in HKD, while CGT Holdings’ Ordinary Shares will be traded in U.S. dollars.

The Linked Exchange Rate System (LERS) implemented in Hong Kong since 17 October 1983. Through a rigorous, robust and transparent Currency Board system, the LERS ensures that the Hong Kong dollar exchange rate remains stable within a band of HK$7.75-7.85 to one US dollar.

The HKD has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or Hong Kong or U.S. government policy may impact the exchange rate between HKD and the U.S. dollar in the future.

To the extent that we need to convert between U.S. dollars and HKD for our operations, depreciation of the HKD against the U.S. dollar would have an adverse effect on the U.S. dollar amount we receive from the conversion. Conversely, if we decide to convert HKD into U.S. dollars for the purpose of making payments for dividends on CGT Holdings’ Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the HKD would have a negative effect on the U.S. dollar amounts available to us.

Interest rate risk

We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in market interest rates. We currently do not engage in bank borrowings or use any derivative contracts to hedge our exposure to interest rate risk. However, our future interest expenses may exceed expectations due to changes in market interest rates if we engaged in bank borrowings.

Credit risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash and equivalents and suppliers’ non completion of the contract after our payment has been made. The Group places its cash and equivalents with banks with high-credit ratings and quality. The Group conducts credit evaluations on vendors and only transact business with high with high-credit ratings.

Critical Accounting Policies

Basis of Consolidation

The consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company balances, transactions and cash flows are eliminated on consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, useful lives of property, plant and equipment, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes, uncertain tax position and going concern. Actual results could differ from these estimates.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“USD”). The functional currency of its Hong Kong subsidiaries is the Hong Kong dollar (the “HKD”). Results of operations and cash flows are translated at the average exchange rates during the period, and assets and liabilities are translated at the exchange rate at the end of the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

Balance sheet items, except for equity accounts:
September 30, 2023	HKD7.8302 to $1
September 30, 2022	HKD7.8556 to $1
Statement of operations and cash flow items:
September 30, 2023	HKD7.8330 to $1
September 30, 2022	HKD7.8217 to $1

Fair value measurement

The accounting standards regarding fair value (“FV”) of financial instruments and related FV measurements defines financial instruments and requires disclosure of the FV of financial instruments held by the Company.

The accounting standards define FV, establish a three-level valuation hierarchy for disclosures of fair value measurements and enhance disclosure requirements for FV measures. The three levels are defined as follow:

•        Level 1    inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2    inputs to the valuation methodology include quoted prices, other than those included in Level 1 for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3    inputs to the valuation methodology are unobservable and significant to the FV.

The carrying amounts included in current assets and current liabilities in the consolidated balance sheets approximate their FV because of the short-term nature of such instruments.

The Company values its short-term investment using alternative pricing sources and market observable inputs, and accordingly the Company classifies the valuation techniques that use these inputs as Level 2. This investment has original maturities of less than 1 year and the carrying value approximates its FV.

Cash and equivalents

Cash and equivalents are cash at bank, which are unrestricted as to withdrawal or use, and which have original maturities less than three months.

Prepayments, other receivables and other current assets

Prepayments are cash deposited or advanced to suppliers for future inventory acquisitions. This amount is refundable and bears no interest.

Other receivables and other current assets are short term in nature and primarily include deposits for office rental. The Company estimates the allowance for other receivable based on historical collection activity, current business environment and forecasts of future macroeconomic conditions that may affect the customers’ ability of payment according to ASC 326. The other receivable was segmented into groups based on certain credit risk characteristics, and the Group determined expected loss rates for each group based on historical loss experience adjusted for judgments about the effects of relevant observable data including default rates, lifetime for debt recovery, current and future economic conditions. No allowance was required as of September 30, 2023 or 2022.

Inventories

Inventories consist principally of pre-owned electronic devices for selling purpose and are stated at the lower of cost (average cost method) or net realizable value. Cost includes freight-in charges and acquisition cost.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation and any impairment losses. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property, plant, and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

The Company depreciates property, plant, and equipment using the straight-line method over their estimated useful lives of the assets with no residual value. as follows:

Furniture and fixtures	4 years
Office equipment	4 years
Equipment for rental	4 years

Leases

Before October 1, 2019, we applied ASC 840, “Leases” (“ASC 840”) and each lease is classified at the inception date as either a capital lease or an operating lease.

We adopted ASC 842, “Leases” (“ASC 842”) on October 1, 2019, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. We categorized leases with contractual terms longer than twelve months as either operating or finance lease. The adoption of ASC 842 did not result in recognition of Operating Right-of-use (“ROU”) assets and operating lease liabilities as of October 1, 2019. There is no impact to accumulated deficit at adoption.

ROU assets represent our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Deferred offering costs

Deferred initial public offering (“IPO”) costs consist of costs incurred in connection with the Company’s planned IPO in the United States. These costs, together with the underwriting discounts and commissions, will be charged to additional paid in capital upon completion of the planned IPO or charged to consolidated statements of operations and comprehensive loss if the planned IPO is not completed.

Other payables and accrued liabilities

Other payable and accrued liabilities primarily include deferred rental income, customers’ deposit, Mandatory Provident Fund payable as well as other accrual and payable.

Deferred rental income is recognized when a payment is received or a payment is due (whichever is earlier) from a customer before the Company transfers the related goods or services. Deferred rental income is recognized as revenue when the Company performs under the contract (i.e., transfers control of the related goods or services to the customer).

Related parties

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The details of related party transactions during the years ended September 30, 2023 and 2022 and balances as of September 30, 2023 and 2022 are set out in the Note 7 of the Notes to the Consolidated Financial Statements.

Revenue Recognition

The Company follows ASC Topic 606, Revenue from Contracts with Customers, and all subsequent ASUs that modified ASC 606 on April 1, 2017 using the full retrospective method which requires the Company to present the financial statements for all periods as if Topic 606 had been applied to all prior periods. The company derives revenue principally from trading of pre-owned electronic devices and revenue from contracts with customers is recognized using the following five steps:

1.      Identify the contract(s) with a customer;

2.      Identify the performance obligations in the contract;

3.      Determine the transaction price;

4.      Allocate the transaction price to the performance obligations in the contract; and

5.      Recognize revenue when (or as) the entity satisfies a performance obligation.

A contract contains a promise (or promises) to transfer goods or services to a customer. A performance obligation is a promise (or a group of promises) that is distinct. The transaction price is the amount of consideration a company expects to be entitled from a customer in exchange for providing the goods or services.

The unit of account for revenue recognition is a performance obligation (a good or service). A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations are combined with other promised goods or services until the Company identifies a bundle of goods or services that is distinct. Promises in contracts which do not result in the transfer of a good or service are not performance obligations, as well as those promises that are administrative in nature, or are immaterial in the context of the contract. The Company has addressed whether various goods and services promised to the customer represent distinct performance obligations. The Company applied the guidance of ASC Topic 606-10-25-16 through 18 in order to verify which promises should be assessed for classification as distinct performance obligations.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized when the timing of satisfaction of the performance obligation. If a performance obligation is satisfied over time, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that performance obligation. Typically, performance obligation for products where the process is described as below, the performance obligation is satisfied at a point in time.

The Company currently generates its revenue from the following main sources:

a.      Wholesale of pre-owned electronic devices

For wholesale of pre-owned electronic devices, the Company typically signs sales contract with its customers which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is the delivery of the product to the customer at Company’s inventory storage space or their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. Typical payment terms set forth in the sales contract is payment in full before delivery.

b.      Retail sales of pre-owned electronic devices

For retail sales of pre-owned electronic devices, the customers come to the Company’s sales counter and inspecting the pre-owned electronic devices and accept the condition of the pre-owned electronic devices, the customers will pay in cash in full and sign the delivery order as evidence for acceptance of goods delivered. The signing of the delivery order serve as the basis of the performance obligations that the Company must fulfill to recognize revenue. The key performance obligation is the delivery of the product to the customer at Company’s sales counter at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product.

c.      Devices rental

The Company provides rental services for electronic devices to customers. The Company will sign rental contracts with customers which will set forth the terms and conditions including the transaction price and period, products to be delivered, terms of delivery, and terms of payment. The rental contracts are typically less than six months. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is identified as a single performance obligation where delivery of the finished product to the customer at the location specified by the customer and completed all the services agreed upon in the rental contract. The completion of this earning process is typically evidenced by a written customer acceptance of laptops at the beginning of the rental period and the lapse of rental period. The amount of revenue recognized from deferred rental income to the Company’s result of operations can be found in Note 8 below.

Cost of revenues

a.      Cost of wholesale of pre-owned electronic devices

Cost of wholesale of pre-owned electronic devices, which is directly related to revenue generating transactions, primarily consists of acquisition cost and shipping costs.

b.      Cost of devices rental

Cost of devices rental, which is directly related to revenue generating transactions, primarily consists of depreciation cost of the rental devices.

Selling and marketing expenses

Selling and marketing expenses consist primarily of salaries, promotion expenses and transportation expenses.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including salaries, office rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company follows ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax. Deferred tax liabilities are recognized for all future taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred taxes are charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the consolidated financial statements. The components of comprehensive income (loss) were the net income for the years and the foreign currency translation adjustments.

Earnings Per Share

Basic earnings per share is computed by dividing the net income attributable to the ordinary shareholders by the weighted average number of shares of ordinary share outstanding during the period. Diluted EPS is computed similar to basic EPS except that the denominator is increased to include the number of additional Ordinary Shares that would have been outstanding if the potential Ordinary Shares had been issued and if the additional Ordinary Shares were dilutive. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended September 30, 2023 and 2022.

Commitments and contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 replaced the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. In October 2019, the FASB issued ASU No. 2019-10, “Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits, and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. The Company adopted Topic 326 on January 1, 2023. The adoption of the ASU 2016-13 did not have a material impact on our CFS.74.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional practical expedients to simplify accounting for reference rate reform. Amongst other practical expedients, the update allows for contract modifications due to reference rate reform for certain receivables and debt contracts to be accounted for by prospectively adjusting the effective interest rate. The amendments in this ASU are effective for all entities beginning on March 12, 2020, and companies may elect to apply the amendments prospectively through December 31, 2022. The Company adopted Topic 848 on January 1, 2023. The adoption of the ASU 2020-04 did not have a material impact on our CFS.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s CFS.

OUR INDUSTRY

We have commissioned Frost & Sullivan Limited (“Frost & Sullivan”) to perform an industry analysis on the recycled consumer electronic devices business in Hong Kong. All the information and data presented in this section come from Frost & Sullivan’s industry report commissioned by us entitled “The Interconnect Product Market Independent Market Research” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The discussion in this section is based on the Frost & Sullivan Report. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Macro Economic Conditions

Under the triple negative factors of Sino-US trade frictions, global economic slowdown, and local social incidents, Hong Kong’s economy growth experienced a slowdown in 2019. In 2020, as a result of the COVID-19 pandemic, the Hong Kong government promulgated a series of measures to restrict cross-border mobility and social distancing, carried out quarantine policies, and imposed restrictions on restaurants and various entertainment venues, which led to a sharp contraction in the private consumption expenditure and the GDP. The GDP growth in 2021 was due to the supportive government policies for financial and real estate markets, and the recovery of merchandise trade. The PRC was the first major economy to resume economic activities after containing the epidemic with strong measures, while the production capacity of many other countries was highly restricted because of COVID-19. Therefore, the PRC’s trade activities rebounded in 2021 and spurred the re-export of Hong Kong and the merchandise trade. Overall, the Nominal GDP increased from HK$2,659.6 billion in 2017 to HK$2,861.6 billion in 2021, at a CAGR of 1.8%.

Looking forward, the relaxed testing and quarantine arrangements for incoming visitors should provide some support to exports of services in Hong Kong. Despite tightened financial conditions and the consequential weak asset prices will add downside risks of the Hong Kong economy, improved domestic labor market conditions and the Consumption Voucher Scheme will continue to support consumption demand in the near term. Nonetheless, as long as the epidemic situation remains under control and related restrictive measures are relaxed further, economic activities are expected to gradually return to normal. According to the International Monetary Fund (the “IMF”), the nominal GDP of Hong Kong is expected to recover and grow from HK$2,881.3 billion in 2022 to HK$3,540.9 billion in 2026, a CAGR of 5.3%.

Circular Economy and Sustainability

Circular economy refers to economic models that value re-use, repair, and recycle instead of the linear process of use-and-dispose. It is fundamentally regenerative and aims to keep the products, components, and materials at their highest utility and value along their life cycles. Products and services in a circular economy are designed to be reused in biological or technical cycles. The concept of sustainability presumes that resources are finite and should be used conservatively and wisely with a view to long-term priorities and consequences.

Circular economy and sustainability can substantially help companies fulfill their social responsibilities. Companies can implement the concept of circular economy and sustainability by achieving material optimization, new and innovative revenue streams, enhanced stakeholder relationships and brand reputation, and risk mitigation.

Consumer Electronic Waste and Recycling

Electronic waste is one of the fastest-growing waste streams around the globe. In 2021, approximately 5.3 billion phones were discarded and approximately 57.4 million metric tons of e-waste was generated. However, over 70% of such waste was undocumented, discarded in landfill, burned, illegally traded, or treated in a sub-standard way. Electronic waste can also result in the unnecessary loss of scarce and valuable natural materials because there is significant residual value in many of these electronic products. If there a well-developed supply chain, the abandoned but functional electronics can be used by those in need, which can help reduce carbon footprint and the detrimental impact to the environment caused by discarded electronic waste.

According to the United Nations, a transition to a circular economy for electronic devices, is imminent and shall be carried out extensively in the coming years. Major stakeholders in the cell phone market such as telecommunication companies are increasingly advocating the implementation of Environmental, Social, and Governance (“ESG”) initiatives. Such initiatives include takeback programs, trade-in/buyback, warranty repair, returns, and exchange campaigns encouraging the retrieval and further processing of abandoned phones that are possibly functional, thereby extending the lifecycle of the pre-owned products. Wholesalers, along with the recycling and refurbishment companies, serve as crucial facilitators along the industry value chain to bridge the upstream supply of unexamined pre-owned cell phones and the downstream demand for recycled cell phones by providing value-added services such as testing, evaluating, grading, re-packaging, and distribution. Wholesalers leverage their technical knowledge, supply chain and market dynamics management, and compliance with legislation and standards, to constantly synergize, review, forecast and evaluating supply, demand, cost and pricing factors, offering precise allocation of resources to the downstream customers. Such expertise allows the wholesalers to achieve a profitable and sustainable business model. In contrast to refurbished electronic products, the transfer of abandoned but fully functional electronic products from upstream suppliers to downstream customers, is considered more economically and environmentally beneficial.

Definition and Classification

The recycling, refurbishment and wholesale of used consumer electronic products refers to the commercial activities in which the recyclable products are sent to relevant firms for refurbishment or recycling based on the products’ condition after testing and categorization, and then resold or reused as whole products, functional parts, or disassembled scrap materials.

Consumer electronic devices can be recycled according to their conditions after assessment and evaluation. Wholesalers serve a pivotal role in the consumer electronic devices recycle business. Wholesalers test, grade, re-package or refurbish the recycled consumer electronic devices, and then distribute to the downstream resellers or end consumers.

Below is an illustration of the participants of the consumer electronic devices recycle business and the position of wholesalers.

Market Size of Pre-owned Electronic Devices by Wholesale Value

The Frost & Sullivan Report discloses the market size of pre-owned electronic devices by wholesale value globally has increased steadily from US$32.0 billion to US$48.9 billion during 2017 to 2021, a CAGR of 11.1%. The Frost & Sullivan Report attributes the market size growth to the shorter replacement cycles of electronic products resulting from the continuous rollout of new devices, developed supply chain around the globe, as well as the improving economic circumstances.

The Frost & Sullivan Report believes the advanced testing technology, standardization of grading, and the growing environmental concern will keep driving the growth of the recycled consumer electronic market size, and projects the global market to grow at a CAGR of 9.7% between 2022 and 2026, reaching US$77.1 billion in 2026.

Source: The Frost & Sullivan Report

According to the Frost & Sullivan Report, the wholesale value of recycled consumer devices in Hong Kong increased from HK$ 21.8 billion (approximately US$2.78 billion) in 2017 to HK$ 34.3 billion (approximately US$4.37 billion) in 2021, a CAGR of 12.0%. Per the Frost & Sullivan Report, the market growth is driven by the expanding economies, rising consumer demand for low-cost goods, and increased consumer acceptance of recycled consumer electronic devices.

Pursuant to the Frost & Sullivan Report, the proliferation of e-commerce platforms and promotions of recycled consumer electronic devices will further drive the demand. The Frost & Sullivan Report projects the wholesale value of pre-owned electronic devices in Hong Kong to reach HK$55.9 billion in 2026, at a CAGR of 10.2% from 2022 to 2026.

The Recycled Consumer Electronic Devices Wholesale Market in Hong Kong

The pre-owned consumer electronic devices wholesale industry in Hong Kong is competitive and relatively fragmented, with approximately 1,000 wholesalers engaged in sourcing, grading, refurbishing and resale of pre-owned consumer electronic devices.

The major market participants of Consumer Electronic wholesale in Hong Kong and the respective business profile:

•        Guang Yi Co. Ltd., founded in 2020, is primarily engaged in the international wholesaling and trading of cellphones and other consumer electronic devices in various grades, including brand new, nearly new, and average grading. Suppliers of Guang Yi Co. Ltd. include telecommunication companies and over 100 other vendors. In addition, the Guang Yi Co. Ltd. has built a global buy-back network to recycle pre-owned cellphones through a B2C channel.

•        Brightway Trading Co., established in 2013, is focusing on the submarket of cell phones returned by customers. Brightway Trading Co. sources cellphones of all conditions from Europe, the U.K., and the U.S.

•        CommNet Telecom Limited, a Hong Kong based consumer electronic devices recycling firm that started its business in 2004, specializes in the import and export of brand new and used cell phones. The majority of CommNet Telecom Limited’s suppliers are located in the U.S. and the U.K.

Business Process of the Recycled Consumer electronic devices Market

Source: The Frost & Sullivan Report

The supply chain of the consumer electronic recycling industry in Hong Kong consists of three chronological sections: the upstream collectors and transporters; the midstream wholesalers, who and recycle and/or refurbish the devices; and the downstream retailers and consumers.

•        Upstream: The upstream collectors source used consumer electronic devices, turnover office equipment, exchanges, and returned products, and sell to the midstream wholesalers.

•        Midstream: In turn, the midstream wholesalers test and evaluate the recycled products, and then process and grade them according to the conditions. The consumer electronic devices will then be sold as whole products, functional parts, or disassembled scrap materials to downstream retailers, consumers, or electronics manufacturer and smelting companies.

•        Downstream: Finally, the downstream retailers will sell the products to individual consumers.

Entry Barriers

Below are factors that pose difficulties to newcomers into the recycled consumer electronic devices wholesale market.

Resources needed for a stable customer base:    Downstream retailers and consumers prefer to purchase from established wholesalers with a proven track record. Additionally, established wholesalers usually have more types of consumer electronic devices available, which helps attract new customers. As a result, new entrants into the market face more difficulties to build a stable customer base.

Costs for talent acquisition:    Experienced and knowledgeable personnel is required to streamline the business recycled consumer electronic devices business operations. Certain industry experience such as customer acquisition, business relationship maintenance, and business sense of the market trend, among others, has to be gained through years of practice. Newcomers in the market are less likely to assemble a well-functioning team or have to incur higher cost, which result in their competitive disadvantages.

Economy of Scale:    An established wholesaler benefits from its large scale by having a stronger bargaining power and the synergy among its business sections. In contrast, a newcomer in the market, which is usually comparatively small, does not have such advantages rendered by scale.

Market Drivers

Below are a set of factors that are expected to drive the further growth of the recycled consumer electronic devices wholesale business.

Fast replacement of consumer electronic products resulting in stable upstream supply:    Consumer electronic products such as cell phones, laptops, tablets, smart watches, and desktops are continuously and rapidly developing in technological functionality, design and specification. The lifespan of many consumer electronic products has shortened because of the changing customer preferences, chasing of the latest models, the consumers’ rising income level, as well as the emergence of various technical issues due to software and hardware complexities. As a result, a large number of consumer electronic devices are retired with meaningful lifespan, generating a stable upstream supply and underpinning the growth of the recycled consumer electronic devices industry.

Developed supply chain and growing downstream demand for pre-owned consumer electronic devices:    The purchase costs materially affect the downstream retailers and consumers’ purchase decisions. A developed supply chain implies a more recognized and reputable refurbishment quality of pre-owned consumer electronic devices, which contributes to boosting customer confidence in sourcing different types of pre-owned consumer electronic devices, thereby reducing the purchase costs. The supply chain of recycled consumer electronic devices in Hong Kong and the Asian Pacific region has been maturely developed. The comprehensive local supply base of raw materials and refurbishment parts South China cities such as Dongguan, coupled with the industry agglomeration of various companies in the area and a developed logistics infrastructure in the Guangdong — Hong Kong — Macao Greater Bay Area have collectively fostered the region to become a strategic location in the recycled consumer electronic devices business.

Growing demand for recycled consumer electronic devices driven by the environmental awareness:    The Hong Kong public has grown more environmentally aware in the past two decades. As a result, the consumers have been more motivated to use recycled consumer electronic devices.

Growth in the sub-market of smart watches and wristbands:    The market has seen a growth of smart watches and wristbands. Smart watches and wristbands have gained popularity in the past few years because they can help monitor the health status of the consumers and process notifications and messages. The trend is expected to continue and help expand the market of recycled consumer electronic devices.

Market Trends

Below are certain trends currently observed in the business.

Enhanced requirement for wholesaler’s quality control capability:    Purchasers of recycled consumer electronic devices are increasingly concerned about the quality and residual life of the devices because the devices become essential to the consumers’ daily life. Faced with devices of different ages and wide range of variety of product models, wholesalers need to enhance their testing and grading capabilities to meet the market’s demand.

Regulatory requirements:    The Frost & Sullivan Report expects the Hong Kong government to impose environmental regulatory requirements and policies on the recycled consumer electronic devices business. It is also expected that companies in the recycled consumer electronic devices industry will obtain certain environment-related licenses and adopt certain industry operation standards to comply with the legal and regulatory requirements.

Application of modernized devices and warehouse management:    The growth in the recycled consumer electronic devices industry poses the need for modernized warehouse management technology and system. A smart inventory management system equipped with automated testing devices can increase the efficiency in the logistics and help collect the data for business analyses and decision-making. As a result, the industry expects to see increasing investment on warehouse management systems and IT infrastructures.

New sales models empowered by technology:    Wholesalers have been exploring new sales models empowered by new technologies. For instance, consumer electronic devices wholesalers have been establishing their own online platforms on which they conduct online auctions, which helps reach broader customer bases. Online auctions that take bids are also expected to help achieve higher profit margins than selling goods at a set price on an online store.

Advancement of technologies and pricing analytic tools:    Advanced technology is employed to help with information collection and pricing strategy. For instance, the leading wholesalers are able to leverage artificial intelligence and machine learning to track market information and generate a fair price with optimal profitability sold to customers.

Rental of electronic products:    Remote and hybrid working has become a trend. As a result, the business of consumer electronic devices rental has experienced growth because cell phones, computers, and tablet are essential to individuals and businesses, and renting these devices can be cost-effective. The growth trend of consumer electronic devices rental is expected to continue in the coming years.

OUR BUSINESS

Mission

Consumer electronic devices have a limited life, but some rest idle with meaningful useful life left. We help make every minute of recycled consumer electronic devices’ lives count with our expertise in quickly connecting their demands and supplies, thereby facilitating the circular economy in the consumer electronic devices business and reducing waste.

Business

Who We Are

We conduct our business through CGTHK, a Hong Kong-based company sourcing and reselling recycled consumer electronic devices, currently mostly smartphones, tablets, and laptops. We embody the circular economy concept in our entire business process.

Wholesale of Pre-Owned Consumer Electronic Devices Business

Consumer electronic devices have a limited life, which can be shortened by affluent consumers who retire devices still in working condition when new models come out. Developed economies such as the U.S. and Japan, where more affluent consumers can afford the latest models, have a large number of such retired consumer electronic devices collected through trade-in plans offered by network carriers or stores. Without an efficient channel to put these retired consumer electronic devices back into use, they will rest idle, and their remaining useful life wasted. In contrast, consumers in developing countries are less affluent but still desire for consumer electronic devices and the lifestyle offered thereby. Pre-owned devices offered at a reasonable price pose a solution. CGTHK helps expedite the trip of the retired consumer electronic devices from idleness back into use.

CGTHK operates under a model providing capital liquidity and efficient inventory management. Wholesalers of consumer electronic devices in Southeast Asia and other areas first send their inquiries containing the number and specifications of the consumer electronic devices needed. Then CGTHK gets in touch with suppliers in the U.S., Japan, and some other developed countries. CGTHK will not enter into agreements with the clients or place orders with the suppliers unless it has secured sufficient goods meeting the requirements. As a result, CGTHK has been operating with a lean inventory.

CGTHK’s logistics arrangements and grading system facilitate the process. CGTHK uses air freight to ship most of its ordered pre-owned consumer electronic devices for time efficiency. The courier firms will ship the goods to CGTHK’s storage space in Hong Kong and clear customs. The ordered consumer electronic devices usually arrive within three to seven business days after the placement of an order, depending on the origination place, number, and types of the goods ordered. CGTHK inspects the consumer electronic devices upon their arrival and sorts them into five grades, each priced differently. After completion of the inspection and grading process, and the removal of any user data remaining on the devices, CGTHK’s clients will be informed to pick up the goods and arrange the shipment from CGTHK’s storage space by themselves. It usually takes one to three weeks, but not more than one month, between CGTHK’s receipt of a client’s inquiry and the ordered goods are ready for pick-up.

CGTHK has curated a solid client base and supplier network over the years. The suppliers are willing to prioritize orders placed by CGTHK because it offers competitive payment terms and rarely cancels orders. The stable supply of pre-owned consumer electronic devices helps CGTHK build a good reputation with its clients, which in turn helps CGTHK’s relationships with the suppliers. The synergy connecting upper and lower business streams is what distinguishes CGTHK from its competitors.

By efficiently bridging the demands and supplies of recycled consumer electronic devices, CGTHK maintains a high turnover rate of its inventory, which meaningfully reduces the idle time of the recycled consumer electronic devices, promote the circular economy in the consumer electronic devices business, and helps with CGTHK’s liquidity position.

The pre-owned electronic devices wholesale business is the primary business of CGTHK. CGTHK fulfilled approximately 200 and 120 orders in years ended September 30, 2023 and 2022, respectively, generating revenue of approximately US$50.2 million (approximately 99.8% of total revenue) and net income of approximately US$3.2 million in year ended September 30, 2022, and revenue of approximately US$27.7 million (99.2% of total revenue) and net income of approximately US$3.4 million in year ended September 30, 2022. Built on the success, CGTHK has been exploring new business opportunities, including the retail business of recycled consumer electronic devices and the lease of consumer electronic devices.

Retail Sales of Pre-Owned Consumer Electronic Devices

For the fiscal year ended September 30, 2021, CGTHK launched its retail business, offering consumers in Hong Kong an access to recycled consumer electronic devices. CGTHK orders from suppliers pre-owned electronics that it believes most popular based on its own database. CGTHK displays the available products on its website. Local consumers in Hong Kong will inquire and place orders online, and come to CGTHK’s storage space to inspect, pick up, and complete payment for the selected devices.

CGTHK’s retail business is still in the early stages. For the year ended September 30, 2023, CGTHK purchased approximately 133 pre-owned iPhones for the retail business. As of September 30, 2023, over 80% of these iPhones had been sold, generating revenue of US$73,452. For the year ended September 30, 2022, CGTHK purchased approximately 700 pre-owned iPhones for the retail business. As of September 30, 2022, over 90% of these iPhones had been sold, generating revenue of US$212,555. CGTHK plans to increase the number and expand types of devices offered in the upcoming years.

Consumer Electronic Devices Rental Business

The COVID-19 pandemic and governmental measures taken in response to it caused a surge in the demand for short-term electronic devices rental. When the COVID-19 pandemic broke out, many employees started working remotely. Because they had little or no access to the devices located in offices, and the demands were temporary thus did not warrant purchases, leased consumer electronic devices became a solution. With the advantages in cost management empowered by pre-owned device souring capability, CGTHK started its local device rental business in 2022.

Information about the consumer electronic devices available for rent is posted on CGTHK’s website. A rental client will contact CGTHK for the availability, specifications, and prices of the devices. If the client intends to proceed, it will come to CGTHK’s storage space to inspect, make payment and deposit for, and pick up the devices. Upon completion of the lease, the client is responsible for returning the leased devices. The deposit will be refunded upon CGTHK’s receipt and confirmation of the returned devices.

CGTHK’s consumer electronic device rental business is currently focused on the lease of laptop computers. Because of CGTHK’s relationship with suppliers of pre-owned consumer electronic devices and its inspection capabilities, CGTHK is able to obtain computers in good conditions at low prices, generating a profit margin. CGTHK’s electronic device rental business is still in the experimental stage, and CGTHK seeks to expand the rental business by providing rental of other devices.

Products — pre-owned consumer electronic devices

The recycled consumer electronic devices offered by CGTHK include smartphones (iPhone, Samsung), tablets (iPad, Samsung Tablet), laptops (MacBook), and other accessories (smartwatches, headphones, etc.). For the years ended September 30, 2023 and 2022, revenues generated from Apple products (iPhones, iPads, MacBooks, Apple Watches, etc.) accounted for over 99.5% and 99.9% of our revenue, respectively. Below is a chart listing the products CGTHK sold and the respective percentage of sales by value for each category of products for the fiscal years ended September 30, 2023 and 2022, respectively.

	For The Year Ended September 30,
	2023	2022
Smartphones	81.8%	45.5%
Tablets	7.3%	36.6%
Laptops and others (smartwatches and wireless headphones)	10.9%	17.9%

Business Process

Below is an illustration of the business process of CGTHK.

Industrial Value Chain
Upstream
Midstream
Downstream
Recycling companies (dissembled parts)
Refurbishment service providers
Electronics manufacturer, smelting companies
Collection and sourcing
Transporters
Wholesaler
Reseller and Retailer
End-user
Collection from (i) Takeback programs or warranty repair, returns, exchange/ (ii) Trade-in (iii) Municipal and recycler drop-off points
Transfer from origin of used electronics to wholesaler and other industry stakeholders such as refurbishment and recycling providers
Responsible for testing, evaluating, grading, re-packaging and distribution to downstream stakeholders Hong Kong is serving as one of the most prominent wholesaling hubs for pre-owned consumer electronic devices
Wholesaled devices are sold to either reseller or retailers. Resellers involve in the distribution of devices to respective retailers or refurbishment service providers across different geographic areas, while retailers are business entities who manage the final sales to individual customers
The customers of various pre-owned consumer electronic devices including but not limited to mobile phone, tablet, laptop etc.
Upstream and downstream Geographical distribution of the group
U.S. (90%), Europe and Japan (10%)
Southeast Asia and rest of the World, excluding the PRC
Denotes optional processing
Denotes the role of the Group
Source: Frost & Sullivan

Source: The Frost & Sullivan Report

Inspection and Testing

Recycled consumer electronic devices are of different models and conditions. End users will pay different prices for devices in different conditions. To reduce mismatches, CGTHK performs reliable inspection and testing upon the receipt of the ordered goods.

The process starts from the exteriors of a device — CGTHK’s employee will inspect the scratches on the body of the device, the screen condition, the functionality of buttons, and other signs of wear and tear. Then the inspector will use software to check the battery health, functionality of the speaker, the network module, and other modules.

Additionally, CGTHK will run software applications on the tested devices to find out whether it meets the requirements for daily functions.

CGTHK prides itself with the inspection and testing system. With over a dozen of items tested and inspected, the consumer electronic devices acquired by CGTHK can be sorted into respective grades and pricings with precision.

Grading

Tested devices are graded into five levels, from A, the highest, to F, the lowest, depending on their conditions. Devices graded A to C are ready for use. Grade D devices need some repairing or refurbishment before use. Grade F devices are those in need of major repairs or even beyond repair, but they are still of value after dissembling to take out useful parts or for resellers who can manage an efficient repairing process. A detailed description of each grade is listed below.

Grading	Status
Grade A+ (Like New), Grade A (Excellent)	Second-hand smartphones or tablets that do not have any sign of use, no scratches, cracks or scuffs to the screen or rear housing. Devices have been fully tested and have all functions.
Grade B (Good)	Second-hand smartphones or tablets that show some minor signs of use, including minor scratches to the screen and rear housing. Devices have been fully tested and have all functions.
Grade C (Fair)

Second-hand smartphones or tablets that show some signs of use, including some scratches and scuffs to the screen and casing. But they do not have cracks on the screen or rear housing.

Devices have been fully tested and have all functions.

Grade D	Devices need repair or refurbishment; not appropriate for sale directly to end users. Devices may require the replacement of certain parts, touch screens, or rear housing, etc.
Grade F	Devices are non-functional and require repair and refurbishment.

Pricing

The grade of recycled electronics is the benchmark of their prices. However, the price is further adjusted based on the self-developed database and self-developed algorithm. CGTHK tracks the market trend and historical transaction information and price these factors into each transaction. As a result, CGTHK is able to provide competitive offers and maintain a reasonable margin.

Suppliers

CGTHK has developed and maintained long-term relationships with over 30 suppliers, spanning across the U.S., Japan, and European countries. The suppliers collect pre-owned consumer electronic devices from network carriers, companies, and individuals. Most of CGTHK’s suppliers are located in the United States, because many U.S. telecommunication suppliers offer lease contracts lasting from twelve (12) to eighteen (18) months, at the expiration of which the consumers will retire the old models and trade them in for the latest ones. As a result, CGTHK’s suppliers have a stable source of retired smartphones and other devices in relatively good condition. CGTHK supplements the supply from suppliers in Japan and European countries, which also have a stable supply of retired electronic devices through trade-in plans and other recycling programs from consumers. The prices of the pre-owned consumer electronics devices are not subject to any raw material volatility.

To ensure the suppliers can provide devices meeting high standards, CGTHK has developed a reference and background check mechanism and we make purchase order also considering the suppliers’ past track record. On the other hand, CGTHK can secure orders from the suppliers because it offers competitive prices, enabled by CGTHK’s healthy financial conditions. CGTHK also rarely cancels its orders because it only places orders after it first secures the client’s order. These factors help strengthen CGTHK’s relationship with the suppliers. As a result of the good relationships and the effective supply management system, CGTHK has been able to maintain a stable supply of recycled consumer electronic devices since 2016.

For the years ended September 30, 2023 and September 30, 2022, the purchases from the top five suppliers accounted for 80.1% and 81.2% of the total purchases, respectively.

Customers

Wholesale clients

CGTHK currently derives most of its revenues from consumer electronic devices wholesalers. Such wholesalers purchase recycled consumer electronic devices from CGTHK and then resell them in Southeast Asia and other areas. For the years ended September 30, 2023 and September 30, 2022, sales to the wholesale clients accounted for 99.8% and 99.2% of CGTHK’s total revenue, respectively. For the years ended September 30, 2023 and September 30, 2022, CGTHK’s largest clients were 11.4% and 23.4% of total revenue, respectively, while the five major clients represented approximately 41.8% and 75.6% of total revenue, respectively.

Individual consumers

In addition to the wholesale clients, CGTHK has started its retail business section facing individual consumers since 2021. For the years ended September 30, 2023 and 2022, the retail sales accounted for 0.2% and 0.8% of total revenue, respectively.

Consumer Electronic Device rental customers

For the years ended September 30, 2023 and September 30, 2022, rental revenues accounted for 0% and 0% of total revenue, respectively.

Client acquisition

CGTHK built a solid client base from years of experience in the industry. The existing clients generate new referrals because of the well-maintained business relationship with and the good reputation of CGTHK. In addition, CGTHK also closely monitors the purchase trends of the clients and regularly communicate with key clients to learn their new needs and update them with new industry information. The management team also rapidly adapts the marketing and sourcing strategies based on the communications with the clients. Our marketing channels include creating and implementing ad campaigns, and word of mouth. The ad campaigns are typically employed in different social media platforms, including Facebook, Instagram, and LinkedIn. The ad campaigns are used as a marketing channel targeting retail customers. For wholesale customers, our marketing channel is the word of mouth. The existing customers generally recommend our products to others when they receive our good quality products and services.

Competitive Strengths

Proven sourcing and supply network

CGTHK has been effectively curating its supplier network with competitive payment terms and stable demands. The network has grown to cover diverse suppliers in major economies including the United States and Japan, enabling CGTHK to source sufficient recycled devices to meet the clients’ demands while not relying on a concentrated base of suppliers. The good relationship has also allowed CGTHK to acquire most of the recycled devices through privately negotiated deals instead of public auctions. Thus, CGTHK has been able to keep the costs at a reasonable level.

One-stop wholesale solution

Downstream re-sellers need various types of electronic devices for different purposes — resale without further work, resale after refurbishment, or dissemble for spare parts. As a result, resellers spend lots of time and effort to acquire the devices meeting all their needs. In contrast to most of its peer wholesalers, CGTHK offers a one-stop wholesale solution that can locate and deliver most of the requested devices of various makes, models, and conditions in one batch, thanks to its supply network. Such one-stop solution provides CGTHK with a special edge over its competitors.

Fast response

CGTHK responds fast to its clients’ needs. The fast response is enabled by CGTHK’s streamlined process handling orders and sourcing supplies. CGTHK also uses air freight courier services to ship the goods. These measures help reduce any waste of the remaining useful time left for the recycled consumer electronic devices — better satisfying the clients and putting the recycled devices back into use faster, which reduces waste thereby.

Established client base

CGTHK has been delivering quality products and services to its clients for several years. As a result, the client base has been solid and growing. Additionally, CGTHK seeks the growth of clients in a strategic manner — key clients are developed in different areas or types of devices. The strategic management of client differentiation allowed CGTHK not to rely on an overly concentrated client base and cover more markets without undue overlapping.

Pricing database and algorithm

CGTHK has developed a database and algorithm for pricing strategies in sales and purchase. By taking into account factors including the current market price of similar products, historical transaction prices of similar products, size of the order, specifications of the products, the grading of the products, and the quantity of the products, CGTHK is able to set prices in a flexible way to balance demands and profitability.

Testing process and grading system

A testing process and grading system is CGTHK’s answer to the “market for lemons” problem. CGTHK developed an inspection and testing process covering over a dozen items with the help of testing software. After the inspection and testing, the conditions of the recycled devices will be precisely identified. Thereafter, the devices will be assigned to the five grades depending on the result. The grading will serve as the benchmark for the device’s price. The grading system has been well accepted by CGTHK’s clients, helping reduce frictions in communication and pricing.

Experienced and dedicated management team

CGTHK has an experienced and dedicated management team. CGTHK’s CEO, Mr. Shangzhao (“Cizar”) Hong, has over 15 years in the recycled consumer electronic devices industry. Under Mr. Hong’s leadership, the management team has maintained good relationships with key suppliers and clients in the industry.

Economy of scale

As a well-established business in the recycled consumer electronic devices industry, CGTHK benefits from its economy of scale. With large amounts of purchase and sale, CGTHK can secure preferable prices and payment terms. Additionally, CGTHK is able to further invest in its infrastructures and spread such costs on future operations. Such investment can provide CGTHK with further competitive advantages.

Strategic location

CGTHK, our operating entity, is located in Hong Kong. Hong Kong is one of the busiest ports and enjoys the advantage of duty-free status, making it a major hub for the global recycled electronic devices industry. Located in Hong Kong, CGTHK can conveniently receive recycled electronic devices from, and have them dispatched to, most of the regions in the world.

Business Plan

CGTHK is in the early stages of development and keeps exploring new business opportunities that achieve profitability and ESG goals at the same time.

Organically expand the wholesale business and develop a wholesale auction market

CGTHK plans to further expand its wholesale client base in recycled consumer electronic devices within the next 12 months. The cost estimate will be around US$ 1-3 million, depending on the completion of our public offering. More specifically, CGTHK plans to develop an online marketplace and auction platform facing its wholesale clients by upgrading its websites www.cgt-recycle.com and https://cgt-electronics.com to facilitate sales of products through auctions on a regular basis. The auction market will supplement CGTHK’s traditional business model of individual negotiations and attract potential clients. The price achieved through the auction process can help CGTHK get better knowledge of the prevailing market trend and feed CGTHK’s database and pricing algorithm.

Expand the retail business through marketing efforts and a trade-in or disposal plan

CGTHK plans to expand its retail business by increasing its online and offline marketing efforts within the next 12 months. This expansion expects to cost approximately US$1-2 million depending on the completion of our public offering. CGTHK expects to build its brand recognition and increase its online exposure by investing in social media advertisement. CGTHK also seeks locations in Hong Kong to open retail stores to grant easier access to consumers. Additionally, CGTHK intends to develop a recycle/trade-in program of its own to enlarge its customer base and make it recurring. Under the trade-in plan, customers will be able to sell or trade in the devices for cash or credit that can be used for the next purchase at CGTHK. Though such retired devices will be of no use to an end consumer, CGTHK can make use of them by dissembling and sparing the parts in an environmentally friendly way, or find from CGTHK’s client base companies that can make use of them. Under this plan, CGTHK hopes to further promote the circular economy in the consumer electronic devices business and increase user stickiness.

Develop the consumer electronic device rental business

CGTHK’s current consumer electronic device rental business focuses on MacBooks. Based on the success, CGTHK plans to provide additional types of devices for rental, including smartphones, tablets, and PC laptops. CGTHK will also form a rental business unit consisting of sales, customer service, and technical support personnel to better carry out the business.

Diversify the product portfolio

CGTHK built a solid business model of recycling and reselling cell phones, laptops, and other accessories. With the experience and capital gained over the years, CGTHK plans to further diversify its product portfolio by participating in handheld game console recycling, unmanned aerial vehicle (UAV) recycling, and digital camera and lens recycling.

Expand into strategic overseas markets

The Company expects the recycled consumer electronic devices market to experience robust growth in Southeast Asia in the next 24 months. The estimated costs of this expansion will be around US$ 1-3 million, depending on the completion of our public offering. To shorten the supply chain and better interact with the clients located in these strategic markets, CGTHK intends to set up offices in Malaysia, Thailand and Vietnam in the next five years. CGTHK expects this strategic move to help increase its revenues and market presence.

Build a repair and refurbishment factory

To meet increasing demands and make better use of the acquired pre-owned electronic devices, CGTHK plans to build a repair and refurbishment factory with upgraded capacity and better equipment in the next 24 months. The cost estimate will be around US$ 1-2 million, depending on the completion of our public offering. Such a factory will enable CGTHK to pursue opportunities in monetizing spare parts from retired devices and provide additional services to its customers. CGTHK is also evaluating the environmental and regulatory implications to make this plan environmentally and socially responsible.

Enhance the business infrastructures

To better prepare for its future growth, CGTHK plans to upgrade its business infrastructures, including the inventory management and information system. CGTHK expects to lease additional space to store more recycled consumer electronic devices. As a result, it plans to upgrade its inventory management system to manage the growth. Additionally, CGTHK plans to develop a proprietary device testing software and a data removal software to further streamline the testing and grading system. With the updated infrastructures, CGTHK expects to increase the efficiency and data security in its operations.

Recruit additional employees

CGTHK plans to employ additional personnel to meet its growth needs. The hiring plan includes the recruitment of marketing staff to build the brand recognition, the sales staff to meet the increased wholesale and retail demands, as well as a financial and accounting team to strengthen the financial control system.

ESG and Compliance

We are committed to the pursuit of sustainable business development. By recycling and prolonging the use life of electronic goods, CGT helps reduce the waste and pollution to the environment caused by the production of electronic goods. For example, according to Apple Inc.’s Product Environmental Report for iPhone 13 Pro, an iPhone 13 Pro generates 69 kg carbon emissions in its life cycle, 84% of which are generated in its production stage. Therefore, by extending the life of consumer electronic devices, such as an iPhone, fewer devices will be produced, thereby reducing the carbon emissions from the production stage and spreading the emissions over a longer period of time.

Additionally, CGTHK has implemented ESG policies and procedures to facilitate ESG goals. Furthermore, CGTHK follows and has been certified by the following standards to conduct its business operations in order to run an environmentally friendly and safe business.

•        R2

R2 stands for Responsible Recycling and is a standard specifically created for the electronics recycling industry by Sustainable Electronics Recycling International (SERI). SERI is the housing body and ANSI-accredited Standards Development Organization for the R2 Standard: Responsible Recycling Practices for Use in Accredited Certifications Programs.

•        ISO 14001

ISO 14001 sets out the criteria for an environmental management system and can be certified to. It maps out a framework that a company or organization can follow to set up an effective environmental management system.

•        ISO 45001

ISO 45001 is an occupational health and safety management system that seeks to improve working conditions continuously by complying with the laws and regulations to ensure good practices.

Radio Dealers License (unrestricted)

CGTHK has obtained the Radio Dealers License (Unrestricted), the document required to conduct the trade or business in apparatus or material for radio-communications or any components part thereof, including the performing of repairs and refurbishment, and the import and export of radio-communications transmitting apparatus. The current term of the License will expire on April 30, 2024. CGTHK will comply with the requirements and keep the license valid.

Competition

The recycled consumer electronic wholesale industry in Hong Kong is competitive and relatively fragmented, with approximately 1,000 wholesalers engaged in sourcing, grading, refurbishing and resale of pre-owned consumer electronic devices. The major competitors of CGTHK include the following:

•        Guang Yi Co. Ltd., founded in 2020, is primarily engaged in the international wholesaling and trading of cellphones and other consumer electronic devices in various grades, including brand new, nearly new, and average grading. Suppliers of Guang Yi Co. Ltd. include telecommunication companies and over 100 other vendors. In addition, the Guang Yi Co. Ltd. has built a global buy-back network to recycle pre-owned cellphones through a B2C channel.

•        Brightway Trading Co., established in 2013, is focusing on the submarket of cell phones returned by customers. Brightway Trading Co. sources cellphones of all conditions from Europe, the U.K., the U.S.

•        CommNet Telecom Limited, a Hong Kong based consumer electronic devices recycling firm that started its business in 2004, specializes in the import and export of brand new and used cell phones. The majority of CommNet Telecom Limited’s suppliers are located in the U.S. and the U.K.

Employees

As of September 30, 2023 and 2022, CGTHK had 17 and 16 employees, respectively. The following table sets forth the breakdown of our employees including appointed directors and officers as of September 30, 2023 by function:

Functions	Number
Key Management (CEO, COO, CFO)	3
Accounting and Administration Team (headed by CFO)	3
Sales Team (headed by CEO)	2
Purchasing Team (headed by COO)	3
Warehouse and Operation Team (headed by COO)	3
QC & Technical Team	3
Total	17

As of September 30, 2023, 17 employees were based in Hong Kong, where our principal executive offices are located.

We enter into standard labor and confidentiality agreements with our employees. We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

Facilities

CGTHK is based in Hong Kong. CGTHK currently leases Unit 2, 10/F, and Unit 3, 22/F, Westin Centre, 26 Hung To Road, Kwun Tong, Kowloon, Hong Kong as its office and storage space, aggregating 3,177 sq.ft.

Intellectual Property

CGTHK regards its trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to its success, and relies on trademark and trade secret law and confidentiality and invention assignment with our employees and others to protect its proprietary rights. The Group has no registered intellectual property or domain name except for the trade mark registration filed with the Hong Kong Intellectual Property Department on June 23, 2023, and the domain names https://cgt-electronics.com and https://cgt-recycle.com. An application for registration of trade mark was filed with the U.S. Patent and Trademark Office on July 12, 2023.

Insurance

CGTHK keeps insurance policies in accordance with its business needs. The policies currently in place include those covering the lease of property, business interruption, personal accidents, and employees’ compensation insurance. The policies are renewed annually at a market annual rate of HK$12,007 (approximately US$1,530).

SEASONALITY

We experience a moderate level of seasonality in our business primarily as a result of new product launches by consumer electronic devices manufacturers and promotional campaigns by e-commerce platforms in Hong Kong. In addition, new product launches by major cell phone brands such as Apple each year also boost our customer traffic and purchase orders. All of these activities can affect our results for those quarters. Overall, the historical seasonality of our business has been relatively mild since we are in cooperation with multiple consumer electronic devices manufacturers which historically had product launches generally throughout a year. Our financial condition and results of operations for future periods may continue to fluctuate. As a result, the trading price of CGT Holdings’ Ordinary Shares may fluctuate from time to time due to seasonality.

Legal Proceedings

None of CGT Holdings or its subsidiaries is currently a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

Regulations

Hong Kong Regulations

As we conduct business in Hong Kong through our wholly-owned subsidiary, CGTHK, our business operations are subject to various regulations and rules promulgated by the Hong Kong government. The following is a brief summary of the Hong Kong laws and regulations that currently and materially affect our business. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to the industries in which we operate.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (the “BRO”)

As we carry on businesses in Hong Kong, we are subject to the BRO, which requires every person (a company or an individual) carrying on a business in Hong Kong to register with the Inland Revenue Department and obtain a business registration certificate within one month of the commencement of the business. Business registration is a process based on application and does not involve government approval. Once the requisite criteria are met, a business registration certificate will be granted. Business registration serves to notify the Inland Revenue Department of the establishment of a business in Hong Kong and facilitate the collection of tax from businesses in Hong Kong.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (the “IRO”)

The IRO is an ordinance for the purposes of imposing taxes on property, earnings and profits in Hong Kong. The IRO provides, among others, that persons, which include corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are chargeable to tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. The standard profits tax rate for corporations is at 16.5%. Under the two-tiered profits tax rates regime, commencing from the year of assessment 2018/2019, the first two million of profits in Hong Kong dollars earned by a Hong Kong entity (except those with a connected entity which is nominated to be chargeable at the two-tiered rates) will be taxed at half the current tax rate (i.e., 8.25%) while the remaining profits will continue to be taxed at the existing 16.5% tax rate. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciation. As our Group carries out business in Hong Kong, we are subject to the profits tax regime under the IRO.

As we may carry on business through subsidiaries in Hong Kong and other jurisdictions, the provisions relating to transfer pricing for intra-group transactions in the IRO may apply to us. The IRO contains provisions which require the adoption of the arm’s length principle for pricing in related party transactions. Section 20A of the IRO gives the Inland Revenue Department (the “IRD”) wide powers to collect tax due from non-residents. The IRD may also make transfer pricing adjustments by disallowing expenses incurred by the Hong Kong resident under sections 16(1), 17(1)(b) and 17(1)(c) of the IRO and challenging the entire arrangement under general anti-avoidance provisions, such as sections 61 and 61A of the IRO.

Hong Kong Laws and Regulations Relating to Trade Description (Chapter 362 of the Laws of Hong Kong) (the “TDO”)

The TDO, which came into full effect in Hong Kong on April 1, 1981, aims to prohibit false or misleading trade description and statements to goods and services provided to the customers during or after a commercial transaction. Pursuant to the TDO, any person in the course of any trade or business applies a false trade description to any goods or supply or offers to supply them commits an offence and a person also commits the same offence if he/she is in possession for sale or for any purpose of trade or manufacture of any goods with a false description. The TDO also provides that traders may commit an offence if they engage in a commercial practice that has a misleading omission of material information of the goods, an aggressive commercial practice, involves bait advertising, bait and switch or wrong acceptance of payment. It is also an offence for any person to have in his possession for sale or for any purpose of trade or manufacture any goods to which a false trade description is applied. To amount to a false trade description, the falsity of the trade descriptions has to be to a material degree. Trivial errors or discrepancies in trade descriptions would not constitute an offence. What constitutes a material degree will vary with the facts.

Contravention of the prohibitions in the TDO is an offence, with a maximum penalty of up to HK$500,000 and five years’ imprisonment. However, the TDO also provides regulators with the ability to accept (and publish) written undertakings from businesses and individuals not to continue, repeat or engage in unfair trade practices in return of which regulator will not commence or continue investigations or proceedings relating to that matter. Regulators will also be empowered to seek an injunction against businesses and persons engaging in unfair trade practices or who have breached an undertaking.

Hong Kong Laws and Regulations Relating to Sales of Goods (Chapter 26 of the Laws of Hong Kong) (the “SOGO”)

Pursuant to the SOGO, which came into full effect in Hong Kong on August 1, 1896, in every contract of sale, there is an implied warranty that the goods are free, and will remain free until the time when the property is to pass, from any charge or encumbrance not disclosed or known to the buyer before the contract is made and that the buyer will enjoy quiet possession of the goods except so far as it may be disturbed by the owner or other person entitled to the benefit of any charge or encumbrance so disclosed or known. The SOGO provides that there is an implied condition that the goods shall correspond with the description where there is a contract for the sale of goods by description, and there is any implied condition or warranty as to the quality or fitness for any particular purpose of goods supplied under a contract of sale. Where the seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality, except that there is no such condition (i) as regards defects specifically drawn to the buyer’s attention before the contract is made; or (ii) if the buyer examines the goods before the contract is made, as regards defects which that examination ought to reveal; or (iii) if the contract is a contract for sale by sample, as regards defects which would have been apparent on a reasonable examination of the sample. Where there is a contract for sale by sample, there are implied conditions that (i) the bulk shall correspond with the sample in quality, (ii) the buyer shall have a reasonable opportunity of comparing the bulk with the sample, and (iii) the goods shall be free from any defect, rendering them unmerchantable, which would not be apparent on reasonable examination of the sample. Under SOGO, where any right, duty or liability would arise under a contract of sale of goods by implication of law, it may (subject to the Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong)) be negatived or varied by express agreement, or by the course of dealing between the parties, or by usage if the usage is such as to bind both parties to the contract.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (the “SSO”)

The SSO, which aims to consolidate and amend the laws with respect to the terms to be implied in contracts for the supply of services (including a contract for the supply of a service whether or not goods are also transferred or to be transferred, or bailed or to be bailed by way of hire), provides that: (a) where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and (b) where the supplier is acting in the course of a business, the time for the service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time. As against a party to a contract for the supply of a service who deals as consumer, the other party cannot, by reference to any contract term, exclude or restrict any liability of his arising under the contract by virtue of the SSO. Except as provided in the SSO, where a right, duty or liability would arise under a contract for the supply of a service by virtue of the SSO, it may (subject to the Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong)) be negatived or varied by express agreement, or by the course of dealing between the parties, or by such usage as binds both parties to the contract.

Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) (the ‘‘TO’’)

Under the TO, a license, namely Radio Dealers License (Unrestricted), is required for dealing in the course of trade or business in apparatus or material for radio communications or in any component part of any such apparatus or in apparatus of any kind that generates and emits radio waves whether or not the apparatus is intended, or capable of being used, for radio communications. However, the above requirement does not apply to licensed exempted radio communications apparatus (e.g., mobile phones, short-range walkie-talkies, cordless phones) meeting prescribed specifications. Under the Radio Dealers License (Unrestricted), the licensee is permitted to deal in radio communications apparatus pursuant to section 9 of the TO. A Radio Dealers License (Unrestricted) is generally valid for a period of 12 months, and is renewable on payment of the prescribed fee, at the discretion of Office of the Communications Authority (‘‘OFCA’’).

We are licensees of the Radio Dealers Licenses (Unrestricted). The material licensing conditions are: (a) to store the licensed apparatus at a specified address, (b) to display the license at the licensed premises, (c) to keep and maintain complete and accurate registers for the last twelve months, of the licensed apparatus and of the licensee’s dealings and transactions therewith, except those apparatus which have been exempted, (d) not to deal locally in radio apparatus which is not of a type approved by the Communications Authority or not licensable in Hong Kong; and to only deliver radio apparatus to a customer if (i) they have been exempted by statute, (ii) the customer is not a tourist and is licensed to possess or use the apparatus, or (iii) the customer is a tourist who intends to export the apparatus after purchase.

Radio Dealers Licenses have different dates of grant and are valid for a period of 12 months. CGTHK’s radio dealers license will expire on April 30, 2024, and will be renewed upon expiry (subject to the discretion of OFCA). We will renew the Radio Dealers Licenses in accordance with the Telecommunications Regulations (Chapter 26 of the Laws of Hong Kong) by paying the required renewal fee to OFCA. We are not aware of any legal impediment to renew the Radio Dealers Licenses subject to the conditions below: (I) We have to pay to OFCA the required renewal fee as may from time to time be determined and required by OFCA on or before the respective date of expiry of the Radio Dealers Licenses; and (II) We have to comply with the ‘‘General Conditions to be observed by Licensee of Radio Dealers License (Unrestricted)’’ and the ‘‘Conditions’’ set out in the Radio Dealers Licenses.

Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong) (the “CGSO”) and Consumer Goods Safety Regulation (Chapter 456A of the Laws of Hong Kong) (the “CGSR”)

The CGSO is enacted to impose a duty on manufacturers, importers and suppliers of certain consumer goods to ensure that the consumer goods they supply are safe. Electrical products and any other goods the safety of which is controlled by specific legislation are not covered by the CGSO.

The CGSO prohibits a person from supplying, manufacturing, or importing into Hong Kong consumer goods unless the consumer goods comply with the general safety requirement or an approved standard for consumer goods. Currently there is no approved standard which has been approved in any regulation to the CGSO. Contravention with the above requirement is an offence and the offender is liable on first conviction to a fine at HK$100,000 and to imprisonment for one year, and on subsequent conviction to a fine of HK$500,000 and to imprisonment for two years.

It is a defense to the above offence if the commission of the offence was due to (a) the act or default of another person or reliance on information given by another, and (b) that it was reasonable in all the circumstances for him to have relied on the information, having regard in particular (i) to the steps which he took, and those which might reasonably have been taken, for the purpose of verifying the information; and (ii) to whether he had any reason to disbelieve the information. A court may take into consideration the existence of a certificate from an approved laboratory showing that the samples of consumer goods which are the subject of the prosecution had been tested before being sold and had complied with the safety standard or safety specification set out in the certificate.

The CGSR requires any warning or caution affixed on any consumer goods or their packages to be in both the English and the Chinese languages. The warning or caution shall be legible and be placed in a conspicuous position on (a) the consumer goods; (b) any package of the consumer goods; (c) a label securely affixed to the package; or (d) a document enclosed in the package. Any person who supplies consumer goods which do not comply with the above requirements commits an offence and is liable (a) on first conviction to a fine at HK$100,000 and to imprisonment for one year; and (b) on subsequent conviction to a fine of HK$500,000 and to imprisonment for two years.

Electricity Ordinance (Chapter 406 of the Laws of Hong Kong) (the “EO”) and Electrical Products (Safety) Regulations (Chapter 406G of the Laws of Hong Kong) (the “EPSR”)

The EO was enacted, amongst others, to provide safety requirements for electrical products. It defines “electrical product” to mean any current-using equipment, lighting fitting or accessory, that uses low voltage or high voltage electricity. The EO empowers the Chief Executive in Council to make regulations for the general purpose of the EO.

The EPSR applies to an electrical product which is designed for household use and supplied in Hong Kong. It does not apply, amongst other exceptions, to an electrical product which is a travel adaptor, or supplied in a place other than Hong Kong under a sale agreement entered into in Hong Kong.

The EPSR provides for the safety requirements for different electrical products, and prohibits any person from supplying an electrical product without a certificate of safety compliance being issued in respect of the product and the product complies with the applicable safety requirements. Any person who supplies an electrical product which fails to comply with the applicable safety requirements commits and offence and is liable on first conviction to a fine at HK$100,000 and to imprisonment for one year, and on subsequent conviction to a fine of HK$500,000 and to imprisonment for two years, unless he shows that he took all reasonable steps and exercised all due diligence to avoid committing the offence.

It is a defense to the above offence if the commission of the offence was due to (a) the act or default of another person or reliance on information given by another, and (b) that it was reasonable in all the circumstances for him to have relied on the information, having regard in particular (i) to the steps which he took, and those which might reasonably have been taken, for the purpose of verifying the information; and (ii) to whether he had any reason to disbelieve the information.

Tortious Liabilities under Common Law

The common law provides for different duties of care a wholesaler or retailer needs to exercise in respect of their customers. Generally, a wholesaler must take reasonable steps to check the safety of what he distributes. For products which cannot practically be examined in his hands, his duty is then limited to taking reasonable steps to deal with reputable suppliers. A retailer may be liable in tort, if it sells goods it has reason to know may be defective, or if it disregards instructions issued by manufacturers or distributors, or if it sells goods with reason to know they are likely to be used to harm others, at least where it does not make it clear to the buyer.

Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (the “CECO”)

The CECO regulates and limits the scope of clauses intending to limit or restrict a party’s liability in relation to breach of contract, negligence or other breach of duty. The CECO provides that as against a person who deals as a consumer (such as the retail customers of our Group), our Group cannot by reference to any contract term exclude or restrict liability of breach of obligations arising under sections 14 to 17 of the SOGO (i.e., implied undertakings as to title, conformity with description, merchantable quality, reasonable fitness for purpose and conformity with sample). As against a person who does not deal as a customer, our Group may exclude or restrict its liability if the exclusion or restriction is reasonable.

Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong) (the “I&EO”), Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong) (the “I&EGR”), and Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong) (the “I&ERR”)

The I&EO regulates and controls, inter alia, the import of articles into and the export of articles from Hong Kong. Except under and in accordance with a license, import and export of the articles listed in Schedules 1 and 2 (respectively) of the I&EGR are prohibited. Our Group does not import or export any such prohibited articles. Any person who imports and exports any prohibited article without a license commits an offence and is liable on summary conviction to a fine of HK$500,000 and to imprisonment for two years.

The I&ERR requires, inter alia, every person who imports or exports any article other than an exempted article to lodge with the Commissioner of Customs and Excise an accurate and complete import declaration within 14 days relating to such article using services provided by a specified body, in accordance with the requirements that the Commissioner may specify. Articles exempted from the declaration requirement include, amongst others, (i) any postal packet the contents of which are valued at less than HK$4,000, (ii) any article consisting solely of and marked clearly as a sample of a product intended to be distributed free of charge for the purpose of advertising the product, and (iii) any article consisting solely of and marked clearly as a sample, valued at less than HK$1,000, of a product intended to be used for advertising the product. Any person who fails or neglects, without reasonable excuse, to file the declaration using services provided by a specified body within 14 days, or, where he has such excuse, fails or neglects to lodge such declaration in such manner as soon as is practicable after the cessation of such excuse, commits an offence and is liable on summary conviction to a fine at HK$2,000 and, commencing on the day following the date of conviction, to a fine of HK$100 in respect of every day during which his failure or neglect to lodge the declaration in that manner continues.

In addition to any fines imposed, a penalty would also be payable for late declaration in accordance with a prescribed scale. Different penalties are prescribed depending on whether the declaration is lodged 14 days, one month plus 14 days, or two months plus 14 days after the articles specified in the declaration have been imported or exported.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong) (the “OPO”)

The OPO regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land. The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitors will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Hong Kong Laws and Regulations Relating to Intellectual Properties Rights

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) (“TMO”), which came into full effect in Hong Kong on April 4, 2003 provides the framework for the Hong Kong’s system of registration of trademarks and sets out the rights attached to a registered trade mark, including logo and a brand name. The TMO restricts unauthorized use of a sign which is identical or similar to the registered mark for identical and/or similar goods and/or services for which the mark was registered, where such use is likely to cause confusion on the part of the public. The TMO provides that a person may also commit a criminal offence if that person fraudulently uses a trademark, including selling and importing goods bearing a forged trade mar, or possessing or using equipment for the purpose of forging a trademark. However, pursuant to section 20 of the TMO, a registered trade mark is not infringed by the use of trade mark in relation to goods which have been put on the market anywhere in the world under that trade mark by the owner or with his consent (whether express or implied or conditional or unconditional), unless the condition of the goods has been changed or impaired after they have been put on the market, and the use of the registered trade mark in relation to those goods is detrimental to the distinctive character or repute of the trade mark.

Patents Ordinance (Chapter 514 of the Laws of Hong Kong), which came into full effect in Hong Kong on June 27, 1997 provides the framework for “re-registration” system of Chinese, UK and European patents in Hong Kong. Pursuant to Patents (Amendment) Ordinance 2016, which came into full effect in Hong Kong on December 19, 2019 provide a new framework for a new patent system — an “original grant patent” system, running in parallel with the “re-registration” system.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (“CO”), which came into full effect in Hong Kong on June 27, 1997 provides comprehensive protection for recognized categories of underlying works such as literary, dramatic, musical and artistic works. The CO restricts unauthorized acts such as copying and/or making available copies to the public of a copy right work. The Copyrights Ordinance provides that a person commits an offence if he, without the license of the copyright owner of a copyright work imports an infringing copy of the work into Hong Kong, at any time within 15 months beginning on the first day of publication of the work in Hong Kong or elsewhere, otherwise than for his private and domestic use.

Hong Kong Laws and Regulations Relating to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into full effect in Hong Kong on December 14, 2015 prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

Hong Kong Laws and Regulations Relating to Employment

Pursuant to Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”), which came into full effect in Hong Kong on September 27, 1968, all employees covered by the EO, irrespective of their hours of work, are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays. According to the Employment Ordinance, an employer who willfully and without reasonable excuse fails to pay wages to an employee when it becomes due is liable to a fine of HK$350,000 and imprisonment for three years. Employees who are employed under a continuous contract are further entitled to such benefits as rest days, paid annual leave, sickness allowance, severance payment and long service payment, etc.

Pursuant to Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”), which came into full effect in Hong Kong on December 1, 2000, every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund (MPF) scheme. Section 7A of the MPFSO requires an employer who is employing a relevant employee to, for each contribution period occurring after that commencement (i) from the employer’s own funds, contribute to the relevant registered scheme the amount determined in accordance with MPFSO; and (ii) deduct from the employee’s relevant income for that period as a contribution by the employee to that scheme the amount determined in accordance with MPFSO. Under the MPF Scheme, the employer and its employees are each required to make contributions to the plan at 5% of the employees’ relevant income, subject to the minimum and maximum relevant income levels. For monthly-paid employees, the minimum and maximum relevant income levels are HK$7,100 and HK$30,000 respectively. An employer who fails to comply with such a requirement may face a fine and imprisonment.

Pursuant to Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”), which came into full effect in Hong Kong on December 1, 1953, all employers are required to take out insurance policies to cover their liabilities under the ECO and at common law for injuries or death at work in respect of all of their employees. Under the ECO, if an employee sustains injuries or dies as a result of an accident arising out of and in the course of employment, the employer is generally liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. An employer failing to do so may be liable to a fine and imprisonment.

Pursuant to Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”), which came into full effect in Hong Kong on May 1, 2011, an employee is entitled to be paid wages no less than the statutory minimum wage rate during the wage period. With effect from May 1, 2023, the statutory minimum wage rate was increased from HK$37 to HK$40 per hour. Failure to comply with MWO constitutes an offence under EO.

Pursuant to Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (the “OSHO”), employers must as far as reasonably practicably ensure the safety and health of their employees in workplace. An employer who fails to ensure the safety and health of employees in a workplace is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the U.S., the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our websites at www.cgt-electronics.com and https://cgt-recycle.com.

British Virgin Islands Laws and Regulations Relating to Foreign Exchange Control

Under the laws of the British Virgin Islands, a BVI business company is free to acquire, hold and sell foreign currency and securities without restriction. There is no exchange control legislation under British Virgin Islands law and accordingly there are no exchange control regulations imposed under British Virgin Islands law that would prevent the BVI business company from paying dividends to shareholders in US$ or any other currencies, and all such dividends may be freely transferred out of the British Virgin Islands, clear of any income or other tax of the British Virgin Islands imposed by withholding or otherwise without the necessity of obtaining any consent of any government or authority of the British Virgin Islands.

United States laws and regulations relating to export control and international trade

United States Export Regulation

Consumer electronic devices are classified as EAR 99, relatively unrestricted by the DOC. Accordingly, our business of pre-owned consumer electronics purchase and resale will be regulated under export administration regulations and subject to export bans established by DOC to a limited set of restricted countries. We believe we are not required to obtain licenses for our business. However, dependent upon changes enforced in export regulations, in the future, we could be controlled, similar to other self-defense device manufacturers, as a “crime control” product by the DOC, for export directly from the United States. Our inability to obtain DOC export licenses, if required, for sales of our device to international customers could significantly and adversely affect our business. The need to obtain these licenses may cause a delay in our shipments if we develop an international sales program.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Shangzhao (“Cizar”) Hong	42	Chief Executive Officer, Chairman of the Board and Director
Hei Tung (“Angel”) Siu	32	Chief Operations Officer, Director
Hung Leung (“Alan”) Tsang	54	Chief Financial Officer
Wai Leung (“Alfred”) Lau*	43	Independent Director
Michael Osofsky*	43	Independent Director
Jingeng Chen*	46	Independent Director

____________

*        Each of Mr. Lau, Mr. Osofsky, and Mr. Chen has accepted appointment as a director, which will be immediately effective upon the declaration of the effectiveness of CGT Holdings’ registration statement on Form F-1 by the SEC, of which this prospectus is a part.

Biography

Shangzhao (“Cizar”) Hong, Chief Executive Officer and Chairman of the Board of the Directors of CGT Holdings

Chief Executive Officer and Chairman of the Board of the Directors of CGT Holdings

Mr. Hong was appointed as the chief executive officer and director and Chairman of the board of directors of CGT Holdings on January 11, 2023. Mr. Hong has over 15 years of experience in the pre-owned consumer electronic devices recycling businesses. Mr. Hong founded CGTHK in 2016 and was appointed as the director of CGTHK on January 20, 2020. Mr. Hong is responsible for the sales and marketing activities and the corporate development of the CGTHK. Prior to founding CGTHK, Mr. Hong co-founded and worked as a director responsible for sales and marketing and business development at Eastlink International Industrial Limited (“Eastlink”), a company engaging in trading of electronic components, smart phone accessories and recycled pre-owned electronic products, from 2008 to 2019.

Hei Tung (“Angel”) Siu, Chief Operations Officer and Director of CGT Holdings

Ms. Siu was appointed a director of the board of directors of CGT Holdings on January 11, 2023. Ms. Siu joined CGTHK in 2019. Ms. Siu is primarily responsible for procurement and warehouse operations at CGTHK. Ms. Siu has over 7 years of working experience in the pre-owned consumer electronic devices recycling industry. Prior to joining CGTHK, Ms. Siu worked as a Marketing and Operation Manager and was responsible for business and operations consulting at All In Global Enterprise Limited, a business consulting company engaging in business and operation consulting for local SME companies, from 2016 to 2019. From 2013 to 2016, Ms. Siu worked at Eastlink as a Purchasing and Supply Manager and managed purchase and suppliers. In 2021, Ms. Siu obtained a bachelor’s degree in marketing from University of Hull.

Hung Leung (“Alan”) Tsang, Chief Financial Officer

Mr. Tsang has been serving as the Chief Financial Officer of CGTHK since November 1, 2022. Mr. Tsang served as the chief financial officer, and later as vice president, responsible for financial reporting and investors relationship of Debao Property Development Limited (SGX.BTF), a public company listed on the Singapore Stock Exchange, from October 2018 to October 2022. Prior to joining of Debao Property Development Limited, Mr. Tsang worked at Eastern Glory Financial and Investment Services Limited from 2014 to 2018 and was responsible for financial advisory of initial public offering projects. He was the chief financial officer of Combine Will International Holdings Limited (SGX.N0Z), a public company listed on the Singapore Stock Exchange, and was involved in financial reporting and treasury management from 2006 to 2014. From 2001 to 2006, he was responsible for the internal audit and supervisory work for the operations of Ng Fung Hong and CR Vanguard while he worked for China Resources Enterprise Limited (0291.HK), a public company listed on the Hong Kong Stock Exchange. Mr. Tsang was also a financial controller in Hong Kong Netcom Limited from 2000 to 2001. Mr. Tsang graduated with an Accounting degree from the City University of Hong Kong in 1993 and is a certified public accountant of the Hong Kong Institute of Certified Public Accountants.

Wai Leung (“Alfred”) Lau, Independent Director.

Mr. Lau is an independent director appointee of CGT Holdings, whose appointment will become effective upon the listing of CGT Holdings. Mr. Lau served as a director of Risecomm Group Holdings Limited (HKEX: 1679) from November 22, 2017 to June 24, 2020 and was re-appointed as an executive Director on January 19, 2021. He has been an independent non-executive director of Sau San Tong Holdings Limited, a company listed on GEM of the Hong Kong Stock Exchange (HKEX: 8200) since December 16, 2016 and Xinming China Holdings Limited, a company listed on Main Board of the Hong Kong Stock Exchange (HKEX: 2699) since November 18, 2021. Mr. Lau was an independent non-executive director of Samson Paper Holdings Limited, a company listed on the Main Board of the Hong Kong Stock Exchange (HKEX: 731) from July 17, 2020 to May 21, 2021, and re-designated as an executive director from May 21, 2021 to January 26, 2022. Mr. Lau has been an independent non-executive director of Jianzhi Education Technology Group Company Limited, a company listed on Nasdaq (stock code: JZ), since August 26, 2022. Mr. Lau obtained a bachelor’s degree in business administration from the City University of Hong Kong in 2002. He is a member of the American Institute of Certified Public Accountants and is also a certified public accountant in Washington State of the United States of America.

Michael Osofsky, Independent Director.

Mr. Osofsky is an independent director appointee of CGT Holdings, whose appointment will become effective upon the listing of CGT Holdings. Mr. Osofsky is a co-founder and the chief operating officer of Ephone Limited, a Hong Kong technology and electronics company since 2017. Previously, Mr. Osofsky served as a managing director at CellPoint Corporation, Baytree Capital Associates LLC, and Global Hunter Securities, LLC. Between 2012 and 2017, Mr. Osofsky served as an independent director of East Asia Holdings Investment Limited, a company listed on KOSDAQ, a South Korean stock exchange. Mr. Osofsky obtained his Ph.D. degree in Psychology from the Chinese University of Hong Kong, his Master of Laws degree from the Queen’s University of Belfast, and his Bachelor of Arts and Master of Arts degrees in Psychology from Stanford University.

Jingeng Chen, Independent Director.

Mr. Chen is an independent director appointee of CGT Holdings, his appointment will become effective upon the listing of CGT Holdings. Mr. Chen has over 12 years of experience in the legal service industry. From November 2007 to April 2008, Mr. Chen was a legal assistant in the Hong Kong office of Clyde & Co., a Hong Kong solicitors’ firm. Since October 2008, Mr. Chen has been working in the Shenzhen office of Zhong Lun Law Firm, focusing on capital market practice, and was admitted as partner in January 2012. Mr. Chen is a registered lawyer in the PRC. Mr. Chen was appointed as the independent non-executive Director of Buyang International Holding Inc (a company listed on the Hong Kong Stock Exchange, stock code: 2457) on October 28, 2020. Mr. Chen graduated from Shanghai University of Finance and Economics and obtained a law degree, specialized in international economic laws, in June 1999. Mr. Chen was further awarded the degree of Master of Laws and the degree of Master of Arts in Legal Studies by the University of Bristol in January 2004 and June 2005, respectively.

Employment Agreements, Director Agreements and Indemnification Agreements.

CGT Holdings has entered into employment agreements with each of its executive officers. Under these agreements, each of our executive officers is employed for an unspecified term. Either party may terminate the agreement with prior written notification.

The executive officers are entitled to a fixed salary and other company benefits, each as determined by the board of directors from time to time.

Each of our executive officers has agreed not to release or disclose to anyone any confidential or secret information or knowledge of CGT Holdings, whether developed by him/herself or by others.

We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. CGTHK is required by law to make contributions equal to certain percentages of each employee’s salary for his or her mandatory provident fund.

CGT Holdings will also enter into director agreements with each of its independent directors which agreements set forth the terms and provisions of their engagement.

In addition, CGT Holdings plans to enter into indemnification agreements with each of our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS (IN US$)

Name and Principal Position	Fiscal Year	Remuneration	Salary	Bonus	Share Awards	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
Shangzhao (“Cizar”) Hong	2023	$61,935	$—	$30,967	—	—	$61,935
	2022	$34,065	$—	$—	—	—	$34,065
Hei Tung (“Angel”) Siu	2023	$—	$30,968	$23,226	—	—	$30,968
	2022	$—	$25,290	$—	—	—	$28,735
Hung Leung (“Alan”) Tsang	2023	$—	$56,774	$—	—	—	$56,774
	2022	$—	$—	$—	—	—	$—

Board of Directors and Committees

CGT Holdings’ board of directors (“BOD”) had established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee member will be appointed by the BOD and will serve until his or her successor is elected and qualified, unless he or she is earlier removed or resigns.

Audit Committee

Under the Cboe BZX Exchange listing standards and applicable SEC rules, CGT Holdings is required to have three members of the audit committee all of whom must be independent. Effective as of the date of this prospectus, CGT Holdings has established an audit committee of BOD, which will consist of Wai Leung (“Alfred”) Lau, Michael Osofsky, and Jingeng Chen, each of whom is an independent director under Cboe BZX Exchange’s listing standards. Wai Leung (“Alfred”) Lau is the Chairperson of the audit committee.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        overseeing the Company’s relationship with the independent auditor;

•        reviewing the adequacy and effectiveness of the Company’s internal control policies and procedures on a regular basis;

•        overseeing the Company’s compliance procedures; and

•        reviewing the Company’s annual and quarterly financial statements.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” as defined under Cboe BZX Exchange listing standards and Rule 10A-3 under the Exchange Act. Cboe BZX Exchange listing standards require us to certify that at least one member of the audit committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Cboe BZX Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The BOD has determined that Wai Leung (“Alfred”) Lau qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Effective as of the date of this prospectus, CGT Holdings has established a nominating committee of the BOD, which will consist of Wai Leung (“Alfred”) Lau, Michael Osofsky, and Jingeng Chen, each of whom is an independent director under Cboe BZX Exchange’s listing standards. Michael Osofsky is the Chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our BOD. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

The nominating and corporate governance committee’s duties, which are specified in our Nominating and Corporate Governance Committee Charter, include, but are not limited to:

•        making recommendations as to the size and composition of the BOD;

•        recommending desired qualifications and characteristics for board membership and with corresponding attributes;

•        establishing and administering a periodic assessment procedure relating to the performance of the board as a whole and its individual members; and

•        developing and recommending to the BOD a set of corporate governance principles and practices.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the BOD and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the BOD. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our memorandum and articles of association. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Effective as of the date of this prospectus, CGT Holdings has established a compensation committee of the BOD, which will consist of Wai Leung (“Alfred”) Lau, Michael Osofsky, and Jingeng Chen, each of whom is an independent director under Cboe BZX Exchange’s listing standards. Jingeng Chen is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        reviewing the Company’s goals and objectives relevant to the executives’ compensation and evaluation of the executives; performance of such goals and objectives;

•        reviewing and making recommendations to the board of directors with respect to director compensation

•        administering the Company’s incentive-compensation plans and equity-based plans; and

•        approving any share option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement.

Director Independence

Our Board reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, it is determined that Wai Leung (“Alfred”) Lau, Michael Osofsky, and Jingeng Chen, are “independent directors” as defined by Cboe BZX Exchange.

Code of Ethics

CGT Holdings adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Duties of Directors

Under Cayman Islands law, CGT Holdings’ directors have a duty of loyalty to act honestly in good faith with a view to our best interests. CGT Holdings’ directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, CGT Holdings’ directors must ensure compliance with our memorandum and articles of association as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. CGT Holdings’ board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of CGT Holdings’ BOD include, among others:

•        convening shareholders’ annual and extraordinary general meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our share register.

CGT Holdings has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

The officers are elected by and serve at the discretion of the BOD of CGT Holdings and may be removed by the BOD of CGT Holdings. The office of a director shall be vacated if the director dies, resigns, or is removed from office by a shareholders’ ordinary resolution. A director will be removed from office automatically if, among other things, the director becomes bankrupt or has a receiving order made against him or suspends payment or compound with his creditors or becomes of unsound mind.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of CGT Holdings’ Ordinary Shares as of the date of this prospectus by CGT Holdings’ officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of CGT Holdings’ Ordinary Shares.

CGT Holdings determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The calculations in the table below are based on 20,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus, and 22,000,000 Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the Representative does not exercise any portion of the over-allotment option, and 22,300,000 Ordinary Shares, assuming the Representative exercises the over-allotment option in full.

Except as otherwise indicated in the table below, addresses of CGT Holdings’ directors, executive officers and named beneficial owners are in care of Creative Global Technology Limited, Unit 03, 22/F, Westin Centre, 26 Hung To Road, Kwun Tong, Kowloon, Hong Kong, Tel: + (852) 2690 9121.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number of shares	Percentage of shares(1)	Number of Shares	Percentage of Shares(2)	Number of Shares(3)	Percentage of Shares(3)
Directors and Executive Officers:
Shangzhao (“Cizar”) Hong(4)(5)	20,000,000	100%	20,000,000	90.91%	20,000,000	89.69%
Hei Tung (“Angel”) Siu(6)	—	—%	—	—%	—	—%
Hung Leung (“Alan”) Tsang(7)	—	—%	—	—%	—	—%
Jingeng Chen(8)	—	—	—	—	—	—
Wai Leung (“Alfred”) Lau(9)	—	—	—	—	—	—
Michael Osofsky(10)	—	—	—	—	—	—
5% or Greater Shareholders:
Shangzhao (“Cizar”) Hong	20,000,000	100%	20,000,000	90.91%	20,000,000	89.69%
HSZ Holdings Limited(11)	18,000,000	90%	18,000,000	81.82%	18,000,000	80.72%
CHSZ Holdings Limited(12)(13)	2,000,000	10%	2,000,000	9.09%	2,000,000	8.97%
All directors and executive officers as a group(six individuals)	20,000,000	100%	20,000,000	90.91%	20,000,000	89.69%

____________

—      Less than 1%

(1)      Percentage is calculated based on 20,000,000 ordinary shares issued and outstanding as of February 16, 2024.

(2)      Based on 22,000,000 ordinary shares issued and outstanding upon completion of this offering at an assumed offering price of US$4.50 per share.

(3)      Based on 22,300,000 ordinary shares issued and outstanding upon completion of this offering at an assumed offering price of US$4.50 per share.

(4)      The address of Mr. Shangzhao (“Cizar”) Hong is Flat E, 6/F, Tower 1, Corinthia By The Sea, 23 Tong Yin Street, Tseung Kwan O, N.T., Hong Kong.

(5)      Includes 18,000,000 shares owned by HSZ Holdings Limited, and 2,000,000 shares owned by CHSZ Holdings Limited, each an entity controlled by Mr. Shangzhao (“Cizar”) Hong.

(6)      The address of Hei Tung (“Angel”) Siu is Flat 30A, 30/F, Block 2, High Prosperity Terrace, 188 Kwai Shing Circuit, Kwai Chung, N.T., Hong Kong.

(7)      The address of Hung Leung (“Alan”) Tsang is Room 902, Block C, Mt. Parker Lodge, 10 Hong Pak Path, Quarry Bay, Hong Kong.

(8)      The address of Jingeng Chen is Room 2605, Building A, Meiliyuan, No. 1018 Hongling Middle Road, Luohu District, Shenzhen, Guangdong Province, China.

(9)      The address of Wai Leung (“Alfred”) Lau is Flat A, 10/F, Block 1, Scenecliff, 33 Conduit Road, Mid-levels, Hong Kong.

(10)    The address of Michael Osofsky is Block 35, Flat D, 8/F, Ana Capri, 8 Pak Lai Road, Park Island, Ma Wan, Hong Kong.

(11)    The address of HSZ Holdings Limited is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands.

(12)    The address of CHSZ Holdings Limited is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

(13)    On December 27, 2023, HSZ Holdings Limited transferred 2,000,000 ordinary shares to CHSZ Holdings Limited.

RELATED PARTY TRANSACTIONS

Other than the amount due to Mr. Shangzhao (“Cizar”) Hong, as described below, we had no other related party transactions during the fiscal years ended September 30, 2023, 2022 and 2021.

The short-term loans due to Mr. Hong are to provide the company’s working capital needs, and they are interest-free, unsecured and repayable on demand.

As of September 30, 2023, 2022 and 2021, the outstanding balances due to Mr. Hong were as follows:

	Nature	Sep 30, 2023	Sep 30, 2022	Sep 30, 2021
		US$	US$	US$
Shangzhao (“Cizar”) Hong	To meet company’s working capital needs	0	1,002,921	967,250

As of September 30, 2023, there is no outstanding balance due to Mr. Hong.

DESCRIPTION OF SHARE CAPITAL

CGT Holdings is a Cayman Islands exempted company and its affairs are governed by its memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, CGT Holdings’ authorized share capital is US$500,000 divided into 500,000,000 shares, par value of US$0.001 each, comprising of 500,000,000 Ordinary Shares of a par value of US$0.001 each. As of the date of this prospectus, 20,000,000 Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, CGT Holdings will have 20,000,000 Ordinary Shares issued and outstanding. All of CGT Holdings’ Ordinary Shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of CGT Holdings’ Ordinary Shares to be issued in the offering will be issued as fully paid.

CGT Holdings’ Post-Offering Memorandum and Articles of Association

CGT Holdings will adopt an amended and restated memorandum and articles of association, which will become effective and replace CGT Holdings’ current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of CGT Holdings’ Ordinary Shares.

Objects of CGT Holdings.    Under CGT Holdings’ post-offering memorandum and articles of association, the objects of CGT Holdings are unrestricted, and CGT Holdings is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    CGT Holdings’ Ordinary Shares are issued in registered form and are issued when registered in its register of members. CGT Holdings may not issue shares to bearer. CGT Holdings’ shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of CGT Holdings’ Ordinary Shares are entitled to such dividends as may be declared by CGT Holdings’ board of directors. CGT Holdings’ post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of CGT Holdings lawfully available therefor. Under the laws of the Cayman Islands, CGT Holdings may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of CGT Holdings’ share premium if this would result in CGT Holdings being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

•        at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;

•        shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

•        shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to CGT Holdings’ post-offering memorandum and articles of association, a reduction of CGT Holdings’ share capital and the winding up of CGT Holdings. CGT Holdings’ shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, CGT Holdings is not obliged by the Companies Act to call shareholders’ annual general meetings. CGT Holdings’ post-offering memorandum and articles of association provide that CGT Holdings shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by CGT Holdings’ directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by CGT Holdings’ board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of CGT Holdings’ board of directors or by a majority of CGT Holdings’ board of directors. Advance notice of not less than ten clear days is required for the convening of CGT Holdings’ annual general shareholders’ meeting (if any) and any other general meeting of CGT Holdings’ shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in CGT Holdings entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. CGT Holdings’ post-offering memorandum and articles of association provide that upon the requisition of any one or more of CGT Holdings’ shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of CGT Holdings entitled to vote at general meetings, CGT Holdings’ board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, CGT Holdings’ post-offering memorandum and articles of association do not provide CGT Holdings’ shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of CGT Holdings’ shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by CGT Holdings’ board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

CGT Holdings’ board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which CGT Holdings has a lien. CGT Holdings’ board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as CGT Holdings’ board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of Ordinary Shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as CGT Holdings’ directors may from time to time require is paid to us in respect thereof.

If CGT Holdings’ directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as CGT Holdings’ board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as CGT Holdings’ board may determine.

Liquidation.    On the winding up of CGT Holdings, if the assets available for distribution amongst CGT Holdings’ shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst CGT Holdings’ shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to CGT Holdings for unpaid calls or otherwise. If CGT Holdings’ assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by CGT Holdings’ shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    CGT Holdings’ board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    CGT Holdings may issue shares on terms that such shares are subject to redemption, at CGT Holdings’ option or at the option of the holders of these shares, on such terms and in such manner as may be determined by its board of directors. CGT Holdings may also repurchase any of its shares on such terms and in such manner as have been approved by its board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of CGT Holdings’ profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if CGT Holdings can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, CGT Holdings may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of CGT Holdings is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    CGT Holdings’ post-offering memorandum and articles of association authorizes its board of directors to issue additional ordinary shares from time to time as its board of directors shall determine, to the extent of available authorized but unissued shares.

CGT Holdings’ post-offering memorandum and articles of association also authorizes its board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights and voting rights; and

•        the rights and terms of redemption and liquidation preferences.

CGT Holdings’ board of directors may issue preference shares without action by CGT Holdings’ shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of CGT Holdings’ Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of CGT Holdings’ list of shareholders or its corporate records. However, CGT Holdings’ post-offering memorandum and articles of association have provisions that provide CGT Holdings’ shareholders the right to inspect CGT Holdings’ register of shareholders without charge, and to receive its annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of CGT Holdings’ post-offering memorandum and articles of association may discourage, delay or prevent a change of control of CGT Holdings or management that shareholders may consider favorable, including provisions that:

•        authorize CGT Holdings’ board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by CGT Holdings’ shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, CGT Holdings’ directors may only exercise the rights and powers granted to them under its post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of CGT Holdings.

Exempted Company.    CGT Holdings is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue negotiable or bearer shares or shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, CGT Holdings will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. CGT Holdings’ post-offering memorandum and articles of association provide that that CGT Holdings shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of CGT Holdings’ business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning CGT Holdings or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, CGT Holdings has entered into indemnification agreements with CGT Holdings’ directors and executive officers that provide such persons with additional indemnification beyond that provided in CGT Holdings’ post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to CGT Holdings’ directors, officers or persons controlling us under the foregoing provisions, CGT Holdings has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law (“DGCL”), a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and CGT Holdings’ post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with CGT Holdings’ post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands laws provide shareholders with only limited rights to requisition a general meeting and do not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. CGT Holdings’ post-offering amended and restated articles of association allow CGT Holdings’ shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of CGT Holdings’ entitled to vote at general meetings to requisition an extraordinary general meeting of CGT Holdings’ CGT Holdings’ shareholders, in which case CGT Holdings’ board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, CGT Holdings’ post-offering amended and restated articles of association do not provide CGT Holdings’ shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, CGT Holdings is not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but CGT Holdings’ post-offering amended and restated articles of association do not provide for cumulative voting. As a result, CGT Holdings’ shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under CGT Holdings’ post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of CGT Holdings’ shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under CGT Holdings’ post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from CGT Holdings’ board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of CGT Holdings’ post-offering memorandum and articles of association.

Transactions with Interested Shareholders.    The DGCL contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, CGT Holdings cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the DGCL, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under CGT Holdings’ post-offering amended and restated articles of association, if CGT Holdings’ share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the DGCL, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, CGT Holdings’ post-offering memorandum and articles of association may only be amended with a special resolution of CGT Holdings’ shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by CGT Holdings’ post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on CGT Holdings’ shares. In addition, there are no provisions in CGT Holdings’ post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Transfer Agent and Registrar

The transfer agent and registrar for CGT Holdings’ Ordinary Shares is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for CGT Holdings’ Ordinary Shares. We cannot assure you that a liquid trading market for CGT Holdings’ Ordinary Shares will develop on Cboe BZX Exchange or be sustained after this offering. Future sales of substantial amounts of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of CGT Holdings’ Ordinary Shares. Further, since a large number of CGT Holdings’ Ordinary Shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of CGT Holdings’ Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, CGT Holdings will have an aggregate of 22,000,000 Ordinary Shares outstanding, assuming that the Representative does not exercise any portion of the over-allotment option, or 22,300,000, assuming the Representative exercises the over-allotment option in full. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

As of the date of this prospectus, 20,000,000 Ordinary Shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. A total of 20,000,000, or 100%, of CGT Holdings’ currently outstanding Ordinary Shares will be subject to “lock-up” agreements described below. Upon expiration of the lock-up period of 180 days after the date of this prospectus, outstanding shares will become eligible for sale, subject in most cases to the limitations of Rule 144.

Rule 144

In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

Beginning 90 days after the date of this prospectus, our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

•        1% of the number of shares of CGT Holdings’ authorized share capital then outstanding, which will equal approximately 220,000 Ordinary Shares immediately after this offering; or

•        the average weekly trading volume in CGT Holdings’ Ordinary Shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

Lock-up Agreements

Each of our officers, directors and holders of more than five percent (5%) of CGT Holdings’ outstanding Ordinary Shares, except for the Selling Shareholder with respect to its ordinary shares sold in this Offering only, as of the effective date of this Registration Statement has agreed, not to, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or enter into any swap or other transaction that is designed to, or could be expected to, result in the disposition of any of CGT Holdings’ Ordinary Shares or other securities convertible into or exchangeable or exercisable for CGT Holdings’ Ordinary Shares or derivatives of CGT Holdings’ Ordinary Shares (whether any such swap or transaction is to be settled by delivery of securities, in cash, or otherwise), owned by these persons prior to this offering or acquired in this offering or Ordinary Shares issuable upon exercise of options or warrants held by these persons until after 180 days from the closing of this offering. CGT Holdings has agreed for a period of 180 days from the closing of this offering, that it will not (a) offer, pledge, sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. The lock-up by CGT Holdings may be waived or released by the Representative after 90 days from the closing of this offering.

TAXATION

The following discussion of material Cayman Islands, Hong Kong and United States federal income tax consequences of an investment in CGT Holdings’ Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in CGT Holdings’ Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our Cayman Islands counsel. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of Lawrence Chan & Co., our Hong Kong counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution, brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by CGT Holdings. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to CGT Holdings or its operations; and no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of CGT Holdings; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payment of dividends and capital in respect of CGT Holdings’ Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of CGT Holdings’ Ordinary Shares, nor will gains derived from the disposal of CGT Holdings’ Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of CGT Holdings’ Ordinary Shares or on an instrument of transfer in respect of CGT Holdings’ Ordinary Shares for so long as CGT Holdings does not hold interest in the Cayman Islands.

BRITISH VIRGIN ISLANDS TAXATION

A business company incorporated in the British Virgin Islands (a “BVI Company”) is exempt from all provisions of the Income Tax Act of the British Virgin Islands (including with respect to all dividends, interests, rents, royalties, compensation and other amounts payable by the company to persons who are not persons resident in the British Virgin Islands).

Capital gains realized with respect to any shares, debt obligations or other securities of a BVI Company by persons who are not persons resident in the British Virgin Islands are also exempt from all provisions of the Income Tax Act of the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of a BVI Company, save for interest payable to or for the benefit of an individual resident in the European Union.

Hong Kong Taxation

The taxation of income and capital gains of holders of Ordinary Shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of Ordinary Shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the Ordinary Shares. Accordingly, each prospective investor (particularly those subject to special tax rules, such as banks, dealers, insurance companies, tax-exempt entities and holders of 10% or more of our voting capital stock) should consult its own tax advisor regarding the tax consequences of an investment in the Ordinary Shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. There is no reciprocal tax treaty in effect between Hong Kong and the U.S.

Tax on Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid by us as a company incorporated in Cayman Islands.

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the Ordinary Shares). Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations, and at a maximum rate of 15% on unincorporated businesses and individuals. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes. Liability for Hong Kong profits tax may thus arise in respect of trading gains from sales of Ordinary Shares realized by persons carrying on a business or trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of HK$1.3 per HK$1,000 or part thereof on the higher of the consideration for or the value of Hong Kong Stock (as defined below), will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong Stock (i.e., a total of HK$2.6 per HK$1,000 or part thereof is currently payable on a typical sale and purchase transaction involving Hong Kong Stock). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong Stock. If one of the parties to the sale is a non-Hong Kong resident and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty. No Hong Kong stamp duty is payable, if the shares being transferred are not Hong Kong Stock. “Hong Kong Stock” means those stocks the transfer of which is required to be registered in Hong Kong.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Ordinary Shares whose death occurs on or after February 11, 2006.

United States Federal Income Tax Considerations

The following is a discussion of U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of CGT Holdings’ Ordinary Shares by a U.S. Holder, as defined below, that acquires CGT Holdings’ Ordinary Shares in this offering and holds such shares as “capital assets” (generally, property held for investment) for federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions all as of the date hereof, which are subject to change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, pension plans and tax qualified retirement plans, tax-exempt organizations (including private foundations)), persons who do not hold CGT Holdings’ Ordinary Shares as capital assets, investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of CGT Holdings’ voting shares, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any U.S. federal estate and gift tax, any state, local, or non-U.S. income tax, the alternative minimum tax, or the Medicare tax considerations of holding CGT Holdings’ Ordinary Shares. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in CGT Holdings’ Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of CGT Holdings’ Ordinary Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or treated as a tax resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the U.S. or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of CGT Holdings’ Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of partnerships holding CGT Holdings’ Ordinary Shares are urged to consult their tax advisors regarding an investment in CGT Holdings’ Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of CGT Holdings’ Ordinary Shares.

Taxation of Dividends and Other Distributions on CGT Holdings’ Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Pursuant to the IRS guidance, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on Cboe BZX Exchange. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to CGT Holdings’ Ordinary Shares, including the effect of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in CGT Holdings’ Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (generally determined on the basis of an average of the quarterly values of the assets) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of CGT Holdings’ Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

The application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC. We will make a separate determination following the end of each tax year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2023 taxable year or for any subsequent taxable year, at least 50% of our assets may be assets held for the production of passive income. The determination of whether we will be classified as a PFIC is made annually and may involve facts that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, the shares will continue to be treated as stock in a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or any “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

If you do not make a timely “mark-to-market” election (as described below), and if we are a PFIC at any time during the period you hold CGT Holdings’ Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in CGT Holdings’ Ordinary Shares for tax purposes.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year in which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year, however, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years and not offset by prior deductions of mark-to-market losses with respect to such shares. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed any mark-to-market gains on the Ordinary Shares included in your income for prior taxable years and not offset by prior deductions of mark-to-market losses with respect to such shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on CGT Holdings’ Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded. In other than de minimis quantities, on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Cboe BZX Exchange. If the Ordinary Shares are regularly traded on Cboe BZX Exchange and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

We do not currently intend to prepare or provide information necessary to allow you to make a qualified electing fund election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in CGT Holdings’ Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to CGT Holdings’ Ordinary Shares and proceeds from the sale, exchange or redemption of CGT Holdings’ Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Holders are required to report information relating to CGT Holdings’ Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

UNDERWRITING

CGT Holdings is offering its Ordinary Shares described in this prospectus through the underwriters named below. Prime Number Capital LLC, or Prime Number, is acting as representative of the underwriters (the “Representative”). The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. CGT Holdings will enter into an underwriting agreement with Prime Number. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and CGT Holdings has agreed to issue and sell to the underwriters the number of Ordinary Shares listed in the following table.

Underwriter	Number of Shares
Prime Number Capital LLC
Total

The underwriting agreement provides that the underwriters must purchase all of the Ordinary Shares being sold in this offering if they purchase any of them. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriter’s option to purchase additional Ordinary Shares as described below.

CGT Holdings’ Ordinary Shares are offered subject to a number of conditions, including:

•        receipt and acceptance of CGT Holdings’ Ordinary Shares by the underwriters; and

•        the underwriters’ right to reject orders in whole or in part.

CGT Holdings has been advised by Prime Number that the underwriters intend to make a market in CGT Holdings’ Ordinary Shares but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, the underwriters may distribute prospectuses electronically.

We agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We have granted to the underwriters a 45-day option, exercisable by the Representative, to purchase up to 300,000 additional shares from CGT Holdings at the initial public offering price less the underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

Option to Purchase Additional Ordinary Shares

CGT Holdings granted the underwriter an option to buy up to an aggregate of 15% additional Ordinary Shares. The Representative has 45 days from the date of this prospectus to exercise this option. If the Representative exercises this option, they will purchase additional Ordinary Shares approximately in proportion to the amounts specified in the table above.

Underwriting Discount and Expenses

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to 8.00% of the gross proceeds from the initial public offering price. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the shares are not sold at the initial public offering price, the Representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriter will be obligated to purchase the shares at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discount we will pay to the underwriter assuming both no exercise and full exercise of the underwriters’ option to purchase up to 15% additional Ordinary Shares. Amounts are presented in US$.

	Per Share	Total
		Assuming that the Representative does not exercise any portion of the over-allotment option	Assuming that the Representative exercises the over-allotment option in full
Public offering price	$4.50	$9,000,000	$10,350,000
Underwriting discounts and commissions (8.00%)	$0.36	$720,000	$828,000

____________

(1)      Initial public offering price per share is assumed as US$4.50 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

Pursuant to an engagement letter between us and the Representative dated September 28, 2023 (the “Engagement Letter”), we agreed to reimburse the Representative up to a maximum of US$250,000 for out-of-pocket accountable expenses, including: (i) all reasonable travel and lodging expenses incurred by the underwriter and its counsel in connection with visits to, and examinations of, the Company; (ii) background check on CGT Holdings’ principal shareholders, directors and officers; (iii) the reasonable cost for road show meetings; (iv) all due diligence expenses; and (v) legal counsel fees. We have paid an advance of US$50,000 to the Representative for its anticipated out-of-pocket expenses; any advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, at the closing of the offering, we shall reimburse the underwriter one percent (1%) of the gross proceeds of the offering as non-accountable expenses.

Right of First Refusal

If, for the period beginning on the closing of the offering and ending twelve (12) months after closing of the offering, the Company or any of its subsidiaries engages in: (a) any equity, equity-linked, debt or mezzanine financing or other investment in the Company (including a secondary sale or offering by security holders effected with the Company’s assistance); (b) any tender offer or exchange offer for, debt, convertible debt securities; (c) any merger, consolidation, sale, transfer or other disposition of all or a material portion of the Company’s stocks or asset; or (d) restructuring transactions including, extraordinary dividend, stock repurchase, spin-off, etc. (each transaction, a “Subsequent Transaction”), the Representative (or any affiliate designated by the Representative) shall have the right of first refusal to act as lead or joint book-runner, lead or joint manager, or lead or joint placement agent with respect to such Subsequent Transaction.

Lock-Up Agreements

CGT Holdings’ directors, officers, and holders of more than five percent (5.0%) of CGT Holdings’ outstanding Ordinary Shares as of the effective date of the registration statement (and all holders of securities exercisable for or convertible into Ordinary Shares), except for the Selling Shareholder with respect to its ordinary shares sold in this Offering only shall enter into customary “lock-up” agreements in favor of Prime Number pursuant to which such persons and entities shall agree, for a period of 180 days from the date of the offering, and each of the Company and any successors of the Company will agree, for a period of 180 days from the closing of the offering, that each will not (a) offer, pledge, sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. The lock-up by CGT Holdings may be waived or released by the Representative after 90 days from the closing of this offering.

Indemnification

We agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

No Public Market

Prior to this offering and the sales of CGT Holdings’ Ordinary Shares by the Selling Shareholder, there has not been a public market for CGT Holdings’ securities in the U.S. and the public offering price for CGT Holdings’ Ordinary Shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which CGT Holdings’ Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for CGT Holdings’ Ordinary Shares will develop and continue after this offering.

Stock Exchange

CGT Holdings has applied to list its Ordinary Shares on the Cboe BZX Exchange under the symbol “CGTL.” There can be no assurance that CGT Holdings will be successful in listing CGT Holdings’ Ordinary Shares on the Cboe BZX Exchange.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of CGT Holdings’ Ordinary Shares during and after this offering, including:

•        stabilizing transactions;

•        short sales;

•        purchases to cover positions created by short sales;

•        imposition of penalty bids; and

•        syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of CGT Holdings’ Ordinary Shares while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of CGT Holdings’ Ordinary Shares, which involve the sale by the underwriter of a greater number of Ordinary Shares than they are required to purchase in this offering and purchasing Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising the underwriters’ option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which the underwriters may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market that could adversely affect investors who purchased in this offering.

The underwriter also may impose a penalty bid. This permits a particular underwriter to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of CGT Holdings’ Ordinary Shares or preventing or retarding a decline in the market price of CGT Holdings’ Ordinary Shares. As a result of these activities, the price of CGT Holdings’ Ordinary Shares may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Cboe BZX Exchange, in the over-the-counter market or otherwise. Neither CGT Holdings nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Cboe BZX Exchange in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Determination of Offering Price

Prior to this offering and the sales of CGT Holdings’ Ordinary Shares by the selling, there was no public market for CGT Holdings’ Ordinary Shares. The initial public offering price will be determined by negotiation between CGT Holdings and the Representative. The principal factors to be considered in determining the initial public offering price include, but are not limited to:

•        the information set forth in this prospectus and otherwise available to the Representative;

•        our history and prospects and the history and prospects for the industry in which we compete;

•        our past and present financial performance;

•        our prospects for future earnings and the present state of our development;

•        the general condition of the securities market at the time of this offering;

•        the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

•        other factors deemed relevant by the underwriter and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for CGT Holdings’ Ordinary Shares or that the Ordinary Shares will trade in the public market at or above the initial public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions outside the United States

No action has been taken in any jurisdiction (except in the U.S.) that would permit a public offering of the Ordinary Shares the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia.

This prospectus:

•        does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”);

•        has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•        does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•        may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Ordinary Shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the Ordinary Shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

British Virgin Islands

The Ordinary Shares are not being, and may not be offered to the public or to any person in the British Virgin Islands (the “BVI”) for purchase or subscription by us or on our behalf. The shares may be offered to companies incorporated under the BVI Business Companies Act (each a “BVI Company”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the BVI.

Canada

The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands.

This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, to members of the public in the Cayman Islands.

Dubai International Financial Centre (“DIFC”).

This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary

Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Ordinary Shares may be made to the public in that Relevant Member State at any time:

•        to any legal entity which is a qualified investor as defined under the Prospectus Directive;

•        to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraph, the expression “an offer of the Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

France

Neither this prospectus nor any other offering material relating to the Ordinary Shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Ordinary Shares has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the Ordinary Shares to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Ordinary Shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Hong Kong.

The Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Japan.

Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait.

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia.

No prospectus or other offering material or document in connection with the offer and sale of the Ordinary Shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Ordinary Shares, as principal, if the offer is on terms that the Ordinary Shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in each of the preceding categories (i) to (xi), the distribution of the Ordinary Shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China.

This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC means the mainland of China.

Qatar.

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need-to-know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia.

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore.

This prospectus or any other offering material relating to the Ordinary Shares has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the Ordinary Shares have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such Ordinary Shares in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

i.       to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.      where no consideration is or will be given for the transfer;

iii.     where the transfer is by operation of law;

iv.      as specified in Section 276(7) of the SFA; or

v.       as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland.

The Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Company or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Ordinary Shares.

United Arab Emirates.

The Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom.

This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Vietnam.

This offering of Ordinary Shares has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Electronic Distribution

In addition to the public offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions and expenses, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the Cboe BZX Exchange listing fee, all amounts are estimates. Amounts are presented in US$.

Estimates
SEC registration fee	$2,500
Cboe BZX Exchange listing fee	50,000
FINRA filing fee	650
Printing and engraving expenses	25,000
Legal fees and expenses	707,628
Accounting fees and expenses	570,000
Total	$1,355,778

These expenses will be borne by us. Underwriting discounts and commissions will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

The Company is being represented by Jun He Law Offices LLC, with respect to legal matters of United States federal securities law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. The Company is being represented by Lawrence Chan & Co. with regard to Hong Kong law. The Company is being represented by Yuan Tai Law Offices with regard to PRC law. Jun He Law Offices LLC may rely upon Conyers Dill & Pearman with respect to all matters governed by Cayman Islands law, and may rely upon Lawrence Chan & Co. with respect to matters governed by Hong Kong law, and may rely upon Yuan Tai Law Offices with respect to matters governed by PRC law. Winston & Strawn LLP is acting as U.S. counsel for the Representative.

EXPERTS

The consolidated financial statements as of September 30, 2023 and 2022 and for the years then ended included herein and in the registration statement have been so included in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of Wei, Wei & Co., LLP is located at 133-10 39th Avenue Flushing, New York 11354.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We anticipate making these documents publicly available, free of charge, on our website at www.cgt-recycle.com and https://cgt-electronics.com as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only. Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

CREATIVE GLOBAL TECHNOLOGY HOLDING LIMITED. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of
Creative Global Technology Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Creative Global Technology Holdings Limited and its subsidiaries (the “Company”) as of September 30, 2023, and 2022, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023, and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP
Flushing, New York
January 16, 2024
PCAOB ID No. 2388

We have served as the Company’s auditor since 2022.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2023 AND 2022

	2023	2022
ASSETS
Current assets:
Cash and equivalents	$4,305,577	$959,300
Prepayments, other receivables and other current assets	762,475	3,238,792
Inventory	5,750,381	3,885,269
Total current assets	10,818,433	8,083,361
Non-current assets:
Property, plant and equipment, net	15,920	19,016
Deferred offering costs	554,220	—
Total non-current assets	570,140	19,016
Total Assets	$11,388,573	$8,102,377

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Tax payable	$1,757,908	$1,080,947
Other payables and accrued liabilities	428,678	9,495
Amount due to a director	—	989,373
Total current liabilities	2,186,586	2,079,815

Non-current liabilities:
Deferred tax liabilities	2,430	3,023
Total non-current liabilities	2,430	3,023
Total liabilities	2,189,016	2,082,838

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER’S EQUITY
Ordinary shares: USD $0.001 par value per share, 500,000,000; 20,000,000 shares issued and outstanding	20,000	20,000
Accumulated other comprehensive income (loss)	6,125	(18,572)
Retained earnings	9,173,432	6,018,111
Total shareholders’ equity	9,199,557	6,019,539
Total liabilities and shareholders’ equity	$11,388,573	$8,102,377

____________

*        Giving retroactive effect to the issuance of ordinary shares which are detailed in Notes 9 and 14.

See accompanying notes to consolidated financial statements.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
YEARS ENDED SEPTEMBER 30, 2023 AND 2022

	2023	2022
Revenues	$50,278,937	$27,859,228
Cost of revenues	(45,309,410)	(23,409,736)
Gross Profit	4,969,527	4,449,492

Operating expenses:
Selling and marketing	(34,132)	(39,615)
General and administrative	(1,141,069)	(368,199)
Total operating expenses	(1,175,201)	(407,814)

Income from operations	3,794,326	4,041,678

Other income, net:
Other income	30,541	34,289
Other expenses	—	(26,688)
Interest income	10,269	16
	40,810	7,617

Income before tax expenses	3,835,136	4,049,295
Income tax	(679,815)	(642,497)
Net income	3,155,321	3,406,798

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	24,697	(21,854)
Total Comprehensive Income	$3,180,018	$3,384,944

Net income per share attributable to ordinary shareholders basic and diluted	$0.16	$0.17
Weighted average number of ordinary shares used in computing net income per share basic and diluted*	20,000,000	20,000,000

____________

*        Giving retroactive effect to the issuance of ordinary shares which are detailed in Notes 9 and 14.

See accompanying notes to consolidated financial statements.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
YEARS ENDED SEPTEMBER 30, 2023 AND 2022

	Ordinary Shares		Accumulated other comprehensive income (loss)	Retained Earnings	Total
	No. of Shares	Amount
Balance as of September 30, 2021	20,000,000	$20,000	$3,282	$2,611,313	$2,634,595
Foreign currency translation adjustment	—	—	(21,854)	—	(21,854)
Net income	—	—	—	3,406,798	3,406,798
Balance as of September 30, 2022	20,000,000	20,000	(18,572)	6,018,111	6,019,539
Foreign currency translation adjustment	—	—	24,697	—	24,697
Net income	—	$—	$—	$3,155,321	$3,155,321
Balance as of September 30, 2023	20,000,000	$20,000	$6,125	$9,173,432	$9,199,557

____________

*        Giving retroactive effect to the issuance of ordinary shares which are detailed in Notes 9 and 14.

See accompanying notes to consolidated financial statements.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2023 AND 2022

	2023	2022
Cash Flows from Operating Activities:
Net income	$3,155,321	$3,406,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,880	4,087
Changes in operating assets and liabilities:
Deferred taxes	(603)	2,082
Prepayments, other receivables and other assets	2,485,935	(1,001,715)
Inventory	(1,865,112)	(808,039)
Other payables and accrued liabilities	419,003	(1,583,251)
Tax payable	673,214	634,526
Net Cash Provided by Operating Activities	4,847,638	654,488

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(3,784)	(17,143)
Net Cash (Used in) Investing Activities	(3,784)	(17,143)

Cash Flows from Financing Activities:
(Repayment)/Advances to/from a director	(992,228)	44,495
Payments for deferred offering costs	(554,022)	—
Net Cash Provided by (Used in) Financing Activities	(1,546,250)	44,495
Effect of Exchange Rate Changes on Cash and Equivalents	21,673	(20,395)
Net Increase in Cash and Equivalents	3,346,277	661,445
Cash and Equivalents, – Beginning of Year	959,300	297,855
Cash and Equivalents – End of Year	$4,305,577	$959,300

See accompanying notes to consolidated financial statements.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(1) Organization and Business Background

On January 11, 2023, CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED (the “Company” or the “Group”) was incorporated in the Cayman Islands, as an exempted company and operates as an investment holding company. The Company is headquartered and with significant operations in Hong Kong. The Company is primarily engaged in sourcing and reselling recycled consumer electronic devices through, CGTHK, the Hong Kong operating entity conducting substantially all of our business operations. CGTHK has been engaged in the business of sourcing pre-owned consumer electronic devices (mainly smartphones, tablets, and laptops) from suppliers in the U.S., Japan, and some other developed countries, pursuant to the orders placed by wholesalers that will sell these goods in Southeast Asia and other areas.

Name	Date of Incorporation or Establishment	Place of Incorporation or Establishment	Percentage of Ownership	Principal Activity
Subsidiary:
Creative Global Technology (BVI) Limited	January 12, 2023	British Virgin Islands	100%	Investment holding
Creative Global Technology Limited	May 17, 2016	Hong Kong	100%	Trading

Group reorganization

Creative Global Technology Holdings Limited is a Cayman exempted company formed on January 11, 2023. In March 2023, CGT Holdings completed a reorganization of its corporate structure. CGT Holdings owns 100% equity interest in Creative Global Technology (BVI) Limited (“CGT BVI”), a BVI holding company formed on January 12, 2023. On March 9, 2023, CGT BVI became the 100% owner of CGTHK.

The consolidated balance sheets as of September 30, 2023 and 2022 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as of the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company is also detailed in the Notes 9 and 14.

(2) Basis of Presentation and Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements (“CFS”) of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company balances, transactions and cash flows are eliminated on consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, useful lives of property, plant and equipment, impairment of long-lived assets, inventory valuation, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes, uncertain tax position and going concern. Actual results could differ from these estimates.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“USD”). The functional currency of its Hong Kong subsidiaries is the Hong Kong dollar (the “HKD”). Results of operations and cash flows are translated at the average exchange rates during the period, and assets and liabilities are translated at the exchange rate at the end of the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

Balance sheet items, except for equity accounts:
September 30, 2023	HKD7.8302 to $1
September 30, 2022	HKD7.8556 to $1

Statement of operations and cash flow items:
September 30, 2023	HKD7.8330 to $1
September 30, 2022	HKD7.8217 to $1

Fair value measurement

The accounting standards regarding fair value (“FV”) of financial instruments and related FV measurements defines financial instruments and requires disclosure of the FV of financial instruments held by the Company.

The accounting standards define FV, establish a three-level valuation hierarchy for disclosures of FV measurements and enhance disclosure requirements for FV measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices, other than those included in Level 1 for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the FV.

The carrying amounts included in current assets and current liabilities in the consolidated balance sheets approximate their FVs because of the short-term nature of such instruments.

The Company values its short-term investment using alternative pricing sources and market observable inputs, and accordingly the Company classifies the valuation techniques that use these inputs as Level 2. This investment has original maturities of less than 1 year and the carrying value approximates its FV.

Cash and equivalents

Cash and equivalents are cash at bank, which are unrestricted as to withdrawal or use, and which have original maturities less than three months.

Prepayments, other receivables and other current assets

Prepayments are cash deposited or advanced to suppliers for future inventory acquisitions. This amount is refundable and bears no interest.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Other receivables and other current assets are short term in nature and primarily include deposits for office rental and. The Company estimates the allowance for other receivable based on historical collection activity, current business environment and forecasts of future macroeconomic conditions that may affect the customers’ ability of payment according to ASC 326. The other receivable was segmented into groups based on certain credit risk characteristics, and the Group determined expected loss rates for each group based on historical loss experience adjusted for judgments about the effects of relevant observable data including default rates, lifetime for debt recovery, current and future economic conditions. No allowance was required as of September 30, 2023 or 2022.

Inventories

Inventories consist principally of pre-owned electronic devices for selling purpose and are stated at the lower of cost (average cost method) or net realizable value. Cost includes freight-in charges, import expenses, and acquisition cost.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation and any impairment losses. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property, plant, and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

The Company depreciates property, plant, and equipment using the straight-line method over their estimated useful lives of the assets with no residual value. as follows:

Furniture and fixtures	4 years
Office equipment	4 years
Devices for rental	4 years

Leases

Before October 1, 2020, we applied ASC 840, “Leases” (“ASC 840”) and each lease is classified at the inception date as either a capital lease or an operating lease.

We adopted ASC 842, “Leases” (“ASC 842”) on October 1, 2020, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. We categorized leases with contractual terms longer than twelve months as either operating or finance lease. The adoption of ASC 842 did not result in recognition of Operating Right-of-use (“ROU”) assets and operating lease liabilities as of October 1, 2020. There was no impact on retained earnings at adoption.

ROU assets represent our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Deferred offering costs

Deferred initial public offering (“IPO”) costs consist of costs incurred in connection with the Company’s planned IPO in the United States. These costs, together with the underwriting discounts and commissions, will be charged to additional paid in capital upon completion of the planned IPO or charged to consolidated statements of operations and comprehensive loss if the planned IPO is not completed.

Other payables and accrued liabilities

Other payables and accrued liabilities primarily include deferred rental income, customers’ deposits, Mandatory Provident Fund payable and other accruals and payables.

Deferred rental income is recognized when a payment is received or a payment is due (whichever is earlier) from a customer before the Company transfers the related goods or services. Deferred rental income is recognized as revenue when the Company performs under the contract (i.e., transfers control of the related goods or services to the customer).

Related parties

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The details of related party transaction during the years ended September 30, 2023 and 2022 and balances as of September 30, 2023 and 2022 are set out in Note 7.

Revenue Recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers, and all subsequent ASUs that modified ASC 606 on October 1, 2020 using the full retrospective method which requires the Company to present the financial statements for all periods as if Topic 606 had been applied to all prior periods. The company derives revenue principally from trading of pre-owned electronic devices and revenue from contracts with customers is recognized using the following five steps:

1.      Identify the contract(s) with a customer;

2.      Identify the performance obligations in the contract;

3.      Determine the transaction price;

4.      Allocate the transaction price to the performance obligations in the contract; and

5.      Recognize revenue when (or as) the entity satisfies a performance obligation.

A contract contains a promise (or promises) to transfer goods or services to a customer. A performance obligation is a promise (or a group of promises) that is distinct. The transaction price is the amount of consideration a company expects to be entitled from a customer in exchange for providing the goods or services.

The unit of account for revenue recognition is a performance obligation (a good or service). A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations are combined with other promised goods or services until the Company identifies a bundle of goods or services that is distinct. Promises in contracts which do not result in the transfer of a good or service are not performance obligations, as well as those promises that are administrative in nature, or are immaterial in the context of the contract. The Company has addressed whether various goods and services promised to the customer represent distinct performance obligations. The Company applied the guidance of ASC Topic 606-10-25-16 through 18 in order to verify which promises should be assessed for classification as distinct performance obligations.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the performance obligation. If a performance obligation is satisfied over time, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that performance obligation. Typically, performance obligation for products where the process is described as below, the performance obligation is satisfied at point in time.

The Company currently generates its revenue from the following main sources:

a.      Wholesale of pre-owned electronic devices

For the wholesale of pre-owned electronic devices, the Company typically signs sales contracts with its customers which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is the delivery of the product to the customer at Company’s inventory warehouse or their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. Typical payment terms set forth in the sales contract is payment in full before delivery.

b.      Retail sales of pre-owned electronic devices

For the retail sales of pre-owned electronic devices s, the customers comes up to the Company’s sales counter and after inspecting the pre-owned electronic devices and accepts the condition of the pre-owned electronic devices, the customers will pay in cash in full and sign the delivery order as evidence for acceptance of goods delivered. The signing of the delivery order serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is the delivery of the product to the customer at Company’s sales counter at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product.

c.      Device rental

The Company provides rental services for electronic devices to customers. The Company will sign rental contract with customers which will set forth the terms and conditions including the transaction price and period, products to be delivered, terms of delivery, and terms of payment. The rental contract is typically less than six months. The terms

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is identified as a single performance obligation where delivery of the finished product to the customer at the location specified by the customer and completed all the services agreed upon in the rental contract. The completion of this earning process is typically evidenced by a written customer acceptance of laptops at the beginning of the rental period and recognized over time on monthly basis during the rental period. The amount of revenue recognized from deferred rental income to the Company’s result of operations can be found in Note 8 below.

Cost of revenues

a.      Cost of wholesale of pre-owned electronic devices

Cost of wholesale of pre-owned electronic devices, which is directly related to revenue generating transactions, primarily consists of acquisition cost and shipping costs.

b.      Cost of device rental

Cost of device rental, which is directly related to revenue generating transactions, primarily consists of depreciation cost of the rental devices.

Selling and marketing expenses

Selling and marketing expenses consist primarily of salaries, promotion expenses and transportation expenses.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including salaries, office rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company follows ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax. Deferred tax liabilities are recognized for all future taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Deferred taxes are charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the consolidated financial statements. The components of comprehensive income (loss) were the net income for the years and the foreign currency translation adjustments.

Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing the net income attributable to the ordinary shareholders by the weighted average number of shares of ordinary share outstanding during the period. Diluted EPS is computed similar to basic EPS except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if the potential ordinary shares had been issued and if the additional ordinary shares were dilutive. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended September 30, 2023 and 2022.

Commitments and contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 replaced the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. In October 2019, the FASB issued ASU No. 2019-10, “Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits, and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. The Company adopted Topic 326 on January 1, 2023. The adoption of the ASU 2016-13 did not have a material impact on our CFS.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional practical expedients to simplify accounting for reference rate reform. Amongst other practical expedients, the update allows for contract modifications due to reference rate reform for certain receivables and debt contracts to be accounted for by prospectively adjusting the effective interest rate. The amendments in this ASU are effective for all entities beginning on March 12, 2020, and companies may elect to apply the amendments prospectively through December 31, 2022. The Company adopted Topic 848 on January 1, 2023. The adoption of the ASU 2020-04 did not have a material impact on our CFS.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(2) Basis of Presentation and Significant Accounting Policies (cont.)

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s CFS.

(3) Prepayments, other receivables and other current assets

Prepayments, other receivables and other current assets consisted of the following as of September 30, 2023, and 2022:

	2023	2022
Deposits and prepayments	$47,437	$26,956
Deposits to vendors	715,038	3,194,524
Government Subsidy	—	17,312
	$762,475	$3,238,792

(4) Inventory

Inventories are stated at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis. Net realizable value is based on estimated selling prices less any estimated costs to be incurred to completion and disposal.

The components of inventories were as follows of September 30, 2023, and 2022:

	2023	2022
Smartphones	$3,623,387	$3,799,483
Tablets	1,114,934	48,401
Laptops and others	1,012,060	37,385
Total inventory, net	$5,750,381	$3,885,269

(5) Property, plant and equipment, net

As of September 30, 2023, and 2022, property, plant and equipment, net consisted of the following:

	2023	2022
Devices for rental	$7,742	7,742
Office equipment	20,191	$16,935
Furniture and fixtures	946	418
Total	28,879	25,095
Less: accumulated depreciation	(12,959)	(6,079)
Property, plant and equipment, net	$15,920	$19,016

No impairment loss was recorded for the years ended September 30, 2023, and 2022.

(6) Leases

Our operating leases primarily consist of leases of offices and storage space. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all the economic benefits from and has the ability to direct the use of the asset. As the leases of offices and storage space are of short-term leases with less than 12 months period, they are exempted from the adoption of ASU No. 2016-02 and related standards (collectively ASC 842, Leases) and thus no operating lease rights of use assets and operating lease obligations are recognized.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(6) Leases (cont.)

As of September 30, 2023 and 2022, operating leases covering our office and storage space of $24,968 and $44,513, respectively will expire within one year.

(7) Related Party Balance and Transactions

Amount due to a director consists of the following as of September 30, 2023, and 2022:

	Nature	2023	2022
Shangzhao (“Cizar”) Hong*	To meet Company’s working capital needs	$—	$989,373

____________

*        Shangzhao (“Cizar”) Hong is a director and the CEO of the Company

The amounts due to a director are unsecured, interest free with no specific repayment terms. The loan as of September 30, 2022 was settled on March 31, 2023. For further details, please refer to Note 12 below.

(8) Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following as of September 30, 2023, and 2022:

	2023	2022
Customers’ deposits	$351,700	$4,583
Deferred rental income	—	2,909
Others	76,978	2,003
Totals	$428,678	$9,495

(9) Shareholder’s equity

Ordinary share

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on January 11, 2023, with an authorized share capital of US$50,000 divided into 50,000 shares of US$1 each. On the date of incorporation, 1 share was allotted and issued to Charlotte Cloete, which was transferred to HSZ Holdings Limited at the consideration of US$1.

On April 11, 2023, the Company’s authorized share capital increased to US$500,000 divided into 500,000 shares of par value of US$1 each; and on April 11, 2023, the Company issued additional 19,999 ordinary shares to HSZ Holdings Limited at par value of US$1 each at a consideration of US$19,999. After the transaction, the Company has 20,000 shares issued and outstanding at par value US$ 1 each.

On April 11, 2023, each of the issued and unissued ordinary shares in the authorized share capital of the Cayman Company with a par value of US$1 each was subdivided into 1,000 shares with a par value of US$0.001 each, as a result, the authorized share capital of the Company became US$500,000 divided into 500,000,000 ordinary shares with a par value of US$0.001 each. Total issued share become 20,000,000 shares at par value US$ 0.001 each.

The Company is authorized to issue one class of ordinary shares.

To effect a public offering of the Company’s ordinary shares, the Company performed a series of re-organizing transactions resulting in 20,000,000 shares of ordinary shares outstanding were retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(10) Income Taxes

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of the Cayman Islands. The Company mainly conducts its operating business through its subsidiary in Hong Kong. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

British Virgin Islands

The Company’s subsidiary incorporated in the British Virgin Islands which is a BVI business company is exempt from all provisions of the Income Tax Act of the British Virgin Islands (including with respect to all dividends, interests, rents, royalties, compensation and other amounts payable by the company to persons who are not persons resident in the British Virgin Islands).

Hong Kong

The Company’s Hong Kong subsidiaries are subject to Hong Kong Profits Tax on their taxable income as reported in their statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. Hong Kong Profits Tax has been calculated at 16.5% and 16.5% of the estimated assessable profit for the years ended September 30, 2023 and 2022. Tax losses, if any, can be carried forward to offset profits in future years until fully absorbed but cannot be carried back.

Significant components of the provisions for income taxes for the years ended September 30, 2023, and 2022 were as follows:

	2023	2022
Provision for Income Taxes
Current Tax Provision Hong Kong	$680,424	$640,396
Deferred Tax (Reversal)/Provision Hong Kong	(609)	2,101
Total Provision for Income Taxes	$679,815	$642,497

During the years ended September 30, 2023, and 2022, the effective income tax rate was estimated by the Company to be 17.7% and 15.9%, respectively.

Management reviews this valuation allowance periodically and will make adjustments as warranted. A summary of the otherwise deductible (or taxable) deferred tax items is as follows as of September 30, 2023, and 2022:

	2023	2022
Deferred tax liabilities
Depreciation expense of property, plant and equipment	$2,430	$3,023
Allowance for inventory	—	—

Less: valuation allowance	—	—
Total deferred tax liabilities	$2,430	$3,023

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(10) Income Taxes (cont.)

Uncertain tax positions

The Company evaluates uncertain tax position including the potential application of interest and penalties based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of September 30, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions.

Taxes payable consist of the following as of September 30, 2023, and 2022:

	2023	2022
Income tax payable – Hong Kong	$1,757,908	$1,080,947
Total tax payable	$1,757,908	$1,080,947

(11) Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company determined that it has only one operating segment.

The following table presents revenue by category for the years ended September 30, 2023 and 2022, respectively:

	2023	2022
Wholesale of pre-owned electronic devices	$50,199,955	$27,646,484
Retail sales of pre-owned electronic devices	73,452	212,555
Device rental	5,530	189
	$50,278,937	$27,859,228

The following table presents revenue by product category for the years ended September 30, 2023 and 2022, respectively:

	2023		2022
Smartphones	$41,104,583	81.8%	$12,682,287	45.5%
Tablets	3,648,756	7.3%	10,198,626	36.6%
Laptops and others	5,525,598	10.9%	4,978,315	17.9%
Total	$50,278,937	100.0%	$27,859,228	100.0%

In the following table, all revenues were derived from Hong Kong.

	2023		2022
	USD	%	USD	%

Hong Kong SAR	$50,278,937	100	$27,859,228	100
Total	$50,278,937	100	$27,859,228	100

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023 AND 2022

(12) Risks and Uncertainties

The Company’s major operations are conducted in Hong Kong. Accordingly, any changes in demand, economic and political developments and regulatory changes in the region will have an effect on the Company’s business, results of operations and financial condition.

Customer concentration risk

For the years ended September 30, 2023 and 2022, customers accounting for 10% or more of total revenue are as follows:

	2023		2022
Customer	USD	%	USD	%
A	$5,748,637	11.4
B	5,554,474	11.1	$5,509,926	19.8
C			6,519,947	23.4
D			4,178,670	15.0

Vendor concentration risk

For the years ended September 30, 2023 and 2022, customer which accounted for 10% or more of total purchases are as follows:

	2023		2022
Vendors	USD	%	USD	%
A	$15,063,407	32.4
B	11,397,173	24.5	$8,025,220	33.9
C	6,682,636	14.4
D			5,519,851	23.3

(13) Capital Commitment

a.      Operating lease commitment

The Company had outstanding commitment on non-cancelable operating leases. The details of operating lease commitments as of September 30, 2023 are set out in Note 6.

(14) Subsequent Event

The Company has assessed all events from September 30, 20223 up through January 16, 2024, which is the date that these CFS are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these CFS.

On December 22, 2023, the Company’s shareholder HSZ Holdings Limited transferred 2,000,000 shares to a new shareholder, namely CHSZ Holdings Limited, which is also 100% owned by Shangzhao (“Cizar”) Hong. Such transfer does not affect the Company’s ultimate controlling stake.

2,000,000 Ordinary Shares

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED

The date of this prospectus is February 16, 2024.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED FEBRUARY 16, 2024

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED

2,000,000 Ordinary Shares

This prospectus relates to the resale of 2,000,000 shares of our ordinary shares, par value $0.001 per share (“Ordinary Shares”) (the “Resale Offering”), by CHSZ Holdings Limited (the “Selling Shareholder”). CGT Holdings will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

Currently, no public market exists for CGT Holdings’ Ordinary Shares. CGT Holdings has reserved the symbol “CGTL” for purposes of listing the Ordinary Shares on the Cboe BZX Exchange and has applied to list its Ordinary Shares on Cboe BZX Exchange. At this time, Cboe BZX Exchange has not yet approved CGT Holdings’ application to list its Ordinary Shares. The offering by the Selling Shareholder is conditioned upon Cboe BZX Exchange’s final approval of CGT Holdings’ listing application. The Selling Shareholder will not make any offers or sales until the Ordinary Shares are listed on Cboe BZX Exchange. We cannot assure you that CGT Holdings’ application will be approved.

Once, and if, there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on Cboe BZX Exchange at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Each of CGT Holdings’ Ordinary Shares is entitled to one vote per share. See “Description of Share Capital” commencing on page 110. CGT Holdings will register its Ordinary Shares under the Securities Exchange Act of 1934, as amended.

CGT Holdings is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements.

After the completion of the Offering and Resale Offering, Mr. Shangzhao (“Cizar”) Hong, CGT Holdings’ Chief Executive Officer, will continue to hold up to 81.82% of CGT Holdings’ Ordinary Shares and 81.82% of CGT Holdings’ voting power. Mr. Hong will have the ability to determine all matters requiring approval by shareholders. CGT Holdings expects to be a “Controlled Company” within the meaning of the corporate governance standards of Cboe BZX Exchange, because, and as long as, Mr. Shangzhao (“Cizar”) Hong holds more than 50% of CGT Holdings’ voting power and has the ability to determine all matters requiring approval by shareholders. For so long as CGT Holdings remains a Controlled Company under that definition, CGT Holdings is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules of Cboe BZX Exchange, including:

•        an exemption from the rule that a majority of CGT Holdings’ board of directors must be independent directors;

•        an exemption from the rule that the compensation of CGT Holdings’ chief executive officer must be determined or recommended solely by independent directors;

•        an exemption from the rule that CGT Holdings’ director nominees must be selected or recommended solely by independent directors.

Investing in CGT Holdings’ Ordinary Shares is highly speculative and involves a significant degree of risk. See “Risk Factors” commencing on page 16 of the Public Offering Prospectus for a discussion of information that should be considered before making a decision to purchase CGT Holdings’ Ordinary Shares.

CGT Holdings is not an operating company but is a Cayman Islands holding company with operations conducted by its wholly owned subsidiary, Creative Global Technology Limited, a Hong Kong company (“CGTHK”), and this structure involves unique risks to investors. Investors in CGT Holdings’ Ordinary Shares are not purchasing equity interests in CGT Holdings’ Hong Kong operating entity but instead are purchasing equity interests in a Cayman Islands holding company. See “Risks Related to Doing Business in Hong Kong — The Hong Kong legal system embodies uncertainties which could negatively affect our listing on Cboe BZX Exchange and limit the legal protections available to you and us.” commencing on page 38.

CGT Holdings conducts substantially all of its operations in Hong Kong through CGTHK. CGT Holdings currently does not have or intend to set up any other subsidiaries or enter into any contractual arrangements to establish a variable interest entity (“VIE”) with any entity in the mainland of China. Hong Kong is a special administrative region of the People’s Republic of China (“PRC”) and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (the “Basic Law”), namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe the laws and regulations of the PRC do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is significant change to current political arrangements between PRC and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the mainland of China, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee, and rules and regulations in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves. If the PRC government intervenes or influences our current and future operations in Hong Kong, the Chinese regulatory authorities could disallow the holding company structure of us, which would likely result in a material change in our operations and a material change in the value of the ordinary shares we are registering for sale, including that it could cause the value of such ordinary shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong” commencing on page 38.

According to the legal opinion of Lawrence Chan & Co., our counsel to Hong Kong law, there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets between CGT Holdings and CGTHK. While there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets between CGT Holdings and CGTHK, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to us, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity (such as our operating subsidiary, CGTHK), such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on CGT Holdings or CGTHK to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of CGTHK to pay dividends or make other distributions to its holding company could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, if CGTHK incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — CGT Holdings is an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, CGT Holdings’ operations are conducted in Hong Kong by one of CGT Holdings’ subsidiaries” commencing on page 38.

We are aware that the PRC government recently initiated a series of statements and regulatory developments to regulate business operations in the mainland of China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Because we conduct substantially all of our businesses in Hong Kong and have no operations in the mainland of China, we do not believe these statements and regulatory developments would apply to us. However, should these statements or regulatory actions apply to us, including our Hong Kong operations, in the future, or if we expand our business operations into the mainland of China in some ways such that we become subject to them to a greater extent, our ability to conduct our business, invest into the mainland of China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted. The failure to comply with these PRC regulations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. In addition, the PRC government has significant authority to intervene or influence the mainland of China or Hong Kong operations of an offshore holding company, such as ours, at any time. These risks, together with uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer CGT Holdings’ Ordinary Shares, result in a material adverse change to our business operations, and damage our reputation, which could cause CGT Holdings’ Ordinary Shares to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in China, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” commencing on page 38.

Lawrence Chan & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, an action can be brought upon a foreign judgment in Hong Kong courts. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In an action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in an action in Hong Kong brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition laws in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to the presence of a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, laying down three forms of behaviors and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an undertaking that directly or indirectly holders a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger, and is therefore not applicable to our business.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by the infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification order, or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations” commencing on page 45.

Operating our business in Hong Kong, we are subject to the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) which sets out the principles that a person who, either alone or jointly with other persons, controls the collection, holding, processing or use of personal data (“Data User”) must follow in any acts concerning information, existing in a form which access to or processing of is practicable, which relates to the Personal Data that can be used to identify a living individual. Alleged failure to comply with applicable laws and regulations regarding data security or failure to protect user privacy, regardless of their validity, may result in negative news or media coverage of our business which may in turn damage our reputation, erosion of customer faith in us and material negative impact on our business, results of operations, and financial condition. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. The PDPO does not prescribe any express remedies regarding an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the PDPO. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations — Personal Data and Privacy Law in Hong Kong” commencing on page 24.

Furthermore, as more stringent criteria have been imposed by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, CGT Holdings’ Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determinations that it was unable to inspect or investigate completely registered public accounting firms headquartered in the mainland of China and Hong Kong, respectively, and identified the registered public accounting firms in the mainland of China and Hong Kong that were subject to such determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in the mainland of China and Hong Kong. According to the PCAOB, its December 2021 determinations under the Holding Foreign Companies Accountable Act (“HFCAA”) remain in effect. The PCAOB was required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. On December 15, 2022, the PCAOB issued a Determination Report determining that the PCAOB secured complete access to inspect and investigate registered public accounting firms headquartered in the mainland of China and Hong Kong and vacating the 2021 Determinations the contrary. But the PCAOB further noted that it would act immediately to consider the need to issue a new determination if the PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access. On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which, among other things, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the Securities and Exchange Commission (“SEC”) must impose an initial trading prohibition on the issuer’s securities from three years to two years. Therefore, once an issuer is identified as a Commission-Identified Issuer for two consecutive years, the SEC is required under the HCFAA to prohibit the trading of the issuer’s securities on a national securities exchange and in the over-the-counter market. As of the date of the prospectus, Wei, Wei & Co., LLP, our auditor, is not identified in the 2021 PCAOB Report as a firm subject to the PCAOB’s determination. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause CGT Holdings’ Ordinary Shares to be delisted from the Cboe BZX Exchange. See “Risk Factors — Risks Related to CGT Holdings’ Ordinary Shares and This Offering — CGT Holdings’ Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting and the cessation of trading of CGT Holdings’ Ordinary Shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment” commencing on page 46.

“We,” “us,” and “the Group” refer to CGT Holdings and its subsidiaries. We currently conduct our business through CGTHK, the Hong Kong subsidiary 100% owned by CGT Holdings.

We mainly conduct our marketing and sales activities through our wholly owned subsidiary in Hong Kong, CGTHK. As a result, almost all of our sales revenues are received by CGTHK. Under the current laws of Hong Kong, except for the requirement of maintaining sufficient fund for CGTHK to remain solvent as a going concern and meet its contractual obligations owed to third parties prohibiting or restricting dividend distributions, CGTHK is not subject to restrictions of distributing funds out of distributable profits to its holding company. Transfers of funds from CGTHK to CGT Holdings are free of restrictions. As of the date of this prospectus, none of CGT Holdings’ subsidiaries has made any dividend payment or distribution to CGT Holdings and CGT Holdings has not made any dividends or distributions to its shareholders. The cash transfer among CGT Holdings and its subsidiaries is typically transferred through inter-company loans. As of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. Other than discussed above, we don’t have any cash management policies that dictate the amount of such funding among our subsidiaries.

Until          , 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade the Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2024.

Until ______, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

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The Offering

Ordinary Shares Offered by the Selling Shareholder	2,000,000 Ordinary Shares
Ordinary Shares Outstanding Before the Offering	20,000,000 Ordinary Shares(1)
Ordinary Shares Outstanding After the Offering	20,000,000 Ordinary Shares(1)
Offering Price

The Selling Shareholder will not make any offers or sales until the Ordinary Shares are listed on Cboe BZX Exchange. Once, and if, CGT Holdings’ Ordinary Shares are listed on the Cboe BZX Exchange and there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Cboe BZX Exchange at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Terms of the offering	The Selling Shareholder will determine when and how it will sell the securities offered in this prospectus.
Use of proceeds

CGT Holdings is not selling any Ordinary Shares covered by this prospectus. As such, CGT Holdings will not receive any of the offering proceeds from the registration of the Ordinary Shares covered by this prospectus.

Risk Factors

Investing in CGT Holdings’ Ordinary Shares involves risks. See “Risk Factors” beginning on page 16 of the Public Offering Prospectus for a discussion of factors you should carefully consider before deciding to invest in CGT Holdings’ Ordinary Shares.

Listing

CGT Holdings has applied to list the Ordinary Shares on the Cboe BZX Exchange. At this time, Cboe BZX Exchange has not yet approved CGT Holdings’ application to list its Ordinary Shares. The offering by the Selling Shareholder is conditioned upon Cboe BZX Exchange’s final approval of CGT Holdings’ listing application. We cannot assure you that CGT Holdings’ application will be approved, and if it is not approved by Cboe BZX Exchange, the Selling Shareholder will not make any offers or sales.

Proposed trading symbol	CGTL
Transfer agent	Vstock Transfer, LLC

____________

(1)      The number of CGT Holdings’ Ordinary Shares outstanding prior to and after the sale of CGT Holdings’ shares in this offering, excludes 2,000,000 Ordinary Shares to be offered by CGT Holdings in a “firm commitment” public offering concurrently herewith.

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USE OF PROCEEDS

CGT Holdings will not receive any of the proceeds from the sale of its Ordinary Shares by the Selling Shareholder. In addition, the Underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholder. The Selling Shareholder will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. CGT Holdings has agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholder.

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SELLING SHAREHOLDER

The Ordinary Shares being offered for resale by the Selling Shareholder consist of a total of 2,000,000 Ordinary Shares. The following table sets forth the name of the Selling Shareholder, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholder, the number of Ordinary Shares that may be sold in this offering by the Selling Shareholder and the number and percentage of Ordinary Shares the Selling Shareholder will own after the offering by the Selling Shareholder. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. CGT Holdings will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)
CHSZ Holdings Limited(1)(2)	2,000,000	10%	2,000,000	0	0%

____________

(1)      Based on 20,000,000 Ordinary Shares issued and outstanding prior to and after the sale of CGT Holdings’ shares in this offering, excludes 2,000,000 Ordinary Shares to be offered by CGT Holdings in a “firm commitment” public offering concurrently herewith.

(2)      On December 27, 2023, HSZ Holdings Limited transferred 2,000,000 ordinary shares to CHSZ Holdings Limited.

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SELLING SHAREHOLDER PLAN OF DISTRIBUTION

CGT Holdings has reserved the symbol “CGTL” for purposes of listing its Ordinary Shares on Cboe BZX Exchange and has applied to list its Ordinary Shares on Cboe BZX Exchange. At this time, Cboe BZX Exchange has not yet approved CGT Holdings’ application to list its Ordinary Shares. The offering by the Selling Shareholder is conditioned upon Cboe BZX Exchange’s final approval of CGT Holdings’ listing application. We cannot assure you that CGT Holdings’ application will be approved, and if it is not approved by Cboe BZX Exchange, the Selling Shareholder will not make any offers or sales. Once, and if, CGT Holdings’ Ordinary Shares are listed on Cboe BZX Exchange and there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on Cboe BZX Exchange at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Selling Shareholder and any of their pledgees, donees, assignees and successors-in-interest may use any one or more of the following methods when disposing of shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholder to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus. The Selling Shareholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of CGT Holdings’ Ordinary Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell CGT Holdings’ Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Shareholder from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The Selling Shareholder reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. CGT Holdings will not receive any of the proceeds from this offering.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%).

The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and Selling Shareholder who is affiliate of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Shareholder” for description of any material relationship that a shareholder has with CGT Holdings and the description of such relationship.

To the extent required, CGT Holdings’ Ordinary Shares to be sold, the name of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The Company is being represented by Jun He Law Offices LLC, with respect to legal matters of United States federal securities law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. The Company is being represented by Lawrence Chan & Co. with regard to Hong Kong law. The Company is being represented by Yuan Tai Law Offices with regard to PRC law. Jun He Law Offices LLC may rely upon Conyers Dill & Pearman with respect to all matters governed by Cayman Islands law, and may rely upon Lawrence Chan & Co. with respect to matters governed by Hong Kong law, and may rely upon Yuan Tai Law Offices with respect to matters governed by PRC law.

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2,000,000 Ordinary Shares

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED

The date of this prospectus is February 16, 2024.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers

CGT Holdings is a Cayman Islands exempted company. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. CGT Holdings’ post-offering articles of association provide for indemnification of its officers and directors for any liability incurred in their capacities as such, except through their own dishonesty, willful negligence or fraud, under which to the fullest extent permissible under Cayman Islands law every director and officer of CGT Holdings shall be indemnified against all actions, proceedings, costs, charges, losses, damages and expenses incurred or sustained by him by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts. Pursuant to the indemnification agreements, the form of which is filed as Exhibit 10.10 to this registration statement, CGT Holdings agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Recent Sales of Unregistered Securities

During the past three years, CGT Holdings has issued the following shares. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of shares.

Securities/Purchaser	Date of Issuance	Number of Securities*	Total Consideration
Ordinary Shares
Charlotte Cloete (subsequently transferred to HSZ Holdings Limited)	11 January 2023	1,000	US$ 1.00
HSZ Holdings Limited	11 April 2023	19,999,000	US$ 19,999

____________

*        Representing the number of shares after the 1:1,000 share subdivision of CGT Holdings’ issued and unissued ordinary shares effected on April 11, 2023.

ITEM 8. Exhibits and Financial Statement Schedules

(a)     Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1***	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2***	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1***	Form of Registrant’s Specimen Ordinary Shares
5.1***	Opinion of Conyers Dill & Pearman as to the legality of the Ordinary Shares being registered
8.1***	Opinion of Conyers Dill & Pearman regarding certain Cayman Island tax matters (included in Exhibit 5.1)
8.2***	Opinion of Lawrence Chan & Co. regarding certain Hong Kong law matters and certain Hong Kong tax matters
10.1***	Employment Agreement by and between the Registrant and Shangzhao (“Cizar”) Hong dated January 11, 2023
10.2***	Employment Agreement by and between the Registrant and Hei Tung (“Angel”) Siu dated January 11, 2023
10.3***	Employment Agreement by and between the Registrant and Hung Leung (“Alan”) Tsang dated January 11, 2023
10.4***	Form Purchase Order between CGTHK and Its Suppliers
10.5***	Form Sales Contract between CGTHK and Its Customers
10.10***	Form of Indemnification Agreement by and between the Registrant and executive officers and directors of the Registrant
10.11***	Form Director Service Agreement
21.1***	List of subsidiaries of the Registrant
23.1*	Consent of Wei Wei & Co. LLP
23.2***	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3***	Consent of Lawrence Chan & Co. (included in Exhibit 8.2)
23.4***	Consent of Frost & Sullivan
23.5***	Consent of Yuan Tai Law Offices
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1***	Form of Code of Business Conduct and Ethics
99.2***	Form of Audit Committee Charter
99.3***	Form of Compensation Committee Charter
99.4***	Form of Nominating and Corporate Governance Committee Charter
99.5***	Consent of Wai Leung Lau
99.6***	Consent of Michael Osofsky
99.7***	Consent of Jingeng Chen
107***	Filing Fee Table

____________

*        Filed herewith

**      To be filed by amendment

***    Previously filed

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, on February 16, 2024.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
By:	/s/ Shangzhao (“Cizar”) Hong
Name:	Shangzhao (“Cizar”) Hong
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of Creative Global Technology Holdings Limited hereby constitutes and appoints Shangzhao (“Cizar”) Hong, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form F-1 of Creative Global Technology Holdings Limited and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Shangzhao (“Cizar”) Hong	Chief Executive Officer, Director and Chairman of the Board	February 16, 2024
Shangzhao (“Cizar”) Hong	(principal executive officer)
/s/ Hei Tung (“Angel”) Siu	Chief Operation Officer	February 16, 2024
Hei Tung (“Angel”) Siu
/s/ Hung Leung (“Alan”) Tsang	Chief Financial Officer	February 16, 2024
Hung Leung (“Alan”) Tsang	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Creative Global Technology Holdings Limited has signed this registration statement on February 16, 2024.

Authorized U.S. Representative
Cogency Global Inc.
/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.